SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM SB-2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PROLINK HOLDINGS CORP.
(Name of Small Business Issuer in Its Charter)

Delaware	3990	30-0280392

(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
410 South Benson Ln., Chandler, Arizona 85224
(480) 961-8800
(Address and Telephone Number
of Registrant’s Principal Executive Offices)

Lawrence D. Bain, President and CEO
PROLINK HOLDINGS CORP.
410 South Benson Ln., Chandler, Arizona 85224
(480) 961-8800
(Name, Address and Telephone Number
of Agent for Service)
With copies to:
MINTZ LEVIN COHN FERRIS GLOVSKY AND POPEO, P.C.
Chrysler Center, 666 Third Avenue, New York, New York 10017
Attention: Kenneth Koch, Esq.

Approximate date of proposed sale to the public: From time to time after the date this registration statement becomes effective.
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐
CALCULATION OF REGISTRATION FEE

Proposed
		maximum	Proposed maximum
Title of each class of securities to	Amount to be	offering price	aggregate offering	Amount of
be registered	registered(1)	per unit(2)	price(2)	registration fee(2)
Common stock, par value $0.0001	13,283,248	$1.50	19,924,872	2,131.96

(1)	Of these shares, 8,450,800 are currently unissued shares to be offered for resale by selling stockholders following issuance upon conversion of the outstanding shares of Series C Convertible Preferred Stock, $0.001 par value, and 4,832,448 are currently unissued shares to be offered for resale by selling stockholders following issuance upon exercise of outstanding warrants. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon exercise of the warrants, as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, and based on the average of the high and low prices of the Registrant’s Common Stock reported on the OTC Electronic Bulletin Board on February 5, 2007.
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated February 9, 2007
PROSPECTUS
PROLINK HOLDINGS CORP.
13,283,248 Shares of Common Stock
     This prospectus relates to the sale or other disposition of up to 13,283,248 shares of our common stock. Of these shares, 8,450,000 represent shares issuable upon the conversion of our Series C Convertible Preferred Stock, and 4,832,448 shares represent shares of our common stock issuable upon the exercise of common stock purchase warrants, all of which were issued to investors in private placements on January 8, 2007 and January 23, 2007.
     For a list of the selling stockholders, please refer to the “Selling Stockholders” section of this prospectus. The shares may be offered from time to time by the selling stockholders. All expenses of the registration incurred in connection herewith are being borne by us, but any brokers’ or underwriters’ fees or commissions will be borne by the selling stockholders. We will not receive any proceeds from the sale of the shares by the selling stockholders.
     The selling stockholders have not advised us of any specific plans for the distribution of the shares covered by this Prospectus, but it is anticipated that such shares will be sold from time to time primarily in transactions, which may include block transactions, on any stock exchange, market or trading facility on which our common stock is then traded at the market price then prevailing, although sales may also be made in negotiated transactions or otherwise. The selling stockholders and the brokers and dealers through whom sale of their shares may be made may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, and their commissions or discounts and other compensation may be regarded as underwriters’ compensation. See the “Plan of Distribution” section of this prospectus.
     Our common stock trades under the symbol “PLKH.OB” on the OTC Electronic Bulletin Board. We formerly traded under the symbol “AGMN” prior to our name change in January 2006.
     Our principal executive offices are located at 410 South Benson Ln., Chandler, AZ 85224, and our telephone number at such address is (480) 961-8800.
     YOU SHOULD CONSIDER CAREFULLY THE RISKS ASSOCIATED WITH INVESTING IN OUR COMMON STOCK. BEFORE MAKING AN INVESTMENT, PLEASE READ THE “RISK FACTORS” SECTION OF THIS PROSPECTUS, WHICH BEGINS ON PAGE 4.
          NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
THE DATE OF THIS PROSPECTUS IS                     , 2007.

PROSPECTUS SUMMARY
     The following is only a summary. You should read this entire prospectus, especially the section entitled “Risk Factors” starting on page 4, and our current public information, including the financial statements and the other documents to which we may refer you as described under the caption “Where you Can Find More Information” on the inside back cover of this prospectus, before deciding whether to purchase the common stock offered in this prospectus.
Our Business
     For purposes of the discussion contained in this section, the use of “we,” “our” or “us” is meant to include ProLink Holdings Corp. and its operating subsidiary ProLink Solutions, LLC. When “ProLink” is used alone, it is meant to refer to ProLink Solutions, LLC only.
     Company History. ProLink was formed in January 2004 when investors contributed $4.6 million and two competitors, ProLink, Inc. and ParView, Inc. contributed assets to ProLink and ProLink assumed certain selected liabilities in exchange for all of its membership interests. Both ProLink, Inc. and ParView, Inc. sold GPS systems and golf course management systems to golf courses. At the time of the formation of ProLink, ProLink either acquired the intellectual property of both predecessor companies outright or licensed that intellectual property on an exclusive basis in perpetuity and received all of the operating assets of both companies. Subsequently, ProLink also obtained the rights to certain lease residuals and all of the intellectual property from ProLink, Inc. and ParView, Inc.
     On December 23, 2005, we entered into a Contribution Agreement with ProLink, pursuant to which we acquired substantially all (approximately 98.5%) of the membership interests of ProLink through the contribution of such outstanding membership interests by the members of ProLink to us. For accounting purposes this was treated as a reverse merger. Subsequent to fiscal 2005, we also obtained the balance of the membership interests of ProLink not assigned to us at closing as a result of the purchase of certain assets from the bankruptcy estate of ParView, Inc.
     On January 11, 2007, we purchased substantially all of the operating assets of ScoreCast, Inc., including ScoreCast Tournament Scoring software that was jointly developed with The Professional Golfers Association of America.
     Business. Our business involves the design, manufacture, maintenance and sale of GPS golf course management systems and software to golf course owners and operators worldwide, the sale of advertising space on the screens of the systems that we sell, and the brokering and remarketing of the financing of the systems that we sell and other capital equipment for our golf course partners. We are focused on continual software and hardware improvements of our products in order to provide a state of the art, comprehensive turnkey golf course integrated information management system and solution, emphasizing enhancement of the game and providing a platform technology that links directly to the golfing public.
     Our Systems. The market for our GPS systems is currently estimated to include 43,000 golf courses globally with 16,800 of those in the United States. We estimate that 9,500 of the domestic courses fit the current GPS market profile, translating into a $2.0 billion opportunity in the United States alone. We estimate that the worldwide opportunity exceeds $4.0 billion. The growth rate of GPS system installations at golf courses has been increasing over recent years. We believe that the target profile for GPS golf course management systems, and therefore our target markets, will expand as GPS systems gain wider acceptance with course owners and golfers. For courses outside of our current market profile, we can offer refurbished systems at slightly reduced pricing as systems are returned to us at the end of current leases, therefore creating wider market acceptance. For golfers, we continually seek to provide greater functionality and convenience options to drive greater acceptance.
     Each of our systems is composed of a base station located in a golf course’s pro shop (consisting of an antenna, base radio and computer hardware), a video display unit, or VDU, on each golf cart on the course and associated mounting hardware for the VDU consisting of either mounting brackets or a purpose-built roof for the golf cart depending on the product. We currently sell two lines of products, ParView® and ProLink® under the trademarks ProStar and GameStar, respectively. There are two sizes of VDU’s within the GameStar product line, 7” and 10” and only 10” within the ProStar product line. Both lines are similar in their presentation of information to the golfer and the golf course but are sold at differing price points creating a complete portfolio of offerings for our different target customers.
     Advertising. Our systems have communication potential for advertisers to reach golfers. As a continuous visual reference point utilized during the entire four and a half hour period that an 18-hole round typically takes to play, the cart display provides an opportunity to deliver non-obtrusive advertising messages through an interactive media tool. With little other outside distraction other than the golf game itself, advertisers are able to maximize their exposure in an otherwise private environment. Each advertisement stays in front of the golfer for a period of five to 14 minutes at a time providing unmatched “stickiness”.
     Our systems are the only true international network with installations around the globe providing advertisers the opportunity to deliver their message in a series of advertisements during a round of golf to the extremely attractive golf demographic not generally accessible to the advertiser on a direct basis. Late in 2005, we achieved what we believe is a critical mass of installed base in order to launch a successful national program for advertisers. In 2006, we completed two beta tests of national advertising programs with a domestic car manufacturer and for a well-known cable television program. Independent research firm analysis of the results determined that the programs had a great attraction for the advertiser including high brand recognition.
     In late 2006, we launched ProLink Media, a new division that will exploit the advertising opportunities on our systems by assisting courses in obtaining national and local advertising clients within the subject courses’ local market or DMA. In exchange for our assistance in such a program, we charge a set-up fee and divide the remaining net revenue obtained from advertising clients, generally on an equal basis. To date, ProLink Media has secured advertising contracts with a number of advertisers on a national basis and has seen success in local markets, or DMA’s, as well. We have hired an experienced advertising professional, Chris Wightman, to run this division and we have hired five advertising sales representatives in DMA’s throughout the United States to exploit this opportunity. Although we are active in soliciting new national advertisers, we still consider this an emerging market and a new advertising medium and believe that broad acceptance as a viable advertising alternative will take time to develop fully, but we have been encouraged by our early successes.
     During the display design process, we reserve specific areas of the display to help create an inventory of logical locations that can be sold to advertisers on a local, regional and national basis, allowing advertisers the ability to target their specific audience. Advertising is purchased on a hole-by-hole basis, and may be constructed to evoke a response that can trigger direct communication with the golfer, a merchandise coupon or an instant nationwide demographic inquiry. With limited incremental infrastructure cost to our network, the revenue and the profit potential of advertising could exceed the net proceeds provided by the sale of course management systems and could provide an ongoing and separate revenue stream. To date, we have received no substantial financial benefits from the advertising program. However, the advertising program is designed to augment course revenue for our golf course partners based on the number of rounds delivered. Thus, a viable advertising program benefits our sales cycle and further reduces sales resistance as the net cost of a system to the golf course customers is reduced.
     Service and Maintenance. We have over approximately 36,000 units in operation on approximately 500 golf courses domestically. We provide service and maintenance to our domestic customers directly through a centralized tier one and tier two Customer Support Center and a regional account structure with Regional Service Managers (RSMs) located strategically throughout the United States. The RSMs each manage a group of Regional Service Technicians (RSTs) who provide local golf course support including installation and training, scheduled preventative maintenance and repair, periodic retraining and onsite emergency service. All golf course service requests are initiated through the Customer Support Center and are electronically managed and tracked from initiation through closure. Other than Japan, we do not provide service to customers of our international distributors. However, on occasion at the request and at the expense of such distributors, we may render service and installation assistance to our international distributors. To date this assistance has not been material.
     Further, we have assembled multiple systems and tools for training, installing and monitoring all generations of our course management systems. A web-based framework, including its Rapid Server course accounting and maintenance system, a proprietary, state-of-the-art customer resource database (called Alice) and several internal “help” websites allow us to constantly monitor all areas of our installed systems remotely. Problems can be addressed proactively from detailed cart diagnostic and course management data that is gathered on a real-time basis. These systems have been designed to improve all segments of customer and equipment service by providing a preemptive awareness and an automated information repository resulting in minimal downtime of systems or individual units and the day-to-day simplification of otherwise complicated technology for our customers. These capabilities have allowed us to manage our growing number of service contracts with increased effectiveness and efficiency.
     We receive all of the maintenance fees monthly on fixed leases. We generally receive the maintenance fees on pay-for-play transactions based upon the actual number of rounds played at each of the courses. At the end of all leases, we have the right to purchase the used equipment for $1.00. This right is referred to as the lease residual interest.
     However, we have an agreement with a financial institution, to which we no longer place leases, that requires certain maintenance fees on pay-for-play transactions to be held by the financial institution to fund a reserve until a maximum reserve amount has been accumulated. The maximum reserve amount is equal to the limited guarantee that we have provided on pay-for-play transactions to the financial institution and has been fully reserved in our financial statements. All revenues generated from pay-for-play transactions in excess of debt service (the amount needed to repay the leasing company its capitalized cost plus a return) and maintenance and administration fees, are shared by the financial institution and us. Our share in the excess revenues ranges from 50% to 90% depending upon the agreement with each financial institution.
     Financing. Our golf course customers often require financing in order to acquire our systems whether through outright purchase or leasing. In the past we have utilized third-party funding sources for all of the financing required by our customers, including the processing of paperwork and credit decisions. We have recently initiated ProLink Capital as a means of bringing a portion of the financing function in-house so that we can provide a one stop source for systems and the financing for them. We have attracted a number of financing sources, and we expect to continue to add financing sources in the future, in order to satisfy the growing base of customers that require financing. Through ProLink Capital we are able to offer financing from these sources for all capital equipment needs of our golf course customers including course redesign and construction, turf equipment, and telecommunications equipment.

The Offering

Securities Offered	13,283,248 shares of our common stock, consisting of 8,450,800 shares issuable to selling stockholders upon conversion of our outstanding Series C Convertible Preferred Stock, $0.001 par value per share, and 4,832,448 shares issuable to selling stockholders upon exercise of outstanding warrants.

Use of Proceeds	We will not receive any of the proceeds from the sale of the common stock offered by the selling stockholders.

Risk Factors	The securities offered hereby involve a high degree of risk. See “Risk Factors.”

Offering Price	All or part of the shares of common stock offered hereby may be sold from time to time in amounts and on terms to be determined by the selling stockholders at the time of sale.

OTCBB Trading Symbol	“PLKH.OB”
RISK FACTORS
     Investing in our stock is highly speculative and risky. You should be able to bear a complete loss of your investment. Before making an investment decision, you should carefully consider the following risk factors in conjunction with any other information included or incorporated by reference in, including in conjunction with forward-looking statements made herein. If any event or circumstance described in the following risk factors actually occurs, it could materially adversely affect our business, operating results and financial condition. The risks and uncertainties described below are not the only ones, which we face. There may be additional risks and uncertainties not presently known to us or those we currently believe are immaterial which could also have a negative impact on our business, operating results and financial condition.
Risks Related To Our Business
A material level of our revenues are generated through sales to our international distributor in Europe and the Middle East.
     In 2005, 11.9% of our revenues, and in the nine month period ended September 30, 2006, 27.7% were generated through sales to Elumina Iberica S.A., our European and Middle Eastern Distributor. We expect that this percentage will grow in 2007. Should Elumina, for whatever reason, cease to operate or operates at a level below expectations, our results of operations will be adversely affected. In addition, we extend credit terms to Elumina on certain sales. Should Elumina not pay the amounts owed when due, we could suffer cash flow issues and our operations in general would be adversely affected.

We depend on licensed technology from third parties and our failure to maintain these licenses would adversely affect us.
     We utilize a variety of technologies in our business. In some situations, we do not own the patents or copyrights for the technology we utilize. Instead, we license or outsource certain technology integral to our business from third parties, including Microsoft Corporation and Optimal Golf Solutions, Inc. Our commercial success will depend in part on our maintenance of these licenses and on this licensed technology not infringing on the proprietary rights of others and not breaching other technology licenses that cover the technology we use in our business. It is uncertain whether any third-party patents will require us to utilize or develop alternative technology or to alter our business plan, obtain additional licenses, or cease activities that infringe on third-parties’ intellectual property rights. Our inability to maintain or acquire any third party licenses, or to integrate the related third-party products into our business plan, could result in delays in development unless and until equivalent products can be identified, licensed, and integrated. Existing or future licenses may not continue to be available to us on commercially reasonable terms. Litigation, which could result in substantial cost to us, may be necessary to enforce any patents licensed to us or to determine the scope and validity of third-party obligations.
We may be unable to effectively protect or retain our intellectual property, which would negatively affect our ability to compete.
     We believe that the protection of our intellectual property rights will continue to be important to the success of our business. We rely on a combination of patent, copyright, trademark and trade secret laws and restrictions on disclosure to protect our intellectual property rights. We also enter into confidentiality or license agreements with our employees, consultants and business partners, and control access to and distribution of our documentation and other proprietary information. Despite these efforts, unauthorized parties may attempt to copy or otherwise obtain and use our proprietary technology. Monitoring unauthorized use of our technology is difficult, and we cannot be certain that the steps we have taken will prevent unauthorized use of our technology, particularly in foreign countries where the laws may not protect our proprietary rights as fully as do the laws of the U.S. Many U.S. companies have encountered substantial infringement problems in foreign countries. We hold certain international patents. We cannot be certain that patents would protect or benefit us or give us adequate protection from competing products. For example, issued patents may be circumvented or challenged and declared invalid or unenforceable. We also cannot be certain that others will not develop our unpatented proprietary technology or effective competing technologies on their own. Patents we currently own are subject to continued debt payments on a note that provided for the purchase of the patents and we may lose the patent ownership if we default on future debt payments.
Our efforts to enforce and defend our intellectual property may cause us to become involved in costly and lengthy litigation, which could seriously harm our business.
     In recent years, there has been significant litigation in the United States involving patents, trademarks and other intellectual property rights. We may become involved in litigation in the future to enforce and defend our intellectual property rights or to determine the scope and applicability of the proprietary rights of others. Legal proceedings could subject us to significant liability for damages or invalidate our intellectual property rights. Any litigation, regardless of its outcome, would likely be time consuming and expensive to resolve and would divert management’s time and attention. Any potential intellectual property litigation also could force us to take specific actions, including:
•	pay damages to the party claiming infringement;

•	cease selling our products that use the challenged intellectual property;

•	obtain from the owner of the infringed intellectual property a license to sell or use the relevant technology or trademark, which license may not be available on reasonable terms, or at all; or

•	redesign those products that use infringing intellectual property or cease to use an infringing trademark.
     In November 2005, a suit was filed against us and our European distributors, Elumina Iberica Limited and Elumina Iberica S.A., in the Patents County Court in the UK by GPS Industries, Inc. (“GPSI”), a competing company. The suit alleged that we infringed on certain international patents owned or controlled by GPSI on systems sold in the United Kingdom. The alleged infringed patents relate to the use of differential GPS in connection with golf courses and covers both system and process claims. On October 25, 2006, ProLink Solutions and the Elumina entities entered into a Settlement Agreement, which includes a License Agreement, with GPSI pursuant to which the parties agreed to settle this action, however, we may become involved in litigation in the future to enforce and defend our intellectual property rights or to determine the scope and applicability of the proprietary rights of others. For further information regarding the Settlement Agreement, please refer to the section entitled “Legal Proceedings.”
We rely on technological development and we risk possible technological obsolescence.
     Our business is dependent upon utilization of changing technology. Our ability to adapt to evolving technologies, obtain new technology and maintain technological advantages will be important to our future success. As new technologies develop, one or more of the technologies we currently utilize or implement may become obsolete or competitive pressures may force us to implement such new technologies at substantial cost. There can be no assurance that we will be able to successfully utilize, or expend the financial resources necessary to acquire new technologies, or that others will not either achieve technological expertise comparable to or exceeding that of our Company or that others will not implement new technologies before us. In such cases, our business, financial condition and results of operations could be materially adversely affected.
We depend on sole source and limited source suppliers for certain key components, and if we are unable to buy these components on a timely basis, our inability to deliver our products to our customers in a timely manner may result in reduced revenue and lost sales.
     At current sales levels we purchase several component parts from sole source and limited-source suppliers. As a result, if our suppliers receive excess demand for their products, we may receive a low priority for order fulfillment as large-volume customers will receive priority. If we are delayed in acquiring components for our products, the manufacture and shipment of our products also will be delayed. Lead times for ordering materials and components vary significantly and depend on factors such as specific supplier requirements, contract terms, the extensive production time required and current market demand for such components. Some of these delays may be substantial. If we underestimate our component requirements, we will have inadequate inventory, which will delay our manufacturing and render us unable to deliver products to customers on desired delivery dates. If we are unable to obtain a component from a supplier or if the price of a component has increased substantially, we may be required to manufacture the component internally, which will also result in delays. Manufacturing delays could negatively impact our ability to sell our products and could damage our customer relationships.

Our fixed costs may lead to operating results below analyst or investor expectations if our revenues are below anticipated levels, which could adversely affect the market price of our common stock.
     A significant percentage of our expense, particularly personnel and facilities costs, are relatively fixed and based in part on anticipated revenue levels. Significant revenue shortfalls in any quarter may cause significant declines in operating results since we may be unable to reduce spending in a timely manner.
     Quarterly operating results that are below expectation of public market analysts could adversely affect the market price of our common stock. Factors that could cause fluctuations in our operating results include the following:
•	Economic conditions, which may affect our customers’ and potential customers’ budgets for GPS technology expenditures;

•	The timing of orders and longer sales cycles;

•	The timing of GPS system implementations, which are highly dependent on customer discretion; and

•	The timing and market acceptance of new products or product enhancements by either us or our competitors.
     Because of these and other factors, we believe that period-to-period comparisons of our results of operations are not necessarily meaningful.
A significant manufacturing defect could adversely affect us.
     We enter into Service Agreements with all of our golf course customers. If we were to experience a significant manufacturing defect, our costs of service would significantly increase, our service revenues would decline, and our reputation in the market would suffer.
Any acquisitions we make could disrupt our business and harm our financial condition.
     From time to time, as part of our corporate strategy, we may review opportunities to acquire other businesses or technologies that would complement our current products, expand the breadth of our markets or enhance our technical capabilities. As a company, we have limited experience in making acquisitions. We have recently announced the acquisition of substantially all of the operating assets of ScoreCast, Inc. and the entry into a letter of intent to acquire our European distributor Elumina. Acquisitions, especially international acquisitions like our proposed purchase of Elumina, entail a number of risks that could materially and adversely affect our business, operating results and financial condition including:
•	problems integrating the acquired operations, technologies or products with our existing business and products;

•	potential disruption of our ongoing business and distraction of our management;

•	difficulties in retaining business relationships with suppliers and customers of the acquired companies;

•	difficulties in coordinating and integrating overall business strategies, sales and marketing, and research and development efforts;

•	the maintenance of corporate cultures, controls, procedures and policies;

•	risks associated with entering markets in which we lack prior experience;

•	the potential loss of key employees; and

•	unidentified issues not discovered in our due diligence process, including product quality issues and legal contingencies.
     Should we issue our common stock or other equity related purchase rights as consideration in an acquisition, current stockholders’ percentage ownership and earnings per share may become diluted.
Our customers have significant capital requirements.
     Generally, financing is required by our domestic customers to fund the acquisition of our equipment. We have initiated efforts, under the ProLink Capital brand, to bring the financing process in-house to provide a smoother, more efficient financing process for our golf course customers. We have been successful to date in drawing financing sources to ProLink Capital to provide third-party equipment leasing to our customers. However, no assurances can be given as to the availability or terms of any financing provided by such sources or otherwise that may be required or that financing will continue to be available at all under third-party equipment leasing facilities. In the event such capital resources are not available to our customers, our selling activities may be curtailed.
We may have difficulty managing any future growth and the related demands on our resources and may have difficulty in achieving future growth.
     We expect to experience rapid growth through market penetration and expansion in the foreseeable future. Any future growth may place a significant strain on our financial, technical, operational and administrative resources. Our ability to grow will depend upon a number of factors, including our ability to identify and acquire new sales and marketing personnel, our ability to continue to retain and attract skilled technical personnel, the success of our technology and access to capital. There can be no assurance that we will be successful in achieving growth or any other aspect of our business strategy.
Our mix of products and services could have a significant effect on our financial condition, results of operations and the market price of our common stock.
     The gross margins for our products and services can vary considerably. Sales of used products generally yield higher gross margins than the sale of new products or services. If the mix of our products and services in any given period does not match our expectations, our results of operations and the market price of our common stock could be significantly affected.
We face risks associated with our international operations that could harm our financial condition and results of operations.
     A growing percentage or our revenues have been generated by sales to our international distributors, and our future growth rates and success are in part dependent on our continued growth and

Management changes.
     The success of our business has been and will continue to be highly dependent upon our executive officers. Our senior management team is relatively new, all joining within the last two years, including Lawrence Bain, our Chief Executive Officer, Danny Lam, President of ProLink Capital, Chris Wightman, President of ProLink Media, and Michael S. Browne, our Chief Financial Officer. There can be no assurance that these individuals will remain with us and we do not currently have employment agreements in place with any of our senior management. The loss of the services of any of our executive officers could have a materially adverse effect upon our business and development. Our continued growth also depends upon our ability to attract and retain additional skilled administrative, sales, and technical personnel. Competition for such persons is intense, and we may not be successful in recruiting and retaining such personnel.
Concentration of stock ownership and control.
     Mr. Steven Fisher, the Chairman of our Board of Directors, directly or indirectly controls 7,987,341 shares, including shares underlying currently exercisable common stock purchase warrants, or approximately 21.6% of our currently outstanding common stock. Mr. Robert Ellin and Mr. Jay Wolf, both members of our Board of Directors, directly or indirectly control 6,885,437 shares, or approximately 18.2% of our currently outstanding common stock. Mr. Lawrence D. Bain, a member of our Board of Directors and our CEO directly controls 3,646,149 shares, including shares underlying currently exercisable common stock options, or approximately 9.2% of our currently outstanding common stock. As a result, Messrs. Fisher, Ellin, Wolf and Bain will possess significant influence over us. The share ownership and control may have the effect of impeding a merger, consolidation, takeover, or other business combination involving us, or discouraging, delaying, or preventing a potential acquirer from making a tender offer or otherwise attempting to obtain control of us.
Implementation of new ERP system.
success in international markets. We have relationships with distributors covering territories including the UK, Spain and Europe as a whole, South Africa, Australia, Malaysia and China. Our results of operations and the market price of our common stock could be significantly affected by the performance and financial condition of our distributors including the availability of financing for the purchase of our systems. As is the case with most international operations, the success and profitability of these operations are subject to numerous risks and uncertainties that include, in addition to the risks our business as a whole faces, the following:
•	Difficulties and costs of staffing and managing foreign operations;

•	Differing regulatory and industry standards and certification requirements;

•	The complexities of foreign tax jurisdictions;

•	Reduced protection for intellectual property rights in some countries;

•	Currency exchange rate fluctuations; and

•	Import or export licensing requirements.

     We implemented a new ERP system in early 2006 to better enable us to track multiple functions including accounting, service and maintenance and call center information. Although the roll out of the system is still in progress and many competencies still require activation, we are currently live on the system. Improper implementation from this point forward may have an adverse impact on our result of operations. This system designed by Microsoft and Iteration2 is requiring significant resources to fully support the roll out of this system. All of our departments have a major role in providing input to this critical project. This input draws on the focus of department heads and personnel during this phase and will continue to cause disruption to the business into 2007 if we fall behind our timelines.
Competition.
     We have two major competitors, UpLink Corporation and GPS Industries, Inc. If Uplink is able to leverage its relationship with Club Car successfully it may reduce the competitive edge that we may have had in the past through our relationship with E-Z-Go. GPS Industries has recently announced the infusion of a material amount of capital. Although we believe that this capital will be insufficient to maintain a material competitive advantage over us, GPS Industries could utilize this capital to offer its systems at cost or below cost which would damage the overall market. Our inability to compete successfully would have a material adverse effect on our business, operating results and financial condition.
General economic conditions.
     As with any company, our success depends in part on general economic conditions, including consumer confidence, inflation, interest rates and the level of unemployment or any impact on general economic conditions caused by future terrorist activities. Future trends in economic conditions are impossible to predict. We cannot predict the long-term impact of these events on the economy or our company. Continuing negative impacts of these events or an unfavorable change in economic conditions could have a material adverse effect on our business, financial condition, and results of operation.
Risks Related to Our Common Stock
We do not intend to pay cash dividends.
     We have never paid cash dividends on our common stock and do not intend to do so in the foreseeable future.
You will experience future dilution upon the exercise of outstanding warrants and options.
     As of February 6, 2007, there are options granted or available to be granted to acquire 15,000,000 shares of our common stock, of which 9,639,155 options are outstanding. In addition, there are various warrants outstanding that have been previously issued to acquire 9,791,574 of our common stock. Exercise of such options or warrants will result in further dilution.
     Sales of additional common stock and securities convertible into our common stock may dilute the voting power of current holders.
     We may issue equity securities in the future whose terms and rights are superior to those of our common stock. Our certificate of incorporation authorizes the issuance of up to 10,000,000 shares of preferred stock. These are “blank check” preferred shares, meaning our board of directors is authorized to designate and issue the shares from time to time without stockholder consent. We currently have 1,142 shares of our Series C Preferred Stock outstanding that are currently convertible into 8,450,802 shares of our common stock. We do not currently intend to issue any more shares of preferred stock in the foreseeable future. Any shares of preferred stock that may be issued in the future could be given voting and conversion rights that could dilute the voting power and equity of existing holders of shares of common stock and have preferences over shares of common stock with respect to dividends and liquidation rights.
     Our common stock has very little trading volume and has experienced and may continue to undergo extreme market price and volume fluctuation.
     Stock markets in general and the NASDAQ Stock Market in particular, have experienced extreme price and volume fluctuations, particularly in recent years. Broad market fluctuations of this type may adversely affect the market price of our common stock. The stock prices for many companies in the technology sector have experienced wide fluctuations that often have been unrelated to their operating performance. The market price of our common stock has experienced and may continue to undergo extreme fluctuations due to a variety of factors, including:
•	General and industry-specific business, economic and market conditions;

•	A small market float as a result of a large amount of our common stock held by our affiliates being subject to restrictions on resale pursuant to the federal securities laws;

•	Actual or anticipated fluctuations in operating results, including those arising as a result in any impairment of intangible assets;

•	Changes in, or our failure to meet, analysts’ estimates or expectations;

•	Public announcements concerning us, including announcements of litigation, our competitors or our industry;

•	Introduction of new products or services or announcements of significant contracts by us or our competitors;

•	Acquisitions, strategic partnership, joint ventures or capital commitments by us or our competitors;

•	Adverse developments in patent or other proprietary rights; and

•	Announcements of technological innovations by our competitors.
FORWARD-LOOKING STATEMENTS
     The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. This document contains forward-looking statements, which reflect the views of our management with respect to future events and financial performance. These forward-looking statements are subject to a number of uncertainties and other factors that could cause actual results to differ materially from such statements. Forward-looking statements are identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “plans,” “projects,” “targets” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which are based on the information available to management at this time and which speak only as of this date. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a discussion of some of the factors that may cause actual results to differ materially from those suggested by the forward-looking statements, please read carefully the information under “Risk Factors” beginning on page 4.
     The identification in this document of factors that may affect future performance and the accuracy of forward-looking statements is meant to be illustrative and by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. You may rely only on the information contained in this prospectus.
     We have not authorized anyone to provide information different from that contained in this prospectus. Neither the delivery of this prospectus nor the sale of common stock means that information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful.
USE OF PROCEEDS
     We will not receive any proceeds from the sale or other disposition of the common stock covered hereby by the selling stockholders pursuant to this prospectus. However, we may receive the sale price of any common stock we sell to the selling stockholders upon exercise of the warrants. If all warrants included in this prospectus are exercised for cash (and not pursuant to the cashless exercise feature included in the warrants), the total amount of proceeds we would receive is $1,350,005. We expect to use the proceeds we receive from the exercise of warrants, if any, for general working capital purposes. We will pay the expenses of registration of these shares, including legal and accounting fees.
MARKET PRICE OF COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
Market Information
     Our common stock trades under the symbol “PLKH.OB” on the OTC Electronic Bulletin Board. We formerly traded under the symbol “AGMN” prior to our name change in January 2006. The following table shows, for the calendar quarters indicated, the high and low bid prices per share for our common stock as reported on the OTC Electronic Bulletin Board. Such quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

	Common Stock
	2004		2005		2006
	High Bid	Low Bid	High Bid	Low Bid	High Bid	Low Bid
First quarter	$5.00	$0.60	$6.00	$1.55	$2.02	$1.45
Second Quarter	$6.00	$2.00	$5.00	$1.25	$2.30	$1.20
Third Quarter	$9.75	$2.74	$1.75	$0.80	$1.70	$1.42
Fourth Quarter	$6.50	$3.50	$1.90	$0.95	$1.60	$1.30
     As of February 6, 2007, we had 37,525,963 shares of common stock outstanding held by approximately 185 stockholders of record. This figure does not include an estimate of the number of beneficial holders whose shares may be held of record by brokerage firms and clearing agencies.

     We have not paid any cash dividends on our common stock since inception, nor do we intend to do so in the foreseeable future. Under the General Corporation Law of the State of Delaware, we may only pay dividends out of capital and surplus, or out of certain delineated retained earnings, all as defined in the Delaware General Corporation Law. There can be no assurance that we will have such funds legally available for the payment of dividends in the event that we should decide to do so.
Equity Compensation Plan Information
     The following table summarizes, as of December 31, 2006, the number of securities to be issued upon the exercise of outstanding derivative securities (options, warrants, and rights); the weighted-average exercise price of the outstanding derivative securities; and the number of securities remaining available for future issuance under our equity compensation plans.

	Number of	Weighted-	Number of
	securities to	average	securities remaining
	be issued	exercise	available for future
	upon exercise	price of	issuance under
	of outstanding	outstanding	equity compensation
	options,	options,	plans (excluding
	warrants, and	warrants	securities reflected
	rights	and rights	in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders	9,702,347	$0.79	297,653
Equity compensation plans not approved by security holders	2,450,000	$1.42	2,550,000
Total	12,152,347	$0.92	2,847,653
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The following discussion and analysis is of ProLink’s financial condition and results of operations for the year ended December 31, 2005 and for the period January 22, 2004 (inception) through January 1, 2005, and for the nine months ended September 30, 2006, and should be read in conjunction with the Financial Statements and Notes thereto included elsewhere herein as well as our annual report on Form 10-KSB for the year ended December 31, 2005, as filed with the Securities and Exchange Commission, including the factors set forth in the section titled “Forward-Looking Statements” and factors affecting future results as well as our other filings made with the Securities and Exchange Commission.
Overview
ProLink Holdings Corp. has one wholly-owned operating subsidiary, ProLink Solutions, LLC and one non-operating subsidiary, ProLink UK, Limited.
ProLink currently develops and markets electronic yardage and management information systems, or Systems, utilizing Global Positioning Satellites (GPS) to golf courses in North America, Europe, the Middle East, Japan, China, South Africa and Australia.
While the Systems provide accurate yardage information for golfers, their primary benefit is their course management functionality to the golf course. ProLink offers software support and maintenance services for all of its products.
Substantially all of the assets and operations of ProLink are located in Chandler, Arizona. International sales are made to companies in foreign countries who have executed a distribution agreement with ProLink except for Japan, where ProLink sells directly to a publicly-held company that owns and operates golf courses.
The market for GPS systems within the golf industry is extremely competitive with a limited number of potential customers. The typical golf course customer has been a high-end daily fee or resort course that is available to the public for play. Our results of operations are affected by local and national economic trends, weather to the extent that it affects golf courses, technology changes in the GPS industry and product development of our competitors, among other factors.
Critical Accounting Policies
      The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts of assets, liabilities, revenues and expenses reported in the accompanying financial statements and related footnotes. Management bases its estimates and assumptions on historical experience, industry trends and various other sources of information and factors. Actual results may differ from these estimates. Critical accounting policies are defined as those that are reflective of significant judgments and uncertainties, and potentially could result in materially different results under different assumptions and conditions. We have identified the following accounting principles that we believe are key to an understanding of our financial statement and require management’s most difficult, subjective judgments.
Revenue Recognition
      Our revenues are derived from multiple sources and are reported under the following classifications:
      System sales. System sales revenue is derived from the sale of GPS systems. Revenue from the sale of systems in North America and Japan is generally recognized upon installation of the system and acceptance by the golf course customer. Sales to international distributors is generally recognized upon shipment from our contract manufacturer. Sales to international distributors are normally paid in full prior to shipment or are secured by an irrevocable letter of credit. In certain circumstances, credit may be granted to our European distributor.
      Service and Maintenance Revenue. Service and maintenance revenue are derived from service contracts with users of the GPS system and are recognized as services are provided, typically on a monthly basis. Normal service and maintenance services are billed based upon a dollar amount per golf cart equipped with the GPS system. Service and maintenance provided outside of service contracts is billed and payable in advance of providing the service and is recognized when the service is performed. For certain “pay-for-play” leases, service and maintenance revenue is billed and collected by the finance company and remitted to ProLink in accordance with the terms of an agreement between the finance company and ProLink.
      Advertising Revenue. Advertising revenue is derived from selling advertising for display on the screens of the GPS system on the golf course pursuant to agreements that ProLink enters into with advertisers. Revenue is recognized as the advertising is delivered on the system.
      Financing Revenue. Financing revenue is earned from arranging financing with third party lenders for golf courses for the purchase of the ProLink GPS system, turf and grounds equipment and other capital needs. Revenue is earned upon the completion and funding of the financing transaction. We had no financing revenue through December 31, 2005.
Costs and Expenses
      Cost of System Sales. The cost of system sales include the direct material cost of the hardware and related peripherals, direct and contract labor to install, the cost of shipping and freight, licensing and any duties or taxes as well as the cost of lease buyouts on equipment being replaced.
      Cost of Advertising. The cost of advertising consists primarily of revenue sharing payments to participating golf courses in addition to the direct cost of producing ad copy and advertising agency fees, if any.
      Customer Support Service. Customer support service costs are largely fixed costs including salaries, benefits, travel and supply costs of our support team. These costs include the support center located in Chandler, Arizona as well as the costs of service technicians in the field. Service technicians provide support to the golf course in addition to providing labor for installation. When the technician performs installations their costs are allocated to the cost of the system sales.
      Selling General and Administrative. Selling, general and administrative costs are comprised primarily of salaries, benefits and related costs for management and operations staff, legal, accounting and other professional fees, travel expenses, facility and information technology costs.
      Allowance for Doubtful Accounts. We maintain an allowance for doubtful accounts based upon our estimates of amounts that will be realized from customers. We develop the allowance based upon our experience with specific customers and our judgment as to the likelihood of ultimate payment. We consider the collection experience with the entire portfolio of our receivables and makes estimates regarding collectibility based on trends in aging. If the financial condition of our customers were to deteriorate, impairing their ability to make payments, an increase in the allowance could be required in the future. In addition, a large component of our accounts receivable balance is due from third party lenders, subject to maintaining minimum reserve requirements with the lender. We have established a significant allowance against the balance receivable until minimum reserve requirements are met. The inability to maintain minimum reserves with third party lenders will impair our ability to collect on current and future service revenues and may result in an increase in this allowance in future periods. Such an increase would reduce income.
      Allowance for Inventory Obsolescence. We maintain an allowance for obsolete and slow moving inventory based upon a review of sales trends of products, the development of new technology, both internally and externally and the changes to current product lines, as well as other various factors. Increases in this reserve in future periods would result in a decrease in income.
      Interest in Residual Lease Equipment. We acquired the interest in residual lease equipment from E-Z-Go in June 2005 and recorded it at its estimated value at the time of acquisition based upon the assumption that the equipment will be resold upon expiration of the related leases to new or existing customers over the next 3-5 years. We also acquired the interest in residual lease equipment from the bankruptcy estate of ParView in March 2006. Should the market for used GPS equipment not be as strong as anticipated by management the value of this equipment could decrease substantially requiring the recorded value of the asset to be reduced. This would decrease our income in future periods.
      Accrued Liabilities. The Company has been involved in litigation with various parties as a result of the contribution of assets and liabilities of predecessor companies and the bankruptcy filing of ParView, Inc., one of the predecessor companies. As a result, we have recorded a reserve for probable claims and costs in the amount of $680,000 as of December 31, 2005.
      Stock-Based Compensation. We issue stock options to employees under the terms of the “2005 Employee, Director and Consultant Stock Plan” and the 2006 Employee, Director and Consultant Stock Plan”. Prior to January 1, 2006 we accounted for our share-based compensation plans under the recognition and measurement provision of APB Opinion No. 25, Accounting for Stock Issued to Employees (APB 25), and related Interpretations, as permitted by FASB Statement No. 123, Accounting for Share-Based Compensation (SFAS 123). Effective January 1, 2006, we adopted the fair value recognition provisions of SFAS 123R, using the modified-prospective transition method. Under that transition method, employee compensation cost recognized in 2006 includes: (i) compensation cost for all share-based payments granted prior to, but not yet vested as of January 1, 2006, based on the grant date fair value estimated in accordance with the original provisions of SFAS 123 and (ii) compensation cost for all share-based payments granted subsequent to January 1, 2006 based on the grant date fair value estimated in accordance with the provision of SFAS 123R. Results for prior periods have not been restated.
      Recent Accounting Pronouncements. In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections” (SFAS 154) which replaces Accounting Principles Board Opinion (APB) No. 20 “Accounting for Changes” and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements — An Amendment of APB Opinion 28.” SFAS No. 154 provides guidance on the methods issuers should use to account for and report accounting changes and error corrections. Specifically, this statement requires that issuers retrospectively apply any voluntary change in accounting principles to prior period financial statements, if it is practicable to do so. This principle replaces APB No. 20, which required that most voluntary changes in accounting principles be recognized by including the cumulative effect of the change to the new accounting principle on prior periods in the net income reported by the issuer in the period in which it instituted the change. SFAS No. 154 also redefines the term “restatement” to mean the correction of an error by revising previously issued financial statements. Unless adopted earlier, SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. We do not expect the adoption of SFAS No. 154 to have an impact on our financial position or results of operations.
      In November 2004 the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 151, Inventory Costs. Under SFAS 151 companies are required to record as period charges abnormal amounts of idle facility expense, freight, handling costs and waste material. In addition, SFAS No. 151 requires that allocation of fixed production overheads to the cost of conversion be based on the normal capacity of the production facilities. SFAS No. 151 is applicable for inventory costs incurred during fiscal years beginning after June 15, 2005.
     In July 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No.48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No.109” (“FIN 48”). FIN 48 clarifies the accounting for income taxes by prescribing the minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. FIN 48 is effective for fiscal years beginning after December 15, 2006. We do not expect the adoption of FIN 48 to have a material effect on our financial position, results of operations or disclosures.
     In September 2006 the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin No 108 (SAB 108) “Considering the effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements”. SAB 108 addresses the best practice approaches for quantifying misstatements in financial statements. SAB 108 is effective for any report for an interim period of the first fiscal period ending after November 15, 2006. We do not expect the adoption of SAB 108 to have a material effect on our financial position, results of operations or disclosures.
RESULTS OF OPERATIONS
      Twelve Months Ended December 31, 2005 and Period January 22, 2004 (Inception) Through January 1, 2005
      Total revenues of the Company are as follows:

		For the Period
	For the	January 22, 2004
	Year Ended	(Inception) through
	December 31, 2005	January 1, 2005

Net revenues	$14,129,217	$9,116,966
Service revenues, net	$2,050,547	$1,610,517

Total revenues	$16,179,764	$10,727,483

Revenue
Net revenue for the year ended December 31, 2005 was $14,129,217 versus revenue for the prior period of $9,116,966, an increase of $5,012,251 or 54.98%. The increase in revenue was the result of the sale of an increased number of GPS systems, both domestically and in particular to our international customers. Total revenue derived from sales to international customers was $4,140,111 in 2005 as compared to $555,000 for the period ended January 1, 2005. Our developing relationship with Elumina Iberica, our distribution partner for Europe and the Middle East, is the primary reason for the increase in international sales. In 2005 Elumina Iberica accounted for $1,928,460 or 11.9% of total revenues.
      The short period ended January 1, 2005 does not affect comparability of revenue, as there were immaterial revenues in the first quarter of both periods.

Gross Margin
Gross margin for the year ended December 31, 2005 was 41.6% versus 30.7% for the period ended January 1, 2005. Gross margin improved in 2005 due to continued emphasis on maintaining adequate gross margin on system sales, the sale of pre-owned GameStar GPS systems which yield gross margins typically in excess of 60% and continued emphasis on reducing product costs and improving installation efficiencies.
Gross margin in 2005 was negatively impacted by increases in reserves for inventory obsolescence totaling approximately $398,000 or 2.5% of total 2005 revenues. A number of system sales in the fourth quarter included the cost of repurchasing used equipment totaling approximately $856,000 reducing annual gross margin by approximately 5.3%. Gross margin in 2004 was negatively impacted by reserves for inventory obsolescence totaling $1.127 million or 10.5% of 2004 revenues.

Other Revenue
Other revenue consists of service revenue earned from service contracts with golf courses, net of an allowance for collectibility of amounts received by third party lenders from golf course customers, the remittance of which is subject to the maintenance of reserves with the lender.

Customer Support Service
Customer support service expenses consist of salaries, benefits, contract labor, travel and related costs of providing our customers service and technical support for GPS systems. For the year ended December 31, 2005 customer support service expenses were $3,248,740 as compared to $2,580,343 for the period ended January 1, 2005, an increase of $668,397 or 25.9%. Customer support service expense was 20.08% of total revenue in 2005 versus 24.05% in 2004. The increase in expense was primarily in the areas of salaries and benefits and travel and reflected the significant increase in system sales as well as management’s investment to build an effective customer support function for ProLink Solutions, LLC.

Selling, General and Administrative Expenses
For the year ended December 31, 2005 selling, general and administrative expenses were $6,988,061 and were $8,738,499 for the period ended January 1, 2005, a reduction of $1,750,438 or 20.03%. The major reductions in expense from 2004 to 2005 were in facilities, bad debt expense, contract labor, and legal fees in the normal course of business. There were merger related expenses in both 2005 for the reverse merger executed in December 2005 and for a proposed transaction in 2004, however the 2005 expenses were lower by $594,000 than those incurred in 2004. The merger related expenses were primarily legal, accounting and other professional fees.

Other Income and Expense
Other income was $135,268 for 2005 compared to other expense of $698,665 for the period ended January 1, 2005. Interest expense was higher in 2005 due to the placement of convertible debt, the acquisition of assets from E-Z-Go in exchange for a note and to a lesser degree the financing of the Company’s new ERP software system. Convertible debt was converted into equity in December 2005 in connection with the completion of the reverse merger. As detailed in the notes to the financial statements the Company recorded non-recurring gains from the extinguishment of accrued management fees and extinguishment of deferred service obligation as a result of the actions of the bankruptcy court and dissolution of ParView, Inc., a predecessor company. The Company had leased a GPS system directly to one golf course. In 2005 the golf course purchased a new system from ProLink Solutions, LLC with third party financing. As a result of this transaction the Company incurred a loss on the disposal of the assets held for lease in the amount of $36,929.
In connection with the reverse merger transaction the Company paid two shareholders a combined total of approximately $175,000 to satisfy amounts that they had advanced to a predecessor company. Also, in connection with the reverse merger the Company paid Xerox $150,000 at the time of the reverse merger to satisfy in full any and all claims by Xerox against a predecessor company. The amounts were not recorded as a liability on the Company’s books prior to the merger and they were recorded as interest expense to related parties and other expense upon payment, respectively.
Our consolidated results of operations are as follows for the nine months ended September 30, 2006 and October 1, 2005:

	Nine months Ended
	September 30,	October 1,	Change
	2006	2005	Amount	Percent
System sales and service, net	$18,526,765	$11,608,087	$6,918,678	59.6%
Net financing revenue	1,165,637	—	1,165,637	0%

Total revenue	19,692,402	11,608,087	8,084,315	69.6%

Cost of system sales, customer support and services	12,394,617	8,135,138	4,259,479	52.4%
Selling, general and administrative	7,246,315	4,359,993	2,886,322	66.2%

Total expenses	19,640,932	12,495,131	7,145,801	57.2%

Income (Loss) from operations	51,470	(887,044)	938,514	-105.8%

Other income (expense)	1,015,745	(801,847)	1,817,592	-226.7%

Income (loss) before taxes	1,067,215	(1,688,891)	2,756,106	-163.2%

Income tax expense	213,434	—	213,434	0.0%

Net income (loss)	$853,781	$(1,688,891)	2,542,672	-150.6%

Per share-Basic	$0.02	$(0.13)

Per share-Diluted	$0.02	$(0.13)

Revenue
Nine Months Ended September 30, 2006 and October 1, 2005
Total revenue was $19.7 million and $11.6 million for the nine months ended September 30, 2006 and October 1, 2005, respectively, an increase of $8.1 million or 69.6%. The increase in revenue was driven primarily by a substantial increase in the number of GPS systems installed domestically in 2006 as well as substantial growth in sales to our distributor Elumina Iberica S.A. Included in revenue for the nine months ended September 30, 2006 was approximately $1.0 million earned on a portfolio refinancing transaction as well as a gain of approximately $172,000 on the sale of certain leases acquired in February 2006. Service revenue increased for the nine months ended September 30, 2006 compared to 2005 due to the increase in the number of total golf course customers and increased service rates, offset by the recognition of deferred revenue in 2005 from prepaid service contracts that were recognized in full in the fourth quarter of 2005 as a result of actions by the bankruptcy court in the Parview matter. Accordingly, 2006 results do not include recognition of deferred service revenue.
Cost of System Sales, Customer Support and Services
Nine Months Ended September 30, 2006 and October 1, 2005
Cost of sales increased approximately $4.3 million for the nine months ended September 30, 2006 over the same period in 2005 primarily due to the increase in volume of system sales for the same period again offset by reductions in the production costs of GPS systems. Stock-based compensation related to our cost of sales is approximately $44,400 higher primarily as a result of adopting SFAS 123R on January 1, 2006.
Selling, General and Administrative
Nine Months Ended September 30, 2006 and October 1, 2005
Selling, general and administrative costs increased approximately $2.9 million or 66.2% for the nine months ended September 30, 2006 compared to the nine months ended October 1, 2005. Sales and marketing costs increased over 2005 reflecting the addition of sales and marketing personnel, an increase in promotional expense and expense incurred hosting user groups. We incurred expense of approximately $75,000 related to the move of our facilities from Tempe to Chandler, AZ and increases in facility rent and insurance costs. Personnel costs have increased in the nine months ended September 30, 2006 compared to the same period in 2005 due to the addition of staff in new positions reflecting the growth of ProLink and compliance requirements of a publicly-held corporation. Legal fees, accounting and accounting fees and expenses related to investor relations increased approximately $339,000 for the first nine months in 2006 over 2005. The remainder of the increase is driven primarily by increased headcount costs including salaries and recruiting fees associated with the year over year growth of the company.
Total operating expenses were 36.8% of total revenues for the nine months ended September 30, 2006 compared to 37.6% of total revenues for the same period in 2005. The reduction in percentage reflects Prolink’s commitment to controlling overhead costs while achieving the increased sales volume in 2006 over 2005. Stock-based compensation related to total operating expenses is approximately $239,100 higher as a result of adopting SFAS 123R on January 1, 2006.
Other Income (Expense)
Nine Months Ended September 30, 2006 and October 1, 2005
Total interest expense decreased for the nine months ended September 30, 2006 compared to the same period in 2005 due to the conversion of debt to equity as a result of the reverse merger transaction executed in December 2005. In the second quarter of fiscal 2006, we realized a gain of approximately $930,000 as a result of a discount taken on the early payment of a note payable to E-Z-Go. As of December 31, 2005 we had maintained reserves for expected losses related to prior companies ProLink, Inc. and Parview. At April 1, 2006 management reviewed the status of potential claims as well as the status of litigation concerning a real estate lease for property in Sarasota, Florida and determined that reserves being maintained were no longer necessary. As a result we reduced the reserve by $530,000 and recorded this reduction in other income. A significant factor in the review process was our acquisition of all assets of Parview, including all claims, at the auction of the bankruptcy estate, conducted by the bankruptcy trustee. Legal expenses related to matters concerning Parview in the amount of $132,000 were classified as other expense during the second quarter of 2006. As of September 30, 2006 there remains $150,000 held as a reserve for any expected losses and related costs that may arise as a result of the Florida litigation.
Liquidity and Capital Resources
     At September 30, 2006 we had approximately $0.3 million in cash and cash equivalents and investments, compared to approximately $2.6 million at December 31, 2005.
     For the first nine months of 2006 we used approximately $3.6 million for operations, primarily to finance accounts receivable to our distributor, Elumina Iberica S.A as well as inventories to accommodate our increasing sales volumes. We have extended terms to Elumina Iberica S.A. to assist with financing the growth of their system sales, primarily in Europe.
     In the first nine months of 2006 investing activities used approximately $1.6 million for the acquisition of assets from the bankruptcy estate of Parview and related leases, as more fully described in the notes to the financial statements. Financing activities provided approximately $3.1 million in cash, primarily from the sale of common stock and, collection of stock subscriptions receivable offset by principal payments on debt. At June 30, 2006 we paid approximately $2.0 million to E-Z-Go as payment in full of a note payable realizing a discount of approximately $930,000. To retire the debt to E-Z-Go we obtained financing from Comerica Bank, as more fully described in the notes to the financial statements.
     As of the period ended September 30, 2006, the note to Comerica Bank was due in full, as more fully described in the notes to the financial statements. This note was refinanced on October 23, 2006 into a Term Loan maturing on September 20, 2009. The terms of this note and its use of proceeds is more fully described in the notes to the accompanying financial statements.
     Senior Subordinated Secured Notes. On October 12, 2006, we closed on the sale of a series of Senior Secured Notes due April 11, 2007, (the “Notes”) in the aggregate amount of $4,500,000 with certain accredited investors (the “Holders”) in reliance upon Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). We accepted the signatures from the Holders on October 11, 2006. In addition, the Holders were granted warrants to purchase 931,038 shares of the common stock of which number represents 30% of the quotient of the face value of the Notes at the closing bid price of the common stock on the date of closing. The warrants have an exercise price of $1.45, and expire in October 2011. The Notes were sold pursuant to a Securities Purchase Agreement that provides for registration rights for the resale of the shares underlying the warrants and any shares issued to the Holders as interest payments, on such form of registration statement that is appropriate for such purpose. We will use the proceeds from the sale of the Notes for working capital and general corporate purposes.
     The Notes accrue interest at the rate of 12% per annum, payable quarterly in arrears, with the first interest payment commencing on December 31, 2006. Interest may be paid in cash or in shares of common stock of ProLink and, under certain circumstances, in the event interest is paid in shares of common stock, the number of shares which may be issued in lieu of such cash payment is determined based on a discount to the market price at such time of payment. The provisions of the Securities Purchase Agreement and Notes contain certain representations and operational covenants that we must comply with for as long as the Notes and Warrants are outstanding.
     Payment of the Notes is secured by a security interest in all of our assets including, but not limited to, accounts receivable, inventory, fixed assets, lease residuals and intellectual property pursuant to a Security Agreement. This security interest is subordinate to the security interest of Comerica Bank as described below.
BUSINESS
     For purposes of the discussion contained in this section, the use of “we,” “our” or “us” is meant to include ProLink Holdings Corp. and its operating subsidiary ProLink Solutions, LLC. When “ProLink” is used alone, it is meant to refer to ProLink Solutions, LLC only.
     Company History. ProLink was formed in January 2004 when investors contributed $4.6 million and two competitors, ProLink, Inc. and ParView, Inc. contributed assets to ProLink and ProLink assumed certain selected liabilities in exchange for all of its membership interests. Both ProLink, Inc. and ParView, Inc. sold GPS systems and golf course management systems to golf courses. At the time of the formation of ProLink, ProLink either acquired the intellectual property of both predecessor companies outright or licensed that intellectual property on an exclusive basis in perpetuity and received all of the operating assets of both companies. Subsequently, ProLink also obtained the rights to certain lease residuals and all of the intellectual property from ProLink, Inc. and ParView, Inc.
     On December 23, 2005, we entered into a Contribution Agreement with ProLink, pursuant to which we acquired substantially all (approximately 98.5%) of the membership interests of ProLink through the contribution of such outstanding membership interests by the members of ProLink to us. For accounting purposes this was treated as a reverse merger. Subsequent to fiscal 2005, we also obtained the balance of the membership interests of ProLink not assigned to us at closing as a result of the purchase of certain assets from the bankruptcy estate of ParView, Inc.
     On January 11, 2007, we purchased substantially all of the operating assets of ScoreCast, Inc., including ScoreCast Tournament Scoring software that was jointly developed with The Professional Golfers Association of America.
     Business. Our business involves the design, manufacture, maintenance and sale of GPS golf course management systems and software to golf course owners and operators worldwide, the sale of advertising space on the screens of the systems that we sell, and the brokering of the financing of the systems that we sell and other capital equipment for our golf course partners. We are focused on continual software and hardware improvements of our products in order to provide a state of the art, comprehensive turnkey golf course integrated information management system and solution, emphasizing enhancement of the game and providing a platform technology that links directly to the golfing public.
     Our Systems. The market for our GPS systems is currently estimated to include 43,000 golf courses globally with 16,800 of those in the United States. We estimate that 9,500 of the domestic courses fit the current GPS market profile, translating into a $2.0 billion opportunity in the United States alone. We estimate that the worldwide opportunity exceeds $4.0 billion. The growth rate of GPS system installations at golf courses has been increasing over recent years. We believe that the target profile for GPS golf course management systems, and therefore our target markets, will expand as GPS systems gain wider acceptance with course owners and golfers. For courses outside of our current market profile, we can offer refurbished systems at slightly reduced pricing as systems are returned to us at the end of current leases, therefore creating wider market acceptance. For golfers, we continually seek to provide greater functionality and convenience options to drive greater acceptance.
     Each of our systems is composed of a base station located in a golf course’s pro shop (consisting of an antenna, base radio and computer hardware), a video display unit, or VDU, on each golf cart on the course and associated mounting hardware for the VDU consisting of either mounting brackets or a purpose-built roof for the golf cart depending on the product. We currently sell two lines of products, ParView® and ProLink® under the trademarks ProStar and GameStar, respectively. There are two sizes of VDU’s within the GameStar product line, 7” and 10” and only 10” within the ProStar product line. Both lines are similar in their presentation of information to the golfer and the golf course but are sold at differing price points creating a complete portfolio of offerings for our different target customers.
     Advertising. Our systems have communication potential for advertisers to reach golfers. As a continuous visual reference point utilized during the entire four and a half hour period that an 18-hole round typically takes to play, the cart display provides an opportunity to deliver non-obtrusive advertising messages through an interactive media tool. With little other outside distraction other than the golf game itself, advertisers are able to maximize their exposure in an otherwise private environment. Each advertisement stays in front of the golfer for a period of five to 14 minutes at a time providing unmatched “stickiness”.
     Our systems are the only true international network with installations around the globe providing advertisers the opportunity to deliver their message in a series of advertisements during a round of golf to the extremely attractive golf demographic not generally accessible to the advertiser on a direct basis. Late in 2005, we achieved what we believe is a critical mass of installed base in order to launch a successful national program for advertisers. In 2006, we completed two beta tests of national advertising programs with a domestic car manufacturer and for a well-known cable television program. Independent research firm analysis of the results determined that the programs had a great attraction for the advertiser including high brand recognition.
     In late 2006, we launched ProLink Media, a new division that will exploit the advertising opportunities on our systems by assisting courses in obtaining national and local advertising clients within the subject courses’ local market or DMA. In exchange for our assistance in such a program, we charge a set-up fee and divide the remaining net revenue obtained from advertising clients, generally on an equal basis. To date, ProLink Media has secured advertising contracts with a number of advertisers on a national basis and has seen success in local markets, or DMA’s, as well. We have hired an experienced advertising professional, Chris Wightman, to run this division and we have hired five advertising sales representatives as DMA’s throughout the United States to exploit this opportunity. Although we are active in soliciting new national, we still consider this an emerging market and a new advertising medium and believe that broad acceptance as a viable advertising alternative will take time to develop fully, but we have been encouraged by our early successes.
     During the display design process, we reserve specific areas of the display to help create an inventory of logical locations that can be sold to advertisers on a local, regional and national basis, allowing advertisers the ability to target their specific audience. Advertising is purchased on a hole-by-hole basis, and may be constructed to evoke a response that can trigger direct communication with the golfer, a merchandise coupon or an instant nationwide demographic inquiry. With limited incremental infrastructure cost to our network, the revenue and the profit potential of advertising could exceed the net proceeds provided by the sale of course management systems and could provide an ongoing and separate revenue stream. To date, we have received no substantial financial benefits from the advertising program. However, the advertising program is designed to augment course revenue for our golf course partners based on the number of rounds delivered. Thus, a viable advertising program benefits our sales cycle and further reduces sales resistance as the net cost of a system to the golf course customers is reduced.
     Service and Maintenance. We have over approximately 36,000 units in operation on approximately 500 golf courses domestically. We provide service and maintenance to our domestic customers directly through a centralized tier one and tier two Customer Support Center and a regional account structure with Regional Service Managers (RSMs) located strategically throughout the United States. The RSMs each manage a group of Regional Service Technicians (RSTs) who provide local golf course support including installation and training, scheduled preventative maintenance and repair, periodic retraining and onsite emergency service. All golf course service requests are initiated through the Customer Support Center and are electronically managed and tracked from initiation through closure. Other than Japan, we do not provide service to customers of our international distributors. However, on occasion at the request and at the expense of such distributors, we may render service and installation assistance to our international distributors. To date this assistance has not been material.
     Further, we have assembled multiple systems and tools for training, installing and monitoring all generations of our course management systems. A web-based framework, including its Rapid Server course accounting and maintenance system, a proprietary, state-of-the-art customer resource database (called Alice) and several internal “help” websites allow us to constantly monitor all areas of our installed systems remotely. Problems can be addressed proactively from detailed cart diagnostic and course management data that is gathered on a real-time basis. These systems have been designed to improve all segments of customer and equipment service by providing a preemptive awareness and an automated information repository resulting in minimal downtime of systems or individual units and the day-to-day simplification of otherwise complicated technology for our customers. These capabilities have allowed us to manage our growing number of service contracts with increased effectiveness and efficiency.

     We receive all of the maintenance fees monthly on fixed leases. We generally receive the maintenance fees on pay-for-play transactions based upon the actual number of rounds played at each of the courses. At the end of all leases, we have the right to purchase the used equipment for $1.00. This right is referred to as the lease residual interest.
     However, we have an agreement with a financial institution, to which we no longer place leases, that requires certain maintenance fees on pay-for-play transactions to be held by the financial institution to fund a reserve until a maximum reserve amount has been accumulated. The maximum reserve amount is equal to the limited guarantee that we have provided on pay-for-play transactions to the financial institution and has been fully reserved in our financial statements. All revenues generated from pay-for-play transactions in excess of debt service (the amount needed to repay the leasing company its capitalized cost plus a return) and maintenance and administration fees, are shared by the financial institution and us. Our share in the excess revenues ranges from 50% to 90% depending upon the agreement with each financial institution.
     Financing. Our golf course customers often require financing in order to acquire our systems whether through outright purchase or leasing. In the past we have utilized third-party funding sources for all of the financing required by our customers, including the processing of paperwork and credit decisions. We have recently initiated ProLink Capital as a means of bringing a portion of the financing function in-house so that we can provide a one stop source for systems and the financing for them. We have attracted a number of financing sources, and we expect to continue to add financing sources in the future, in order to satisfy the growing base of customers that require financing. Through ProLink Capital we are able to offer financing from these sources for all capital equipment needs of our golf course customers including course redesign and construction, turf equipment, and telecommunications equipment.
     Sales and Marketing. We sell our systems directly to golf courses in the United States and Canada through a network of sales representatives located throughout the United States. We also sell through exclusive distributors in other parts of the world. Specifically, we have distributors in Europe, South Africa, Australia, Malaysia, Singapore, China, the Middle East and Japan who supply our systems throughout their designated territory.
     We sell our systems outright for cash, or with irrevocable letters of credit or short term credit terms, to international distributors and domestically either outright for cash or through one of two financing options, a fixed lease program (similar to leases on golf cars and turf equipment) or a variable finance program called “pay-for-play” provided through third party leasing companies. The pay-for-play program was instituted to help golf course owners overcome the cost barrier for acquiring a GPS system and was specifically designed to reduce the financial burdens associated with normal leasing programs during periods when business fluctuates. Under the pay-for-play program, we install a system at no upfront cost to a course owner and in exchange, the course contractually agrees with a lender, for an average term of five years, to collect a fee from each golfer who plays a round that is divided amongst the lender, the golf course and us. In some cases, the fee is refundable to the golfer after they have experienced the system for the first three holes and chosen not to continue using the system. Historically, the golfer acceptance rate has been in excess of 93% in the United States.
     We have an ongoing contractual arrangement with E-Z-Go, the world’s largest golf cart manufacturer and distributor, for the sale and marketing of our systems. This agreement allows us access to E-Z-Go’s distribution network and direct sales force, providing brand recognition as well as an introduction to E-Z-Go’s 6,000 plus golf course customers through long-standing sales relationships. The agreement appoints E-Z-Go as our exclusive, other than direct sales by us, sales agent in specific territories and gives E-Z-Go the ability to provide service and technical support to all of our golf course customers in the event that we are unable to do so.
     Pursuant to the agreement, E-Z-Go arranges to have us sell one of our systems to a leasing company who enters into a third party lease with the golf course owners. We receive the cost of the equipment, plus a standard markup, from the leasing company at the time of the sale. Should the sales proceeds from any of these transactions exceed the standard price, we share in this excess with E-Z-Go. The agreements between the leasing company and the golf course owners can be in the form of a fixed lease or a pay-for-play arrangement. Under the terms of the pay-for-play arrangement, the monthly charges to the golf course owner is based upon the number of rounds that are played at the golf course. The payments received under pay-for-play arrangements are applied first to debt service, the amount necessary to amortize the leasing company’s purchase price of the system plus a stated interest rate, and then to administrative and maintenance fees. We receive 90% of any revenue generated under the pay-for-play program, after payment of debt service to the lender and administrative and maintenance costs.
     A large percentage of our sales have been financed under this arrangement through National City Capital Corporation, a wholly owned indirect subsidiary of National City Bank. Under the terms of the National City Capital Corporation program, the pay-for-play transactions are pooled and we provide a limited guarantee of the performance of the pool. Further, any revenues received from pay-for-play transactions in excess of the debt service amount is held in escrow, up to an amount equal to our guarantee.
     Competition. It is estimated that there are approximately 1,100 installed GPS systems at golf courses worldwide. Three major providers, Uplink, GPS Industries and us, have placed these systems. We are, with approximately 500 installed systems, the largest entity in the market. We estimate that Uplink has an installed base of approximately 150 courses and GPS Industries has approximately 40 installed courses.
     Customers. Our European distributor Elumina accounted for approximately 11.9% of our total revenues during 2005 and 27.7% of our total revenues in the nine month period ended September 30, 2006, and is expected to contribute a larger percentage portion of our revenues going forward. Loss of Elumina as a distributor, for whatever reason, could have a material adverse impact on our business. In addition, from time to time, we may extend short term credit terms to Elumina for sales of our systems. Also, several of our customers are golf course management companies that have a number of courses under management. Loss of one of these multi-course management company customers may lead to the loss of future golf course customers because of loss of market credibility.
     Intellectual Property. We believe that we own or have licensed all of the patents that we require to operate our systems. Each of the below patents provides us with the rights necessary to operate different parts of our systems. The loss of the rights to practice any one of the patents below would result in either the degradation of the functionality of our systems or the inability to operate such systems at all. The table below contains a description of all of the patents that we either own or license:

Patent No.
and
Issue Date	Short Title	Summary

Patent # 5,689,431 Issued 11/18/97	Golf Course Yardage and Information System Digital Mapping
Method for creating a digital map of a golf course including tee box, fairway, green, cup and selected features, using a position determining system to collect survey data points by traversing the perimeter of each hole and features relative to a pre-selected arbitrary reference point. Provides a realistic approximation of the entire course including essential details of each hole.

Patent No.
and
Issue Date	Short Title	Summary

Patent # D394,637 Issued 05/26/98	Golf Cart Roof	Covers design of golf cart roof incorporating a monitor.

Patent # 5,878,369 Issued 03/02/99	Golf Course Yardage and Information Broadcast Transmission System
Broadcast transmission system for determining location of a multiplicity of dispersed vehicles/objects in transit, managing each of their respective dispositions, with a base station and plural remote stations associated with the objects while in transit.

Patent # 5,873,797 Issued 02/23/99	Remote Golf Ball Locator
Covers a method for indicating distance from a golf ball in play, rather than from a cart. The method includes displaying a depiction of the golf ball along a line running length of the hole from tee box to green and parallel to a side boundary of hole to approximate the lie of an actual golf ball in play and to display approximate distance from the ball rather than the cart.

Patent # 6,024,655 Issued 02/15/00	Map-Matching Golf Navigation System	Apparatus and method for calibrating a cart navigation system for a golf course position and yardage measurement system, using map matching.

Patent # 6,236,940 Issued 05/22/01	Roof Mounted Color Screen
Navigation System cover roof-mounted monitor including features of mounting on underside of cart roof for shading/ease of viewing in sunlight; graphical user interface for window display on monitor; screen canted back to reduce reflections; diffuse or black coating on underside of roof to reduce reflectivity; images displayed in color, with features on map of hole in distinctive colors for realistic display.

Patent # 6,236,360 Issued 05/22/01	Golf Course Yardage and Information System with Zone Detection	A player position determining and course management system for a golf course having a plurality of roving units for use by players playing the course.

Patent # 6,446,005 Issued	Magnetic Wheel Sensor for Vehicle	A method of determining the precise location of golf carts on a golf course in real time as the carts are in use using a dead reckoning navigation system for determining

Patent No.
and
Issue Date	Short Title	Summary

09/03/02	Navigation System	speed and direction.

Patent # 6,470,242 Issued 10/22/02	Expanded claims for patents D394,637 and 6,236,940	Display Monitor for Golf Cart Yardage and Information System. This patent has additional (broader) claims for the heads up display including means for improved viewing of the screen in sunlight.

Patent # 6,525,690 Issued 02/25/03	Expanded claims for patent 6,236,360	Golf Course Yardage and Information System with Zone Detection. This patent has additional (broader) claims for zone detection including golf course features other than the tee box and green.

Patent # 5,438,518 Issued 08/01/1995	Player Positioning and Distance Finding System	Portable distance tracking system for use by a player on a playing field. — Licensed from ParView in perpetuity on an exclusive basis

Patent # 5,904,726 Issued 05/18/1999	Accelerometer- based Golf Distance Apparatus	(Portable distance tracking device w/accelerometers calculates distance to flag from a position on a hole of a golf course) — Licensed from ParView in perpetuity on an exclusive basis

Patent # 5,364,093 Issued 11/15/1994	Golf Distance Measuring System and Method
Differential GPS as applied to determining the approximate distance from a golf ball to a cup. — Licensed from Optimal Golf Solutions, Inc. for the life of the patent including all related and derivative patents on a non-exclusive basis. This license is filed as an exhibit to this current report

Patent # 7,031,947 to be issued 4/18/2006	Method for Continuing Play	Method for continuing play following trial period of use for a GPS golf course management system.
     We have entered into a license agreement with Optimal Golf Solutions, Inc. with respect to United States Patent # 5,364,093, Golf Distance Measuring System and Method and with GPS Industries with respect to certain international patents for the use of differential GPS on golf carts. Both of these licenses allow us to utilize the patented technology for the life of the patent including all related and derivative patents on a non-exclusive basis. We make payments under this agreements on a monthly basis.
     We have an exclusive licensing and distribution agreement with Elumina Iberica SA pursuant to which Elumina acts as an exclusive distributor of our products in Europe and the Middle East. We have other distribution agreements with various third parties, although presently, these agreements are not material.
     We also own trademarks on “ParView” and “ProLink” and are in the process for applying for trademarks for “ProLink Solutions,” “ProStar” and “GameStar.”
     Two Way Communications. Our engineers have recognized the potential for maximizing the two-way communications capabilities that has been designed into its cart systems. Cart-to-clubhouse and clubhouse-to-ProLink communication has remained a key design element of our systems and includes the ability for on-screen advertisements and future streaming tickers such as news, sports or weather updates. The dedicated advertising locations built into the display can be programmed via data that is pushed from our facilities to specific courses or to the entire global cart fleet remotely.
     Governmental Approvals and Regulations; Environmental Laws. In the United States, each one of our GameStar systems requires an FCC license for the radios used in the system. ProStar systems operate without a license in the United States and most countries that allow transmission at 900 MHz. We apply for these licenses as each golf course is installed but the license is held by the course following grant. Radio frequency licensing procedures for ProStar systems vary in international markets depending on location. We work with our international distributors and golf course customers to determine licensing requirements and obtaining necessary permits in each specific locality.
     The only environmental laws that management believes impact us in any way are European Union “green laws” that are not currently in effect but that will take effect in the near future. These laws require that companies eliminate certain types of materials from their products and recycle a certain percentage by weight of the materials in their products if the products meet certain specifications. We have evaluated these regulations and our systems and have come to the conclusion that only minor modifications may be necessary for compliance and most changes required are already underway as a part of the ordinary course of business. Further, even if we did have to comply, we could achieve compliance with no substantial modifications to its existing systems or materially increased cost.
     Employees. We sell our systems through our regional sales representatives. We have recently increased our direct sales force to 14 people to be deployed on a regional basis across the country. We hope that these new hires will allow us to expand our regional presence and focus on regional opportunities. ProLink currently has 117 full-time employees. ProLink has not experienced any work stoppages and considers its relations with its employees to be good.
     Seasonality. General economic conditions have an effect on our business and results of operations. We also experience some seasonal trends in the sale of our products and services as golf courses open and close for the season.
     Backlog. Virtually all of our backlog has been, and continues to be, open cancelable purchase orders, and we do not believe that backlog as of any particular date is indicative of future results.
LEGAL PROCEEDINGS
     On May 20, 2004, ParView filed a complaint against us, ProLink, Inc. and others in the Twelfth Judicial Circuit Court, Sarasota County, State of Florida. At the time the complaint was filed, ParView was an owner of ProLink. The complaint alleges that our president, as an agent of ProLink Solutions, violated certain agreements that existed between the parties and he, and others, made false representations to ParView. The complaint sought to rescind all agreements among the parties and return the parties to the status quo they had before the creation of ProLink Solutions, and sought other cures and remedies. The agreements provided for arbitration between the parties and a preliminary hearing was held on September 30, 2004 at which time injunctive relief was ordered in our favor, enjoining ParView from interfering with our customers, landlords, vendors, suppliers and other similarly situated such persons until further notice. On August 12, 2004, ParView filed for bankruptcy protection and the arbitration proceeding is being held in abeyance pending the outcome of the bankruptcy proceeding. We believe that we have other defenses against the allegations and that our claims against ParView are in excess of $2,000,000. In August 2005 the Court converted the ParView bankruptcy filing from Chapter 11 to Chapter 7 liquidation. On February 24, 2006, the bankruptcy court entered an order declaring us and our bidding partner the winning bidder for the assets of ParView out of the bankruptcy. On March 10, 2006 we closed on the purchase of these assets including the legal claims of ParView against us, therefore this action has been terminated with prejudice.
     In the quarter ended April 1, 2006 we realized a gain on the reduction of reserves in the amount of $530,000. As of December 31, 2005 we had maintained reserves for potential losses related to prior companies ProLink, Inc. and Parview. At April 1, 2006 management reviewed the status of potential claims as well as the status of litigation concerning a real estate lease for property in Sarasota, Florida and determined that reserves being maintained were no longer necessary. As a result we reduced the reserve by $530,000 and recorded this reduction in other income. A significant factor in the review process was our acquisition of all assets of Parview, including all claims, at the auction of the bankruptcy estate, conducted by the bankruptcy trustee. During the second quarter of 2006 we recorded an additional reserve in the amount of approximately $132,000 for legal costs incurred in connection with ongoing litigation as described herein and the resolution of the Parview bankruptcy matter.
     ProLink is a defendant in an action brought by Advantage Enterprises, Inc. The action arises out of a non-residential real property lease between ParView, Inc. and the predecessor of Advantage Enterprises, Inc. On October 21, 2005 the court granted our motion to dismiss but granted Advantage leave to amend. Total damages in the initial complaint were approximately $99,772 exclusive of interest, costs and fees. A mediation session was held on April 26, 2006, however, no resolution between the parties was reached. Discovery has commenced in this case, the amount of the claim presented at the mediation by Advantage was $240,000. An offer of judgment was made by Advantage on October 23, 2006 in the amount of $220,000. On December 20, 2006, we settled this action for $200,000, with $80,000 payable on January 2, 2007 and $10,909 payable monthly thereafter until December 2007.
     In November 2005, a suit was filed against us and our European distributors, Elumina Iberica Limited and Elumina Iberica S.A., in the Patents County Court in the UK by GPS Industries, Inc. (“GPSI”), a competing company. The suit alleged that we infringed on certain international patents owned or controlled by GPSI on systems sold in the United Kingdom. The alleged infringed patents relate to the use of differential GPS in connection with golf courses and covers both system and process claims. On October 25, 2006, ProLink Solutions and the Elumina entities entered into a Settlement Agreement, which includes a License Agreement, with GPSI pursuant to which the parties agreed to settle this action. The agreement calls for the payment by ProLink, on behalf of us and the Elumina entities, to GPSI of a total of $1,200,000, payable as follows: an initial payment of $202,500, followed by 19 quarterly payments of $52,500 each, commencing on February 1, 2007. In consideration of the compliance of ProLink and the Elumina entities with their obligations under the settlement agreement, GPSI agrees to grant to ProLink Solutions, as of the date of the Settlement Agreement, a fully-paid up license, the terms of which are more fully set forth in the License Agreement.
     David Chessler (“Chessler”), former president of ParView, Inc. filed a complaint against us to enforce a $175,000 claim as a result of a settlement with another party by Chessler for the same amount. We filed a counterclaim against Chessler for damages. On November 7, 2005 ProLink Solutions, certain of its members, officers and related parties entered into an agreement with David Chessler and related parties to settle all disputes, arbitrations and litigations. Under the terms of the agreement Chessler obtained the right to sell and service a fixed and limited number of GPS units, which cannot be increased. Further, the agreement outlines Chessler’s future business activities in the GPS golf course industry. The rights created by the agreement that accrue to Chessler are not transferable or assignable in any way.
     On August 20, 2004, Inverrary Golf Club, LLC filed a complaint against us seeking to recover monies in excess of $15,000 purportedly due under various maintenance and service contracts entered into between Inverrary and ParView. On January 11, 2005 the Court dismissed this action without prejudice.
     On August 17, 2005 a demand for arbitration was filed by LA Lakeview Associates LP against Textron, Inc. demanding $23,500 plus costs, related to a Pay-for-Play agreement. We filed a claim against Lakeview for $40,922 on September 28, 2005 asserting improper termination of the Pay-for-Play agreement. This matter was settled in the first quarter of 2006 with ProLink receiving approximately $25,000.
     On August 23, 2005 a complaint was filed by The Ade Group, Inc. against ProLink and an employee after we filed an action to recover damages due to a lease default by The Ade Group, Inc. Claim amounts have not been specified.
     We are involved in other disputes arising in the ordinary course of business. Such disputes taken in the aggregate are not expected to have a material adverse impact on ProLink. As of September 30, 2006, we maintain an accrual of $150,000 related the litigation described above, which in our judgment at that time, represents estimated losses that will be incurred as a result of these actions.
PROPERTY
Our corporate headquarters are located at 410 S. Benson Lane in Chandler, Arizona. The corporate headquarters consists of approximately 47,500 square feet of mixed office, assembly and storage space for the GPS systems. The lease on this facility extends until June 30, 2008 and requires an average annual payment of approximately $420,000, exclusive of maintenance and certain other fees.
MANAGEMENT
Directors and Executive Officers of ProLink Holdings Corp.
     Set forth below are the names of our directors and executive officers, their ages, their offices in ProLink, if any, their principal occupations or employment for the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold directorships, if any.

Name	Age	Position
William D. Fugazy, Jr.	55	Vice Chairman — Corporate Development & Director

Steven D. Fisher	57	Chairman & Director

Lawrence D. Bain	56	President, Chief Executive Officer & Director

Robert Ellin	40	Director

Name	Age	Position
Barry I. Regenstein	49	Director

Jay Wolf	33	Director

Andrew L. Wing	51	Director

Danny Lam	47	President – ProLink Finance

Dave M. Gomez	42	Vice President, General Counsel and Corporate Secretary

Michael S. Browne, CPA	44	Chief Financial Officer

Chris Wightman	43	President – ProLink Media
     William D. Fugazy, Jr. was appointed to the Board of Directors in connection with the acquisition of ProLink on December 23, 2005. He had previously served as a director and Chairman of the Board of ProLink from January 2004 until the acquisition and Chairman of the Board of Directors of ProLink from January 2004 until April 2005. Mr. Fugazy is a principal of CRC Group, Inc., which is a financial advisory and real estate services firm. Mr. Fugazy previously served as Executive Vice-President of FiberNet Telecom, Inc. Mr. Fugazy is a former Chief Executive Officer of Summit Aviation Corporation an executive aviation firm and was former Regional President of Koll Real Estate Services, a company that provided real estate services throughout the United States and Internationally. Prior to joining Koll, Mr. Fugazy was President of Tishman Management and Leasing Services Corporation a national real estate services company that was sold to Koll in 1992. Prior to joining Tishman, Mr. Fugazy was Executive Vice President of Muller and Company, Inc. a national investment banking and securities brokerage operation. Mr. Fugazy was also a partner of the Beacon Hotel and Resort Corporation. Mr. Fugazy served on the Board of Directors of MTR Gaming Group, Inc. that owns and operates casinos in West Virginia and Las Vegas. Mr. Fugazy also served on the Audit Committee of MTR. Mr. Fugazy holds a B.S. Degree from Fordham University in New York.
     Steven D. Fisher was appointed to the Board of Directors in connection with the acquisition of ProLink on December 23, 2005. He is currently the Chairman of our Board of Directors. He had previously served as a director and Chairman of the Board of Directors at ProLink from April 2005 until the acquisition. Mr. Fisher’s background is from the aerospace industry. He joined Space Data Corporation, a private Military missile and space contractor in 1972 after graduation with an Aerospace Engineering degree from the University of Oklahoma. Mr. Fisher became Space Data’s president in 1975 and later, through a leveraged buyout, became its owner in 1985. Mr. Fisher grew Space Data from a $5 million dollar per year revenue, 50 man company in 1985 to a 300 man, $50 million dollar per year revenue company in 1988 when he merged the company with Orbital Sciences Corporation. By 1991, the Space Data Division of Orbital had grown under Mr. Fisher’s leadership, to a 600 man, $90 million in revenue division of Orbital Sciences when the company conducted its initial public offering. Mr. Fisher continued to serve as Vice President for the Space Data Division and member of the board of directors of Orbital Sciences until his retirement in 1991. Mr. Fisher has been and continues to be an entrepreneur and owner of a number of and variety of small businesses including real estate development, printed circuit manufacturing, specialty metal roofing, farming, energy conservation systems, and GPS commercial applications over the past 15 years since his retirement from Orbital Sciences. Mr. Fisher also has served on the Board of Directors of Chandler Community Hospital, the Chandler Education Foundation, the University of Oklahoma’s Engineering College Board of Visitors, the Greater Phoenix Economic

Development Counsel, and was a member of the Board of Directors of ProLink, Inc. since its inception and Chairman since 1998, a GPS golf company predecessor to ProLink Solutions.
     Lawrence D. Bain was appointed Chief Executive Officer and a director in connection with the acquisition of ProLink on December 23, 2005. He had been the President and CEO of ProLink since January 2004. Before joining ProLink, Mr. Bain was President and CEO of True North Advisors, LLC, a business advisory and consulting company. Prior to True North, he was a Managing Director of Stifel, Nicolaus & Company’s Corporate Finance Group. Prior to joining Stifel, Mr. Bain was a Managing Director at EVEREN Securities. He was previously a Managing Director at Dean Witter Morgan Stanley and EF Hutton & Company. Mr. Bain is a graduate of The Ohio State University, earning a B.S. in 1972. He has completed a Securities Industry Association Executive Program and is a Certified Investment Management Consultant by the Institute of Investment Management Consultants.
     Robert Ellin has been the President and a member of the Board of Directors since 2004 and served as the Chief Financial Officer from 2004 until the acquisition of ProLink. Mr. Ellin is the co-founder of Trinad Capital, L.P., a hedge fund dedicated to investing in micro-cap companies. Prior to founding Trinad, he founded and became President of Atlantis Equities Inc., a private investment company. Founded in 1990, Atlantis has actively managed an investment portfolio of small capitalization public companies as well as select private company investments. Mr. Ellin frequently plays an active role in Atlantis investee companies including board representation, management selection, corporate finance and other advisory services. Through Atlantis and related companies, Mr. Ellin spearheaded investments into ThQ, Inc. (OTC:THQI), Grand Toys (OTC: GRIN), Forward Industries, Inc. (OTC: FORD) and completed a leveraged buyout of S&S Industries, Inc. where he also served as President from 1996 to 1998. Prior to founding Atlantis Equities, Mr. Ellin worked in Institutional Sales at LF Rothschild and was the Manager of Retail Operations at Lombard Securities. Mr. Ellin currently sits on the board of Shells Seafood Restaurants (OTC:SHLLS), Command Security Corporation (OTC:CMMD.OB), Mediavest, Inc. and U.S. Wireless Data Inc. (OTC:USWI). Mr. Ellin received a Bachelor of Arts from Pace University.
     Barry I. Regenstein has been a member of the Board of Directors since December 13, 2005. Mr. Regenstein is the President and Chief Financial Officer of Command Security Corporation. Trinad is a significant shareholder of Command Security Corporation and Mr. Regenstein has formerly served as a consultant for Trinad. Mr. Regenstein has over 25 years of experience with 21 years of such experience in the aviation services industry. Mr. Regenstein was formerly Senior Vice President and Chief Financial Officer of Globe Ground North America (previously Hudson General Corporation), and previously served as the Corporation’s Controller and as a Vice President. Prior to joining Hudson General Corporation in 1982, he had been with Coopers & Lybrand in Washington, D.C. since 1978. Mr. Regenstein currently sits on the boards of U.S. Wireless Data Inc. (OTC:USWI) and The Transit Alliance and GTJ, a privately owned group of companies. Mr. Regenstein is a Certified Public Accountant and received his Bachelor of Science in Accounting from the University of Maryland and an M.S. in Taxation from Long Island University.
     Jay Wolf has been a member of the Board of Directors since 2004 and was our Secretary until the acquisition. Mr. Wolf has ten years of investment and operations experience in a broad range of industries. Mr. Wolf’s investment experience includes: senior and subordinated debt, private equity (including leveraged transactions), mergers & acquisitions and public equity investments. Mr. Wolf is the co-founder of Trinad Capital, L.P., a hedge fund dedicated to investing in micro-cap companies. Prior to founding Trinad, Mr. Wolf served as the Executive Vice President of Corporate Development for Wolf Group Integrated Communications Ltd. where he was responsible for the company’s acquisition program. Prior to that he worked at Canadian Corporate Funding, Ltd., a Toronto-based merchant bank in the senior debt department and subsequently for Trillium Growth, the firm’s venture capital Fund. Mr. Wolf currently sits on the board of Shells Seafood Restaurants (OTC:SHLLS), Mediavest, Inc. and U.S. Wireless Data Inc. (OTC:USWI). Mr. Wolf received a Bachelor of Arts from Dalhousie University.
     Andrew L.Wing has been a member of the Board of Directors since July 10, 2006. Mr. Wing is a Consultant and Senior Advisor in the Media & Entertainment space, with over 30 years of diversified business experience. Previously, Mr. Wing was President and Chief Executive Officer of VNU’s Nielsen Entertainment, stepping down in March 2006. He was also a member of the VNU Media Measurement Executive Board during this tenure. Prior to being acquired by VNU, Mr. Wing had been Managing Director, Global Entertainment for ACNielsen. Before joining the Nielsens’, Mr. Wing spent twelve years at American Express in key general management, marketing, finance and business development roles. Mr. Wing began his career as an auditor at Deloitte Haskins & Sells, CPAs and proceeded to spend five years at Avon Products before joining Amex. Mr. Wing holds an MBA in Marketing and Finance from New York’s Hofstra University.
     Danny Lam was appointed as President — Finance in connection with the acquisition of ProLink on December 23, 2005. Mr. Lam joined ProLink in September 2005 when he was named President of ProLink Capital (ProLink’s trade name for it’s equipment financing activities) in December 2005. Mr. Lam has nearly thirty years of experience in the commercial lending industry. Mr. Lam’s past experience includes President and Chief Executive Officer of Bell Atlantic Capital Corporation, the multi billion dollar financial services subsidiary of Bell Atlantic (Verizon); Senior Vice President of AT&T Small Business Lending Corp., one of the nation’s largest small business lenders, and President and General Manager of American Express Business Finance Corporation, a subsidiary of American Express Corporation that provided commercial working capital and term loans. Mr. Lam received a Bachelor of Arts degree from Pace University.
     Dave M. Gomez was appointed as Vice President, General Counsel and Corporate Secretary in connection with the acquisition of ProLink on December 23, 2005. He had served in the same positions with ProLink since September 2005. Mr. Gomez was formerly Senior Attorney at EaglePicher Incorporated from January 2004 until September 2005. From August 1996 to December 2003, he was a senior associate with the law firm of Quarles & Brady, Streich Lang, LLP in Phoenix, Arizona in their corporate and securities practice. Prior to his legal career, Mr. Gomez was a Senior Design Engineer with Loral-Vought Systems and Rockwell International Space Systems Division. Mr. Gomez holds a Bachelor’s degree in Aeronautical Engineering Technology from Arizona State University, an M.B.A. from Pepperdine University and a Juris Doctorate from The University of Texas School of Law.
     Michael S. Browne has been our Chief Financial Officer since July, 2006. Prior to joining ProLink, Mr. Browne was the Chief Financial Officer since March, 2005 of EaglePicher Commercial Power, Inc., an international provider of premier innovative power solutions to the commercial marketplace. Mr. Browne was instrumental in EaglePicher’s efforts to emerge from Chapter 11 bankruptcy, which occurred during the first half of 2006. Mr. Browne also previously served as President of Eagle Picher Horizon Batteries, Inc., an international joint venture. Prior to such time, Mr. Browne spent almost four years as Chief Financial Officer of Leica Microsystems Semiconductor, an international capital equipment manufacturer. Prior experiences to that include more than two years as Division Chief Financial Officer, Global Internet and Software Solutions Division, for Xerox Corporation, and auditing duties for both Deloitte & Touche and BDO/Seidman.
     Christopher P. Wightman was appointed President of Prolink Media and to our Board of Directors on December 18, 2007. Before joining ProLink, Mr. Wightman was Publisher of Golf Magazine, a Time Inc. publication. Prior to Golf Magazine, he spent time at Viacom, working for MTV Networks, and also worked for Golf Digest for several years. Mr. Wightman is a graduate of The Pennsylvania State University, earning a B.A. in Journalism in 1985.

There are no family relationships among our directors or executive officers.
EXECUTIVE COMPENSATION
Summary Compensation Table
The following table shows the compensation paid or accrued during the fiscal years ended December 31, 2005 and December 31, 2006 to (1) our Chief Executive Officer and (2) our two most highly compensated executive officers, other than our Chief Executive Officer, who earned more than $100,000 during the fiscal year ended December 31, 2006. The table includes additional executives who would have been among the two most highly compensated executive officers, other than our Chief Executive Officer, except for the fact that they were not serving as executive officers of the Company as of the end of December 31, 2006.

					Non-Equity
					Incentive	Nonqualified
				Option	Plan	Deferred	All Other
Name and Principal			Bonus	Awards	Compensation	Compensation	Compensation
Position	Year	Salary ($)	($)	($)	($)	Earnings ($)	($)	Total ($)
Lawrence D. Bain*(1),	2005	221,635	50,000	4,239,667(6)	—	—	—	4,511,302
Chief Executive Officer	2006	325,000	146,000	—	—	—	—	471,000

Charles “Chuck”	2005	215,583	—	1,998,547(6)				2,214,130
Sherman*(2),	2006	189,692	64,010	—	—	—	—	253,702
Former Chief Operating Officer

Danny Lam*(3),	2005	45,577	—	—	—	—	—	45,577
President — Finance	2006	150,000	50,000	1,458,170(6)	—	—	—	1,658,170

Barry A. Sullivan*(4),	2005	74,846	—	325,872(6)				404,718
Former Chief Financial	2006	107,308	14,731	—	—	—	—	122,039
Officer

Dave M. Gomez*(5),	2005	33,173	—	184,603(6)	—	—	—	217,776
Vice President,	2006	130,385	34,504	—	—	—	—	164,889
General Counsel & Secretary

*	For the periods prior to December 23, 2005, the amounts indicated for these persons were paid by ProLink while it was a privately held company.

(1)	Mr. Bain was named Chief Executive Officer in connection with the acquisition of Prolink. Mr. Bain served in the same capacity with ProLink since January 1, 2005. For fiscal 2005 Mr. Bain’s annual salary was $175,000 and for fiscal 2006 his annual salary was $325,000.

(2)	Mr. Sherman was named Chief Operating Officer in connection with the acquisition of ProLink. He served in the same capacity with ProLink since April 2005. The amounts reflected in salary for 2005 partially reflect consulting fees paid to Mr. Sherman prior to that time. Mr. Sherman’s annualized salary for 2005 was $210,000 and for 2006 was $250,000. Mr. Sherman left our employment on September 18, 2006 and now serves as a consultant to provide transition services as required.

(3)	Mr. Lam joined ProLink in September 2005 when he was named President of ProLink Capital (ProLink’s trade name for its equipment financing activities). Mr. Lam’s annualized salary for 2005 and 2006 was $150,000.

(4)	Mr. Sullivan was named Chief Financial Officer in connection with the acquisition of ProLink. He served in the same capacity at ProLink since June 2005. Mr. Sullivan’s annualized salary for 2005 and 2006 was $140,000. Mr. Sullivan left our employment on October 10, 2006.

(5)	Mr. Gomez was named Vice President, General Counsel and Corporate Secretary in connection with the acquisition of ProLink. He served in the same capacity at ProLink since September 2005. Mr. Gomez’s annualized salary for 2005 was $115,000 and $140,000 in 2006.

(6)	We valued the options for FAS 123R purposes utilizing the Black-Scholes method. The assumptions made for utilizing the Black-Scholes method were a volatility equal to 60% and a discount rate equal to 4.58%. The same assumptions were used for valuing our options granted pursuant to FAS 123R in our financial statements.
Outstanding Equity Awards At Fiscal Year-End
     The following table shows stock option awards outstanding on the last day of the fiscal year ended December 31, 2006 for each of the executive officers named in the Summary Compensation Table.

	Number			Equity Incentive
	of		Number of	Plan Awards:
	Securities		Securities	Number of
	Underlying		Underlying	Securities
	Unexercised		Unexercised	Underlying
	Options		Options	Unexercised	Option	Option
	(#)		(#)	Unearned Options	Exercise Price	Expiration
Name	Exercisable		Unexercisable	(#)	($)	Date
Lawrence D. Bain	2,242,234	(1)	0	0	0.08	12/23/2015
	1,237,305	(1)	0	0	1.55	12/30/2015

Charles “Chuck” Sherman	1,096,121	(1)	0	0	0.08	12/23/2015
	518,653	(1)	0	0	1.55	12/30/2015

Danny Lam	450,000	(2)	0	0	1.5	12/19/2016
	0		1,250,000 (3)	0	1.4	12/19/2016

Barry A. Sullivan	75,000	(1)	0	0	0.08	12/23/2015
	255,740	(1)	0	0	1.55	12/30/2015

Dave M. Gomez	25,000	(1)	0	0	0.08	12/23/2015
	173,731	(1)	0	0	1.55	12/30/2015

(1)	The options were granted pursuant to our 2005 Employee, Director and Consultant Stock Plan. The options are non-qualified stock options and are fully vested. The options have a cashless exercise provision.

(2)	The options were granted pursuant to our 2006 Employee, Director and Consultant Stock Plan. The options are non-qualified stock options and are fully vested. The options have a cashless exercise provision.

(3)	The options were granted pursuant to our 2006 Employee, Director and Consultant Stock Plan. The options are non-qualified stock options and vest in three equal installments on December 19, 2007, 2008 and 2009. The options have a cashless exercise provision.
DIRECTOR COMPENSATION
     The following table sets forth information concerning the compensation of our directors for our fiscal year ended December 31, 2006:

	Fees			Nonqualified
	Earned		Non-Equity	Deferred
	or Paid	Option	Incentive Plan	Compensation	All Other
	in Cash	Awards	Compensation	Earnings	Compensation
Name	($)	($)	($)	($)	($)	Total ($)
Robert Ellin	0	0	0	0	0	0

Steven D. Fisher	0	0	0	0	0	0

William D. Fugazy, Jr.	0	0	0	0	0	0

Barry I. Regenstein	2,500	0	0	0	179,774	182,274(1)

Andrew Wing	2,500	0	0	0	191,564	194,064(1)

Jay Wolf	0	0	0	0	0	0

(1)	This represents warrants granted to purchase 200,000 shares of our common stock. We valued the warrants for FAS 123R purposes utilizing the Black-Scholes method. The assumptions made for utilizing the Black-Scholes method were a volatility equal to 60% and a discount rate equal to 4.58%. The same assumptions were used for valuing our options granted pursuant to FAS 123R in our financial statements.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth certain information with respect to the beneficial ownership of our voting stock as of February 6, 2007 for (a) the executive officers named in the Summary Compensation Table in the Executive Compensation Section, (b) each of our directors, (c) all of our current directors and executive officers as a group, and (d) each stockholder known by us to own beneficially more than 5% of any class of our voting stock. Our common stock, par value $0.0001 per share, and our Series C Convertible Preferred Stock, par value $0.001 per share, have the right to vote. Holders of our common stock are entitled to one vote per share on all matters as to which stockholders may be entitled to vote pursuant to the Delaware General Corporation Law. As of February 6, 2007, holders of our Series C Convertible Preferred Stock are entitled to 7,400 votes per share on all matters as to which stockholders may be entitled to vote pursuant to the Delaware General Corporation Law. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”) and includes voting or investment power with respect to the securities. We deem shares of stock that may be acquired by an individual or group within 60 days of February 6, 2006 pursuant to the exercise of options or warrants to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage of ownership is based on 37,525,963 shares of common stock outstanding on February 6, 2007 and 1,142 shares of Series C Convertible Preferred Stock outstanding on February 6, 2007.

			Series C Convertible
	Common Shares		Preferred Shares
	Number	Percent of Common	Number	Percent of Series C
Name and Address**	Beneficially Owned	Shares Outstanding	Beneficially Owned	Shares Outstanding
Trinad Capital Master Fund, Ltd. (1)	6,885,437	18.2%	0	*

Robert Ellin (1)	6,885,437	18.2%	0	*

Jay Wolf (1)	6,885,437	18.2%	0	*

Barry I. Regenstein (2)	100,000	*	0	*

William D. Fugazy, Jr. (3)	1,917,520	4.9%	0	*

Steven D. Fisher (4)	7,987,341	20.2%	0	*

Lawrence D. Bain (5)	3,646,149	9.2%	0	*

Charles “Chuck” Sherman (6)	1,546,061	4.1%	0	*

Barry A. Sullivan	70,775	*	0	*

Dave M. Gomez (7)	198,731	*	0	*

Danny Lam (8)	521,314	1.4%	0	*

Christopher Wightman (9)	0	0%	0	*

Andrew Wing (10)	0	0%	0	*

Pequot Scout Fund, L.P. (11)	407,000	1.1%	110	9.6%

Pequot Mariner Master Fund, L.P. (12)	333,000	*	90	7.9%

Ashford Capital Partners, L.P. (13)	925,001	2.4%	250	21.2%

	Series C Shares		Common Shares
	Beneficially Owned		Beneficially Owned
Name and Address**	Number	Percent	Number	Percent
LB I Group Inc. (14)	100	8.8%	370,000	*

Eclectic Investment Partners, LP (15)	60	5.3%	222,000	*

Lewis Opportunity Fund, LP (16)	115	10.1%	427,000	1.1%

David Smith (17)	100	8.8%	370,000	*

All directors and current executive officers as a group (10 persons) c/o ProLink	0	0%	22,873,328	51.3%

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

**	Addresses are given for beneficial owners of more than 5% of the outstanding common stock or Series C Convertible Preferred Stock only.

(1)	Consists of 6,642,421 shares of common stock held by Trinad Capital Master Fund, Ltd. and 243,216 shares of common stock underlying currently exercisable warrants. Mr. Ellin is a managing member of Trinad Advisors GP, LLC that is the general partner of a principal stockholder of the Fund and a managing member of Trinad Management, LLC. Mr. Ellin disclaims beneficial ownership of the shares of common stock held by Trinad Capital Master Fund, Ltd and Trinad Management, LLC, except to the extent of his pecuniary interest. Mr. Wolf is also affiliated with these entities and disclaims beneficial ownership of these securities, except to the extent of his pecuniary interests. The address for Trinad Capital Master Fund, Ltd. is 2121 Avenue of the Stars, Ste. 165, Los Angeles, CA 90067. The address for each of Mr. Ellin and Mr. Wolf is in care of Trinad Capital Master Fund, Ltd., 2121 Avenue of the Stars, Ste. 165, Los Angeles, CA 90067.

(2)	Represents 100,000 shares of common stock underlying currently exercisable warrants. Does not include 200,000 shares of common stock underlying warrants not exercisable within 60 days of February 6, 2007. The address for Mr. Regenstein is in care of ProLink Holdings Corp., 410 South Benson Ln., Chandler, AZ 85224.

(3)	Includes 1,664,579 shares of common stock underlying currently exercisable options.

(4)	Includes 1,931,503 shares of common stock underlying currently outstanding warrants. The securities indicated are held directly by Mr. Fisher and indirectly through the Fisher Family Trust and Sheryl L. Whiteman Trust for both of which he serves as a trustee, and Seaside Retreat LLC of which he is the managing member and FOC Financial LP of which he is the General Partner. Mr. Fisher disclaims beneficial ownership of these securities except to the extent of his pecuniary interest. The address for Mr. Fisher is in care of ProLink Holdings Corp., 410 South Benson Ln., Chandler, AZ 85224.

(5)	Includes 1,893,208 shares of common stock underlying currently exercisable options. The address for Mr. Bain is in care of ProLink Holdings Corp., 410 South Benson Ln., Chandler, AZ 85224.

(6)	Includes 518,653 shares of common stock underlying currently exercisable options.

(7)	Represents 198,731 shares of common stock underlying currently exercisable options.

(8)	Includes 30,402 shares of common stock underlying currently exercisable warrants and 450,000 shares of common stock underlying currently exercisable options. Does not include 1,250,000 shares of common stock underlying options not exercisable within 60 days of February 6, 2007.

(9)	Does not include 750,000 shares of common stock underlying options not exercisable within 60 days of February 6, 2007.

(10)	Does not include 200,000 shares of common stock underlying warrants not exercisable within 60 days of February 6, 2007.

(11)	Includes 407,000 shares of common stock underlying currently exercisable warrants. Does not include 814,000 shares of common stock issuable upon conversion of the Series C Preferred. The address for Pequot Scout Fund, L.P. is 153 E. 53rd Street, 35th Floor, New York, NY 10022.

(12)	Includes 333,000 shares of common stock underlying currently exercisable warrants. Does not include 666,000 shares of common stock issuable upon conversion of the Series C Preferred. The address for Pequot Mariner Master Fund, L.P. is 153 E. 53rd Street, 35th Floor, New York, NY 10022.

(13)	Includes 925,001 shares of common stock underlying currently exercisable warrants. Does not include 1,850,000 shares of common stock issuable upon conversion of the Series C Preferred. The address for Ashford Capital Partners, L.P. is One Walkers Mill Road, Wilmington, DE 19807.

(14)	Includes 370,000 shares of common stock underlying currently exercisable warrants. Does not include 740,000 shares of common stock issuable upon conversion of the Series C Preferred. The address for LB I Group Inc. is 745 Seventh Ave., New York, NY 10019.

(15)	Includes 222,000 shares of common stock underlying currently exercisable warrants. Does not include 444,000 shares of common stock issuable upon conversion of the Series C Preferred. The address for Eclectic Investment Partners LP is 1365 Brightwaters Blvd NE, Saint Petersburg, FL 33704.

(16)	Includes 427,000 shares of common stock underlying currently exercisable warrants. Does not include 851,000 shares of common stock issuable upon conversion of the Series C Preferred. The address for Lewis Opporunity Fund is 45 Rockefeller Plaza, Suite 2570, New York, NY 10111.

(17)	Includes 370,000 shares of common stock underlying currently exercisable warrants. Does not include 740,000 shares of common stock issuable upon conversion of the Series C Preferred. The address for Mr. Smith is c/o Coast Asset Management, LLC, 2450 Colorado Ave, Suite 100E, Santa Monica, CA 90404.

SELLING STOCKHOLDERS
     At an initial closing on January 8, 2007 and an additional closing on January 23, 2007, in transactions exempt from the registration requirements of the Securities Act, we sold to certain accredited investors shares of our Series C Convertible Preferred Stock, $0.001 per share, and warrants to purchase our common stock for an aggregate price of $11,420,000. This prospectus relates to the resale from time to time of up to a total of 13,283,248 shares of our common stock by the selling stockholders, which shares are comprised of the following securities:
•	8,450,800 shares of common stock underlying the Preferred Stock issued to the investors in the private placements; and

•	4,832,448 shares of common stock issuable upon exercise of the warrants at an exercise price of $1.40 per share.
     Pursuant to the terms of the financing, we filed a Registration Statement on Form SB-2, of which this prospectus constitutes a part, in order to permit the selling stockholders to resell to the public the shares of our common stock issued or issuable in connection with the financing. The selling stockholders have each represented to us that they have obtained the shares for their own account for investment only and not with a view to, or resale in connection with, a distribution of the shares, except through sales registered under the Securities Act or exemptions thereto.
     The following table, to our knowledge, sets forth information regarding the beneficial ownership of our common stock by the selling stockholders as of February 6, 2007 and the number of shares being offered hereby by each selling stockholder. For purposes of the following description, the term “selling stockholder” includes pledgees, donees, permitted transferees or other permitted successors-in-interest selling shares received after the date of this prospectus from the selling stockholders. The information is based in part on information provided by or on behalf of the selling stockholders.
     Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting or investment power with respect to shares, as well as any shares as to which the selling stockholder has the right to acquire beneficial ownership within sixty (60) days after February 6, 2007 through the exercise or conversion of any stock options, warrants, convertible debt or otherwise. All shares that are issuable to a selling stockholder upon exercise of the warrants are included in the number of shares being offered in the table below. No estimate can be given as to the amount or percentage of our common stock that will be held by the selling stockholders after any sales or other dispositions made pursuant to this prospectus because the selling stockholders are not required to sell any of the shares being registered under this prospectus. The table below assumes that the selling stockholders will sell all of the shares listed in this prospectus. Unless otherwise indicated below, each selling stockholder has sole voting and investment power with respect to its shares of common stock. The inclusion of any shares in this table does not constitute an admission of beneficial ownership by the selling stockholder. We will not receive any of the proceeds from the sale of our common stock by the selling stockholders. Percentage of ownership is based on 37,525,963 shares of common stock outstanding on February 6, 2007.
     Except as set forth below, none of the selling stockholders has held any position or office with us or any of our affiliates, or has had any other material relationship (other than as purchasers of securities) with us or any of our affiliates, within the past three years.
     The following table sets forth the beneficial ownership of the selling stockholders:

	Beneficial Ownership		Beneficial Ownership
	Before Offering		After Offering
		Number of
	Number of	Shares	Number of
Selling Stockholder	Shares	Being Offered	Shares	Percent
Pequot Capital Management, Inc. (1)	2,565,500	2,220,000	345,500	*

Ashford Capital Partners, L.P.	2,775,000	2,775,000	0	*

Iroquois Master Fund, Ltd.	499,501	277,500	222,001	*

Itasca Capital Partners, LLC	44,400	44,400	0	*

LBI Group Inc.	1,110,000	1,110,000	0	*

MCF Navigator Fund, Ltd.	111,000	111,000	0	*

Nite Capital LP	166,500	166,500	0	*

Patara Capital L.P.	555,000	555,000	0	*

D. Jon Merriman	11,100	11,100	0	*

Steven R. Foland	11,100	11,100	0	*

Theresa C. Foland	11,100	11,100	0	*

Rockmore Investment Master Fund Ltd.	388,501	277,500	111,001

Straus Partners LP	499,500	499,500	0	*

Straus-GEPT Partners LP	610,500	610,500	0	*

WPG Event Driven Multi-Strategy Overseas Fund	77,700	55,500	22,200	*

WPG Distressed/Special Situations Overseas Fund	310,800	222,000	88,800	*

Eclectic Investment Partners LP	666,000	666,000	0	*

Andrew T. Hansel	55,500	55,500	0	*

Stephen A. Hansel	111,000	111,000	0	*

Noble Special Situation Fund	366,233	366,233	0	*

Lewis Opportunity Fund, LP	1,478,000	1,278,000	200,000	*

LAM Opportunity Fund, Ltd.	220,500	220,500	0	*

David Smith	1,110,000	1,110,000	0	*

Merriman Curhan Ford & Co.	518,315	518,315	0	*

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1)	Shares beneficially owned by Pequot Capital Management, Inc. represents 345,500 shares of common stock held of record by Pequot Scout Fund, L.P., shares of common stock underlying Series C preferred stock of which 814,000 shares are held of record by Pequot Scout Fund, L.P. and 666,000 shares are held of record by Pequot Mariner Master Fund, L.P. and shares of common stock underlying warrants to purchase common stock of which 407,000 shares are held of record by Pequot Scout Fund, L.P. and 333,000 shares are held of record by Pequot Mariner Master Fund, L.P. Pequot Capital Management, Inc. which is the Investment Manager/Advisor to the above named funds exercises sole dispositive, investment and voting power for all the shares. Arthur J. Samberg is the controlling shareholder of Pequot Capital Management, Inc. and disclaims beneficial ownership of the shares except for his pecuniary interest.

PLAN OF DISTRIBUTION
     The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.
     These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.
     The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.
     The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.
     Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.
     The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.
     The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.
     The selling stockholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.
     We are required to pay all fees and expenses incident to the registration of the shares of common stock. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.
     The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder. If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the selling stockholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.
     The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our common stock and activities of the selling stockholders.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     The following is a description of transactions that were entered into with our executive officers. Directors or 5% stockholders during the past two years. We believe that all of the transactions described below were made on terms no less favorable to us than could have been obtained from unaffiliated third party. All future related transactions will be approved by our audit committee or the full Board of Directors.
     On September 18, 2006, the Company entered into a Severance Agreement and a Consulting Agreement with the Company’s former Chief Operating Officer, Charles “Chuck” Sherman. The terms of the Severance Agreement call for the Company to provide Mr. Sherman with a telephone and computer through the length of the below described Consulting Agreement. Mr. Sherman also provided the Company with standard non-competition and non-solicitation agreements. Additionally, the parties each provide the other with standard releases. The Consulting Agreement provides for a monthly fee of $20,833.33 for the months of September through December 2006. In 2007, Mr. Sherman will receive a $1,000 retainer and $150 per hour for services rendered. Mr. Sherman will provide transition services to the Company as required throughout the term of the Consulting Agreement.
     On September 18, 2006, ProLink entered into a Letter Factoring Agreement with FOC Financial L.P. (“FOC”). Steven D. Fisher, one of the Company’s directors, is the General Partner of FOC. Pursuant to the Letter Factoring Agreement, FOC in its sole discretion, may make advances to ProLink from time to time in an amount not to exceed $750,000 collateralized with golf course management systems sold to golf courses. Advances may be borrowed, repaid, and reborrowed on a revolving basis through November 15, 2006. Upon certification by ProLink that it has executed lease documents, approved credit with a lease financing source and has shipped a system to a course, FOC will advance 90% of the gross proceeds of such sale less a .5% origination fee. If any system funded pursuant to the Letter Factoring Agreement is rejected or returned, ProLink has agreed to provide priority remarketing for that system. The Loan is evidenced by a Revolving Promissory Note. Further, in order to induce FOC to enter into this Letter Factoring Agreement, the Company agreed to issue a warrant to purchase 250,000 shares of the Company’s common stock to FOC at an exercise price of $1.60 per share with a term of 10 years. During the nine months ended September 30, 2006, we borrowed and repaid an aggregate of $376,294 under this agreement. In connection with these borrowings, we paid fees of $1,886 to FOC. The line expired on November 15, 2006 and all amounts have been repaid.
     On July 10, 2006, the Company appointed Mr. Andrew L. Wing as a member of the Board of Directors (as discussed below). In connection with such appointment, the Company and Mr. Wing entered into a Consulting Agreement, dated July 10, 2006. The Consulting Agreement provides that Mr. Wing will provide certain advertising sales services to the Company in exchange for commissions, 5% for the first three years and 2% for the fourth and fifth years, that will be paid for revenues received by the Company from advertisers. After the fifth year, no further commissions will be paid. The Consulting

Agreement shall continue on a month-to-month basis and may be terminated by the Company upon written notice. ProLink has not paid any commission to Mr. Wing to the date of this filing.
     On September 29, 2004, we signed a Management Agreement, as amended, with Trinad Capital, LP pursuant to which Trinad agreed to provide us with management services (the “Management Services”), including without limitation, the identification, negotiation, structuring and closing of a merger transaction with a suitable target company. As consideration for such Management Services, we agreed to pay Trinad a monthly management fee of $30,000. This agreement commenced on April 1, 2004. Trinad and its affiliates collectively own approximately 35% of our issued and outstanding common stock. This agreement was amended and restated in April 2005 to provide for services to assist us with the identification of an acquisition or merger candidate. The term of amended agreement was the lesser of 24 months or the closing of an acquisition of an operating company. The fee for these consulting services was $150,000, payable as follows: (1) $50,000 on execution of the amended agreement; (2) $50,000 on a letter of intent for an acquisition of an operating company; and (3) $50,000 upon closing of such acquisition. As a result of the acquisition of ProLink, this agreement was terminated.
     At the time of the acquisition, other than as described in (i) and (ii) below, there were no material relationships between us or any of our affiliates, any director or officer or any associate of such director or officer, on the one hand, and ProLink or the members of ProLink, on the other. The following relationships exist: (i) Trinad Capital Master Fund, Ltd., or its affiliates, (“Trinad”), a stockholder, loaned money to ProLink on several occasions since September 2004, in the aggregate amount of approximately $1.47 million, which includes interest (the controlling persons of Trinad are Robert Ellin and Jay Wolf, who are also directors and the former officers); and (ii) of the $1.47 million, repayment of the outstanding balance of $500,000, plus accrued interest was made in January, 2006.
     As disclosed in our prior public filings, Trinad was the holder of 100,000 shares of Series B Convertible Preferred Stock, which shares were redeemed at the closing of the transaction. At the closing of the transaction, Trinad irrevocably elected, pursuant to Section 5(c) of the Certificate of Designation, Preferences and Rights of Series B Convertible Preferred Stock, to exercise its right to treat the transaction with ProLink as a liquidation, dissolution or winding up of the former public shell company and to receive the cash payment with respect to such Series B Preferred Stock in the amount of $1,000,000, which amount was paid simultaneously with the closing of the transaction.
Director and Executive Officer Compensation
     Please see “Executive Compensation” for a discussion of options granted and payments made to our non-employee directors. Please see “Executive Compensation” for additional information regarding compensation of our executive officers.
Employment and Consulting Agreements
     For information regarding these agreements, please refer to the section entitled “Management - Employment Contracts, Termination of Employment and Change-in-Control Arrangements” and “Management - Executive Compensation”.
DESCRIPTION OF SECURITIES
Common Stock
  The Company is authorized to issue up to 200,000,000 shares of Common Stock, par value $.0001 per share, of which 37,525,963 shares were outstanding as of February 6, 2007. Holders of Common Stock are entitled to one vote for each share held of record on each matter submitted to a vote of stockholders.

There is no cumulative voting for election of directors. Subject to the prior rights of any series of preferred stock which may from time to time be outstanding, if any, holders of Common Stock are entitled to receive ratably, dividends when, as, and if declared by the Board of Directors out of funds legally available therefor and, upon the liquidation, dissolution, or winding up of the Company, are entitled to share ratably in all assets remaining after payment of liabilities and payment of accrued dividends and liquidation preferences on the preferred stock, if any. Holders of Common Stock have no preemptive rights and have no rights to convert their Common Stock into any other securities. The outstanding Common Stock is validly authorized and issued, fully paid, and nonassessable.
Preferred Stock
  Under the Company’s Certificate of Incorporation, as amended (the “Certificate”), the Board of Directors of the Company is authorized to designate, and cause the Company to issue, up to ten million (10,000,000) shares of preferred stock of any class or series, having such rights, preferences, powers and limitations as the Board of Directors shall determine. As of February 6, 2007, there were 1,142 shares of our Series C Convertible Preferred Stock, par value $0.001 per share, issued and outstanding.
Outstanding Stock Options, Warrants and Convertible Securities
   As of February 6, 2007, there are options granted or available to be granted to acquire 15,000,000 shares of the Company’s common stock, of which 9,639,155 options are outstanding. In addition, there are various warrants outstanding that have been previously issued to acquire 9,723,608 of the our common stock.
Registration Rights
     In a closing on January 8, 2007, and an additional closing on January 23, 2007, we issued to certain investors in a private offering an aggregate of 1,142 shares of our Series C Convertible Preferred Stock, par value $0.001 per share, and 24 five-year warrants to acquire up to 4,225,400 shares of our common stock, par value $0.0001 per share, at an exercise price equal to $1.40 per share, for gross proceeds to us of $11,420,000. The preferred stock and warrants were sold pursuant to a Securities Purchase Agreement. Additionally a Registration Rights Agreement provides for registration rights for the resale of the shares of common stock underlying the preferred stock sold in the offering and the shares of common stock issuable upon exercise of the warrants.
     On October 12, 2006, we closed on the sale of a series of notes due April 11, 2007 in the aggregate amount of $4,500,000 with certain accredited investors in reliance upon Section 4(2) the Securities Act of 1933, as amended (the “Securities Act”). We accepted the signature pages from the holders on October 11, 2006. In addition the holders were granted warrants to purchase 931,038 shares of the common stock of the company which number represents 30% of the quotient of the face value of the notes and the closing bid price of the common stock on the date of closing. The warrants have an exercise price of $1.45 and expire in October 2011. The notes were sold pursuant to a Securities Purchase Agreement that provides for registration rights for the resale of the shares underlying the warrants and any shares issued to the holders as interest payments, on such form of registration statement that is appropriate for such purpose.
     In a closing on March 15, 2005, we sold 726,668 shares of our common stock, par value $.0001 per share, to certain accredited investors in a private placement offering at a purchase price of $1.50 per share, for aggregate gross proceeds to us of $1,090,000. The investors executed subscription agreements that acknowledged that the securities to be issued had not been registered under the Securities Act, and that provided for “piggyback” registration rights, subject to the ability of an underwriter of an underwritten offering to exclude or cut back such rights, as to registration statements on forms appropriate for such purpose, filed after the closing of the private offering.
     In a closing on April 29, 2004, we sold 5,500,000 shares of common stock in a private offering to certain accredited investors, at a purchase price of $1.00 per share, for aggregate gross proceeds to us of $5,500,000. The investors executed subscription agreements, that acknowledged that the securities to be issued had not been registered under the Securities Act, that they understood the economic risk of an investment in the common stock, and that they had the opportunity to ask questions of and receive answers from our management concerning any and all matters related to acquisition of the common stock. The subscription agreements provided for “piggyback” registration rights, subject to the ability of an underwriter of an underwritten offering to exclude or cut back such rights, as to registration statements on forms appropriate for such purpose, filed after the closing of the private offering.

Anti-Takeover Provisions
     The provisions of Delaware law and of our Certificate of Incorporation and By-laws discussed below could discourage or make it more difficult to accomplish a proxy contest or other change in our management or the acquisition of control by a holder of a substantial amount of our voting stock. It is possible that these provisions could make it more difficult to accomplish, or could deter, transactions that stockholders may otherwise consider to be in their best interests or our best interests.
     Business Combinations. We are subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware. Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to specified exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s voting stock.
     Limitation of Liability; Indemnification. Our charter contains provisions permitted under the General Corporation Law of the State of Delaware relating to the liability of directors. The provisions eliminate a director’s liability for monetary damages for a breach of fiduciary duty as a director, except in circumstances involving wrongful acts, such as the breach of a director’s duty of loyalty or acts or omissions which involve intentional misconduct or a knowing violation of law. The limitation of liability described above does not alter the liability of our directors and officers under federal securities laws. Furthermore, our charter and by-laws contain provisions to indemnify our directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware. These provisions do not limit or eliminate our right or the right of any stockholder of ours to seek non-monetary relief, such as an injunction or rescission in the event of a breach by a director or an officer of his duty of care to us. We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as directors.
     Preferred Stock Issuances. Our Certificate of Incorporation provides that, without stockholder approval, we can issue up to 10,000,000 shares of preferred stock with rights and preferences determined by our board of directors.
INTEREST OF NAMED EXPERTS AND COUNSEL
     No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the Company or any of our subsidiaries. Nor was any such person connected with the Company or any of our subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.
     The financial statements for the years ended December 31, 2005 and January 1, 2005 included in this prospectus have been audited by Hein & Associates, LLP to the extent and for the periods indicated in their report thereon. Such financial statements have been included in this prospectus and registration statement in reliance upon the report of April 14, 2006 and upon the authority of such firm as experts in auditing and accounting.

LEGAL MATTERS
     The legality of the shares of common stock offered hereby will be passed upon for us by Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C., Chrysler Center, 666 Third Avenue, New York, New York 10017. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. and members of that firm, their families and trusts for their own benefit own an aggregate of approximately 60,000 shares of our common stock.
     No person is authorized to give any information or to make any representations with respect to shares not contained in this Prospectus in connection with the offer contained herein, and, if given or made, such information or representation must not be relied upon as having been authorized by us. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any security other than the shares of common stock offered by the Prospectus, nor does it constitute an offer to sell or the solicitation of an offer to buy shares of common stock in any jurisdiction where such offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sales made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
     We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act, with respect to the common stock offered by this prospectus. This prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us or our common stock, reference is made to the registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.
     You may read and copy all or any portion of the registration statement without charge at the public reference room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of the registration statement may be obtained from the SEC at prescribed rates from the public reference room of the SEC at such address. You may obtain information regarding the operation of the public reference room by calling 1-800-SEC-0330. In addition, registration statements and certain other filings made with the SEC electronically are publicly available through the SEC’s web site at http://www.sec.gov. The registration statement, including all exhibits and amendments to the registration statement, has been filed electronically with the SEC.
     Upon completion of the offering, we will become subject to the information and periodic reporting requirements of the Securities Exchange Act and, accordingly, we will file annual reports containing financial statements audited by an independent public accounting firm, quarterly reports containing unaudited financial data, current reports, proxy statements and other information with the SEC. You will be able to inspect and copy such periodic reports, proxy statements and other information at the SEC’s public reference room, and the web site of the SEC referred to above.

FINANCIAL STATEMENTS

ProLink Holdings Corp.
CONDENSED CONSOLIDATED BALANCE SHEET

September 30, 2006
Unaudited
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$282,266
Accounts receivable, net of an allowance for doubtful accounts of $424,708 and $440,815	3,779,917
Inventories, net of an allowance of $678,986 and $1,167,723	2,338,487
Prepaid expenses and other current assets	247,823

TOTAL CURRENT ASSETS	6,648,493

EQUIPMENT, net	732,956
LICENSE, net of accumulated amortization of $646,809 and $464,894	1,253,191
INTEREST IN RESIDUAL LEASE EQUIPMENT	4,064,471
DEPOSITS AND OTHER ASSETS	729,550

TOTAL ASSETS	13,428,661

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt and short-term financing	$2,749,337
Accounts payable	4,351,796
Accrued liabilities	828,075
Deferred revenue	159,592

TOTAL CURRENT LIABILITIES	8,088,800

DEFERRED INCOME TAX LIABILITY	213,434
LONG-TERM DEBT, net of current maturities	1,432,921

TOTAL LIABILITIES	9,735,155

STOCKHOLDERS’ EQUITY:
Preferred stock, par value $.0001, 10,000,000 shares authorized; zero shares issued and outstanding	—
Common stock, par value $.0001, 200,000,000 shares authorized; 34,877,781 issued and outstanding at September 30, 2006	3,488
Additional paid-in capital	14,929,600
Accumulated deficit	(11,239,582)

TOTAL STOCKHOLDERS’ EQUITY	3,693,506

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	13,428,661

The accompanying notes are an integral part of these condensed consolidated financial statements

ProLink Holdings Corp.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Nine Months Ended
	September 30,	October 1,
	2006	2005
	Unaudited
REVENUES:
System sales and service, net	$18,526,765	$11,608,087
Net financing revenue	1,165,637	—

Total revenue	19,692,402	11,608,087

OPERATING EXPENSES:
Cost of system sales, customer support and service	12,394,617	8,135,138
Selling, customer support and general and administrative expense	7,246,315	4,359,993

Total operating expenses	19,640,932	12,495,131

Income (loss) from operations	51,470	(887,044)

OTHER INCOME (EXPENSE):
Investment income	26,285	—
Interest expense, related parties	—	(619,131)
Interest expense, other	(277,269)	(125,551)
Loss on disposal of assets	(16,298)	—
Gain on reduction of reserves	397,201	—
Gain on early extinguishment of debt	929,577	—
Other income (expense), net	(43,751)	(57,165)

Total other income (expense)	1,015,745	(801,847)

Income (loss) before income taxes	1,067,215	(1,688,891)

Income tax expense	213,434	—

NET INCOME (LOSS)	$853,781	$(1,688,891)

WEIGHTED AVERAGE SHARES OUTSTANDING:
BASIC	34,692,799	13,342,790
DILUTED	40,038,251	13,342,790

NET INCOME (LOSS) PER SHARE:
BASIC	$0.02	$(0.13)
DILUTED	$0.02	$(0.13)
The accompanying notes are an integral part of these condensed consolidated financial statements.

ProLink Holdings Corp.
UNAUDITED CONDENSED CONSOLIDATED STATEMENT
OF STOCKHOLDERS’ EQUITY
For the Nine Months Ended September 30, 2006

					Total
	Common Stock		Additional	Accumulated	Stockholders’
	Shares	Amount	Paid-In Capital	Deficit	Equity

Balance at December 31, 2005	34,301,531	$3,430	$14,121,411	($12,093,363)	$2,031,478
Private placement of securities, net	1,000,000	100	959,900		960,000
Stock-based compensation	—	—	283,522	—	283,522
Acquisition of remaining interest in ProLink Solutions from Parview, Inc. and other (Note 5)	(423,750)	(42)	(435,233)	—	(435,275)
Net income	—	—	—	853,781	853,781

Balance at September 30, 2006	34,877,781	$3,488	$14,929,600	($11,239,582)	$3,693,506

The accompanying notes are an integral part of these condensed consolidated financial statements

ProLink Holdings Corp.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended
	September 30, 2006	October 1, 2005
	Unaudited
Net income (loss)	$853,781	($1,688,891)
Adjustments to reconcile net income (loss) to cash used in operating activities:
Depreciation and amortization	359,522	276,304
Stock-based compensation	283,522	25,000
Loss on disposal of equipment	16,298	—
Gain on reduction of reserves	(397,201)	—
Gain on early extinguishment of debt	(929,577)	—
Non-cash component of Yamaha gain	(441,123)
Residual value of leases	(583,585)	—
Provision for uncollectible receivables	(16,107)	185,821
Provision for obsolete and slow moving inventory	(295,612)
Deferred income taxes	213,434
Gain on sale of available-for-sale investments	(10,649)
Changes in working capital components:
Accounts receivable	(2,975,985)	(1,163,103)
Inventories	(1,007,943)	150,650
Prepaid expenses and other assets	(167,478)	(53,288)
Accounts payable	2,260,319	(226,081)
Accrued liabilities	(636,534)	(1,455,861)
Accrued liabilities to related parties	—	(876,975)
Deferred revenue	(162,711)	(1,129,633)

Net cash used in operating activities	(3,637,629)	(5,956,057)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(159,395)	(22,816)
Asset acquisition	(1,600,000)	—
Proceeds from the sale of fixed assets	13,464	—
Proceeds from sale of available-for-sale investments	478,649	—

Net cash used in investing activities	(1,267,282)	(22,816)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on debt	(1,172,789)	—
Proceeds from sale of common stock and receipt of stock subscriptions receivable	4,260,000	—
Fees paid in connection with financing transaction	(40,000)	—
Proceeds from borrowing on notes payable	37,512	6,236,873

Net cash provided by financing activities	3,084,723	6,236,873

NET INCREASE (DECREASE) IN CASH	(1,820,188)	258,000
CASH and cash equivalents, at beginning of the period	2,102,454	7,540

CASH and cash equivalents, at end of the period	$282,266	$265,540

PROLINK HOLDINGS CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation — The accompanying unaudited condensed consolidated financial statements as of, and for the three and nine months ended September 30, 2006 and as of December 31, 2005 include the accounts of ProLink Holdings Corp. and its subsidiary ProLink Solutions, LLC (collectively, “ProLink”, “we”, “us” or “our”). In December 2005, ProLink Solutions, LLC completed a reverse merger with Amalgamated Technologies, Inc., which is more fully described in our 10-KSB for the year ended December 31, 2005. As a result of the recapitalization, the unaudited condensed consolidated statement of operations for the three and nine months ended October 1, 2005 and the unaudited condensed consolidated statement of cash flows for the nine months ended October 1, 2005 include only the accounts of ProLink Solutions, LLC (“ProLink Solutions”). ProLink’s fiscal year ends on the last Saturday of December. Both the 2006 and 2005 fiscal years contain 52 weeks with the first three quarters of each year consisting of 13 weeks. All material inter-company transactions have been eliminated. The condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and Item 310(b) of Regulation S-B. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. However, in the opinion of management, all adjustments, consisting of normal recurring adjustments, considered necessary for a fair presentation of our financial position, results of operations and cash flows have been included. Except for the adoption of FASB Statement No. 123R, Share-Based Payment (SFAS 123R), which is more fully described in Note 2, the accounting policies followed in the preparation of these unaudited condensed consolidated financial statements are consistent with those followed in our annual consolidated financial statements for the year ended December 31, 2005 as filed on Form 10-KSB. Operating results for the three and nine months ended September 30, 2006 are not necessarily indicative of the results that may be expected for the full fiscal year ended December 30, 2006. For further information, refer to the Consolidated Financial Statements and Notes to Consolidated Financial Statements included in our Annual Report on Form 10-KSB for the year ended December 31, 2005.
Reclassifications — Certain prior period amounts have been reclassified to conform to the current presentation. Such reclassifications had no effect on net income (loss). Cost directly related to service revenues have been reclassified to cost of sales.
Use of Estimates — The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant items subject to such estimates include valuation allowances for inventory and accounts receivable including the service receivables under Pay-for-Play agreements, asset impairment and accruals for certain liabilities, including contingent liabilities accrued since inception and obligations related to employee benefits, valuation of options and warrants to purchase our common stock and the valuation of acquired and repurchased assets.
Earnings (Loss) Per Share — Basic earnings (loss) per share is calculated by dividing income (loss) by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share is calculated based on the weighted average shares of common stock outstanding during the period plus the dilutive effect of common stock purchase warrants and stock options using the treasury stock method and the dilutive effect of convertible instruments using the if-converted method. Contingently issuable shares are included in the computation of basic earnings (loss) per share when issuance of the shares is no longer contingent. Due to the net losses for the three months ended September 30, 2006 and the three and nine months ended October 1, 2005, basic and diluted loss per share were the same, as the effect of potentially dilutive securities would have been anti-dilutive.
Potentially dilutive securities not included in the diluted per share calculation due to the net loss for the three months ended September 30, 2006, included 4,720,213 common shares issuable under options and 290,911 common shares issuable under warrants. There were no potentially dilutive securities for the three and nine months ended October 1, 2005.
2. SHARE-BASED PAYMENTS
Prior to January 1, 2006 we accounted for our share-based compensation plans under the recognition and measurement provision of APB Opinion No. 25, Accounting for Stock Issued to Employees (APB 25), and related Interpretations, as permitted by FASB Statement No. 123, Accounting for Share-Based Compensation (SFAS 123). Share-based employee compensation cost is recognized as a component of cost of system sales and service, selling, customer support and general and administrative expense in the Statement of Operations. For the year ended December 31, 2005 share-based employee compensation expense was $25,000. In the nine month period ended October 1, 2005 there was no expense for share-based employee compensation expense. Effective January 1, 2006, we adopted the fair value recognition provisions of SFAS 123R, using the modified-prospective transition method. Under that transition method, employee compensation cost recognized in 2006 includes: (i) compensation cost for all share-based payments granted prior to, but not yet vested as of January 1, 2006, based on the grant date fair value estimated in accordance with the original provisions of SFAS 123 and (ii) compensation cost for all share-based payments granted subsequent to January 1, 2006 based on the grant date fair value estimated in accordance with the provision of SFAS 123R. Results for prior periods have not been restated.

As a result of adopting SFAS 123R on January 1, 2006 our net income and income before income taxes for the three and nine months ended September 30, 2006 is approximately $109,433 and $172,631 lower, respectively than if we had continued to account for share-based compensation under APB 25. The adoption of this standard had no impact on our provision for income taxes due to the valuation allowance for deferred tax assets due to operating losses.
Prior to the adoption of SFAS 123R we presented all tax benefits, if any, of deductions resulting from the exercise of stock options as operating cash flows in the Statement of Cash Flows. SFAS 123R requires the cash flows resulting from the tax benefits resulting from tax deductions in excess of the compensation cost recognized for those options (excess tax benefits) to be classified as financing cash flows. There are no tax benefits, excess or otherwise, for the nine months ended September 30, 2006 and October 1, 2005 and therefore there is no impact on the accompanying Unaudited Condensed Consolidated Statements of Cash Flows.
The fair value of options granted is estimated using the Black-Scholes option pricing model. Assumptions used in the Black-Scholes option pricing model include (i) annual dividend yield, (ii) weighted-average expected life, (iii) risk-free interest rate and (iv) expected volatility. Expected volatility and expected life consider (i) historical trends and (ii) ways in which future volatility and option lives may differ from those historical trends. The risk-free interest rate is based on the U.S. Treasury security rate estimated for the expected life of the options at the grant date.
SFAS 123R requires the estimation of forfeitures when recognizing compensation expense and that this estimate of forfeitures be adjusted over the requisite service period should the actual forfeitures differ from such estimates. Changes in estimated forfeitures are recognized through a cumulative adjustment which is recognized in the period of the change and which impacts the amount of unamortized compensation expense to be recognized in future periods.
During the three and nine months ended September 30, 2006 vesting continued on 233,000 options granted to certain employees in December 2005 with option exercise prices equal to the market value of our common stock on the date of the grant. During the nine months ended September 30, 2006, 677,156 employee options were granted and 16,000 options were forfeited. As of September 30, 2006 $730,640 of total unrecognized compensation cost related to employee stock options is expected to be recognized over a weighted average period of 1.9 years. Additional information relative to our employee options outstanding at September 30, 2006 is summarized as follows (unaudited):

	Total Options	Options Vested or	Options
	Outstanding	Expected to Vest	Exercisable

Number of options	9,999,694	9,863,171	9,105,538
Aggregate intrinsic value	$7,094,978	$7,091,608	$7,072,506
Weighted average remaining contractual term	9.3	9.3	9.3
Weighted average exercise price	$0.82	$0.81	$0.75
3. STOCKHOLDERS’ EQUITY
Private Placement of Securities— On December 30, 2005 ProLink entered into a Subscription Agreement with certain accredited investors whereby we completed a private placement offering of our common stock pursuant to Rule 506 of Regulation D of the Securities Act of 1933, as amended. Pursuant to the terms of the private placement we sold 3,500,000 shares of our common stock at a purchase price of $1.00 per share for aggregate gross proceeds of $3,500,000. Investment banking fees of $240,000 were paid in connection with the placement in addition to granting warrants to purchase 100,000 shares of our common stock at an exercise price of $1.80 per share. As of December 31, 2005 the amount of $3,260,000 was recorded as subscriptions receivable, which was collected in full in January 2006.
On January 13, 2006 we entered into a subscription agreement with certain accredited investors whereby we completed a private placement offering of our common stock pursuant to Rule 506 of Regulation D of the Securities Act of 1933, as amended. Pursuant to the terms of the private placement we sold 500,000 shares of our common stock at a purchase price of $1.00 per share for aggregate gross proceeds of $500,000. Investment banking fees of $40,000 were paid in connection with the placement.
On March 31, 2006, we entered into a subscription agreement with certain accredited investors whereby we completed a private placement offering of our common stock pursuant to Rule 506 of Regulation D of the Securities Act of 1933, as amended. Pursuant to the terms of the private placement, we sold 500,000 shares of our Common Stock at a purchase price of $1.00 per share for aggregate gross proceeds of $500,000. No investment banking fees were paid in connection with this placement.
Stock Purchase Warrants — In connection with warrants issued for services prior to and during the current fiscal year, we recognized expense in the amount of $75,333 and $110,891 during the three months and nine months ended September 30, 2006. The valuation of warrants granted during the nine months ended September 30, 2006 was based upon a Black-Scholes calculation, assuming three to ten year lives, a risk free rate of return of 4.58% and volatility of 60% to 125%.

Warrant activity for the nine months ended September 30, 2006 is as follows:

	Number of	Weighted Average
	Shares Issuable	Exercise Price

Outstanding, beginning of period	2,310,121	$1.34
Granted	500,000	$1.60
Exercised	—	$—

Outstanding, end of period	2,810,121	$1.38

Warrants outstanding at September 30, 2006 expire at various dates from 2008 through 2016.
4. INCOME TAXES
We account for income taxes under an asset and liability approach that requires the expected future tax consequences of temporary differences between book and tax bases of assets and liabilities to be recognized as deferred tax assets and liabilities. As of September 30, 2006 we have recorded a deferred tax liability as a result of a temporary timing difference in the recognition of income from the extinguishment of debt to E-Z-Go.
5. ASSET ACQUISITION
On February 23, 2006, our operating subsidiary, ProLink Solutions agreed to purchase certain assets from the bankruptcy estate of Parview, Inc. and certain other assets held by David S. Band and Stanley B. Kane, as co-trustees of the Putters Loan Trust. Pursuant to the Purchase and Sale Agreement between Signal Systems Associates, LLC (“SSA”), we paid the Seller an aggregate of $1,625,000 for (i) the Seller’s right to purchase certain assets from the bankruptcy estate of Parview, Inc., which assets included, among other things, equipment leases and membership interests in ProLink Solutions and (ii) certain lease residual payments and certain GPS equipment from David S. Band and Stanley B. Kane, as co-trustees of the Putters Loan Trust (an affiliate of SSA) (the “Additional Assets”). The Parview Assets were the subject of an auction conducted by the United States Bankruptcy Court, Middle District of Florida, Tampa Division. SSA was the successful bidder at the auction with a successful bid price of $475,000, which was paid by us in addition to the $1,625,000 purchase price being paid to the Seller. $500,000 of the purchase price was paid by delivery of a promissory note, in the principal amount of $500,000, with interest at the rate of 15%, payable (interest only) monthly beginning on March 22, 2006 and ending on August 22, 2006 when all outstanding principal and interest becomes due and payable. The $500,000 promissory note is collateralized by a Security Agreement with the Parview Assets serving as collateral. In connection with financing done with Comerica Bank the maturity date of the $500,000 note has been extended until October, 2006.
Part of the Parview Assets consisted of the remaining approximate 1.5% interest of ProLink Solutions, not owned by ProLink Holdings Corp. As a result of the acquisition of the Parview Assets, ProLink Solutions became a 100% wholly-owned subsidiary of ProLink Holdings Corp. The allocation of the cost of the assets acquired was as follows (unaudited):

Allocated
Amounts
Interest in residual lease equipment	$1,150,193
Member interest held by Parview, Inc.	435,275
Leases receivable	514,532

$2,100,000

6. LONG TERM DEBT
On June 30, 2006, ProLink and Comerica Bank (“Comerica”) entered into a Loan and Security Agreement (the “Agreement”) whereby we borrowed $2,000,000 from Comerica plus interest adjusted daily to the rate which is two percent (2.0%) per annum in excess of the “base rate” announced by Comerica from time to time. The proceeds of the loan were used to repay certain outstanding indebtedness of ProLink to E-Z-Go which resulted in our recording a gain on the early extinguishment of debt in the amount of approximately $929,000. The loan is secured by all of our assets including, but not limited to, accounts receivable, inventory, fixed assets, lease residuals, intellectual property (pursuant to a separate Intellectual Property Security Agreement) and securities of another company held by us (pursuant to a separate investment property security agreement with collateral control agreement requiring Comerica’s authorization prior to any sale of the subject securities). We shall make payments of $55,555.56 plus accrued interest on each of July 31, 2006 and August 31, 2006, and the remaining principal and accrued interest shall become due on September 30, 2006 (the “Maturity Date”). We are bound by several covenants pursuant to the Agreement including, among other things, requirements to maintain minimum net profits and restrictions on the issuance of additional secured debt or the declaration of dividends. In addition, we are required to use the proceeds resulting from the issuance of new equity (excluding any conversion into equity of certain existing indebtedness) to repay the loan. We have also agreed to provide Comerica with, among other things, copies of any and all filings made with the Securities and Exchange Commission and monthly financial statements, accounts receivable and payables aging lists. In addition to the reimbursement of expenses, we paid Comerica a fee of $25,000 and have agreed to pay an additional $25,000 in the event that the loan is not paid in full by the Maturity Date.
On October 23, 2006, we entered into a Loan and Security Agreement with Comerica Bank to refinance the above term loan dated June 30, 2006. See Note 9 Subsequent Events.
7. LEGAL PROCEEDINGS
On May 20, 2004 ParView filed a complaint against us, ProLink, Inc. and others in the Twelfth Judicial Circuit Court, Sarasota County, State of Florida. At the time the complaint was filed, ParView was an owner of ProLink. The complaint alleges that our president, as an agent of ProLink Solutions, violated certain agreements that existed between the parties and he, and others, made false representations to ParView. The complaint sought to rescind all agreements among the parties and return the parties to the status quo they had before the creation of ProLink Solutions, and sought other cures and remedies. The agreements provided for arbitration between the parties and a preliminary hearing was held on September 30, 2004 at which time injunctive relief was ordered in our favor, enjoining ParView from interfering with our customers, landlords, vendors, suppliers and other similarly situated such persons until further notice. On August 12, 2004, ParView filed for bankruptcy protection and the arbitration proceeding is being held in abeyance pending the outcome of the bankruptcy proceeding. We believe that we have other defenses against the allegations and that our claims against ParView are in excess of $2,000,000. In August 2005 the Court converted the ParView bankruptcy filing from Chapter 11 to Chapter 7 liquidation. On February 24, 2006, the bankruptcy court entered an order declaring us and our bidding partner the winning bidder for the assets of ParView out of the bankruptcy. On March 10, 2006 we closed on the purchase of these assets including the legal claims of ParView against us, therefore this action has been terminated with prejudice.
In the quarter ended April 1, 2006 we realized a gain on the reduction of reserves in the amount of $530,000. As of December 31, 2005 we had maintained reserves for potential losses related to prior companies ProLink, Inc. and Parview. At April 1, 2006 management reviewed the status of potential claims as well as the status of litigation concerning a real estate lease for property in Sarasota, Florida and determined that reserves being maintained were no longer necessary. As a result we reduced the reserve by $530,000 and recorded this reduction in other income. A significant factor in the review process was our acquisition of all assets of Parview, including all claims, at the auction of the bankruptcy estate, conducted by the bankruptcy trustee. During the second quarter of 2006 we recorded an additional reserve in the amount of approximately $132,000 for legal costs incurred in connection with ongoing litigation as described herein and the resolution of the Parview bankruptcy matter.
ProLink is a defendant in an action brought by Advantage Enterprises, Inc. The action arises out of a non-residential real property lease between ParView, Inc. and the predecessor of Advantage Enterprises, Inc. On October 21, 2005 the court granted our motion to dismiss but granted Advantage leave to amend. Total damages in the initial complaint were approximately $99,772 exclusive of interest, costs and fees. A mediation session was held on April 26, 2006, however, no resolution between the parties was reached. Discovery has commenced in this case, the amount of the claim presented at the mediation by Advantage was $240,000. An offer of judgment was made by Advantage on October 23, 2006 in the amount of $220,000. ProLink has not responded to this offer as of the date of this filing. In the interim, ProLink feels that it has valid defenses to the action and will continue to vigorously defend the action.
David Chessler (“Chessler”), former president of ParView, Inc. filed a complaint against us to enforce a $175,000 claim as a result of a settlement with another party by Chessler for the same amount. We filed a counterclaim against Chessler for damages. On November 7, 2005 ProLink Solutions, certain of its members, officers and related parties entered into an agreement with David Chessler and related parties to settle all disputes, arbitrations and litigations. Under the terms of the agreement Chessler obtained the right to sell and service a fixed and limited number of GPS units, which cannot be increased. Further, the agreement outlines

Chessler’s future business activities in the GPS golf course industry. The rights created by the agreement that accrue to Chessler are not transferable or assignable in any way.
On August 20, 2004, Inverrary Golf Club, LLC filed a complaint against us seeking to recover monies in excess of $15,000 purportedly due under various maintenance and service contracts entered into between Inverrary and ParView. On January 11, 2005 the Court dismissed this action without prejudice.
On August 17, 2005 a demand for arbitration was filed by LA Lakeview Associates LP against Textron, Inc. demanding $23,500 plus costs, related to a Pay-for-Play agreement. We filed a claim against Lakeview for $40,922 on September 28, 2005 asserting improper termination of the Pay-for-Play agreement. This matter was settled in the first quarter of 2006 with ProLink receiving approximately $25,000.
On August 23, 2005 a complaint was filed by The Ade Group, Inc. against ProLink and an employee after we filed an action to recover damages due to a lease default by The Ade Group, Inc. Claim amounts have not been specified.
We are involved in other disputes arising in the ordinary course of business. Such disputes taken in the aggregate are not expected to have a material adverse impact on ProLink. As of September 30, 2006, we maintain an accrual of $150,000 related the litigation described above, which in our judgment, represents estimated losses that will be incurred as a result of these actions.
8. RELATED PARTY TRANSACTIONS
On September 18, 2006, the Company’s wholly-owned subsidiary ProLink Solutions, LLC (“PSL”) entered into a Letter Factoring Agreement with FOC Financial L.P. (“FOC”). Steven D. Fisher, one of the Company’s directors, is the General Partner of FOC. Pursuant to the Letter Factoring Agreement, FOC in its sole discretion, may make advances to PSL from time to time in an amount not to exceed $750,000 collateralized with golf course management systems sold to golf courses. Advances may be borrowed, repaid, and reborrowed on a revolving basis through November 15, 2006. Upon certification by PSL that it has executed lease documents, approved credit with a lease financing source and has shipped a system to a course, FOC will advance 90% of the gross proceeds of such sale less a .5% origination fee. If any system funded pursuant to the Letter Factoring Agreement is rejected or returned, PSL has agreed to provide priority remarketing for that system. The Loan is evidenced by a Revolving Promissory Note. Further, in order to induce FOC to enter into this Letter Factoring Agreement, the Company agreed to issue a warrant to purchase 250,000 shares of the Company’s common stock to FOC at an exercise price of $1.60 per share with a term of 10 years. During the nine months ended September 30, 2006, we borrowed and repaid an aggregate of $376,294 under this agreement. In connection with these borrowings, we paid fees of $1,886 to FOC. It is not anticipated that the Company will make further draws against this line following its expiration on November 15, 2006.
On July 10, 2006, the Company appointed Mr. Andrew L. Wing as a member of the Board of Directors (as discussed below). In connection with such appointment, the Company and Mr. Wing entered into a Consulting Agreement, dated July 10, 2006. The Consulting Agreement provides that Mr. Wing will provide certain advertising sales services to the Company in exchange for commissions, 5% for the first three years and 2% for the fourth and fifth years, that will be paid for revenues received by the Company from advertisers. After the fifth year, no further commissions will be paid. The Consulting Agreement shall continue on a month-to-month basis and may be terminated by the Company upon written notice. ProLink has not paid any commission to Mr. Wing to the date of this filing.
9. SUBSEQUENT EVENTS
Senior Subordinated Secured Notes. On October 12, 2006, we closed on the sale of a series of Senior Secured Notes due April 11, 2007, (the “Notes”) in the aggregate amount of $4,500,000 with certain accredited investors (the “Holders”) in reliance upon Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). We accepted the signatures from the Holders on October 11, 2006. In addition, the Holders were granted warrants to purchase 931,038 shares of our common stock of which number represents 30% of the quotient of the face value of the Notes at the closing bid price of the common stock on the date of closing. The warrants have an exercise price of $1.45, and expire in October 2011. The Notes were sold pursuant to a Securities Purchase Agreement that provides for registration rights for the resale of the shares underlying the warrants and any shares issued to the Holders as interest payments, on such form of registration statement that is appropriate for such purpose. We will use the proceeds from the sale of the Notes for working capital and general corporate purposes.
The Notes accrue interest at the rate of 12% per annum, payable quarterly in arrears, with the first interest payment commencing on December 31, 2006. Interest may be paid in cash or in shares of common stock of ProLink and, under certain circumstances, in the event interest is paid in shares of common stock, the number of shares which may be issued in lieu of such cash payment is determined based on a discount to the market price at such time of payment. The provisions of the Securities Purchase Agreement and Notes contain certain representations and operational covenants that we must comply with for as long as the Notes and Warrants are outstanding.
Payment of the Notes is secured by a security interest in all of our assets including, but not limited to, accounts receivable, inventory, fixed assets, lease residuals and intellectual property pursuant to a Security Agreement. This security interest is subordinate to the security interest of Comerica Bank as described below.
Comerica Facilities. On October 23, 2006, Prolink entered into a Loan and Security Agreement with Comerica Bank, as lender and security agent.
The agreement provides for (i) a revolving loan made by Comerica to ProLink in an amount of up to $3,000,000 (the “Revolving Loan”), as evidenced by that certain Revolving Promissory Note executed as of the date of the Agreement (the “Revolving Note”); and (ii) a term loan made by Comerica to ProLink in the amount of $2,500,000 (the “Term Loan” and, together with the Revolving Loan, the “Loans”), as evidenced by that certain Term Note executed as of the date of the Agreement (the “Term Note” and, with the Revolving Note, the “Notes”). In consideration for Comerica’s agreement to make the Loans, ProLink has granted to Comerica a security interest, which is subject to a Subordination Agreement entered into with Iroquois Master Fund Ltd., dated as of October 10, 2006, in all presently existing and future Collateral and Inventory of ProLink, as well as in certain Negotiable Collateral in the event of an Event of Default under the terms of, and as set forth in, the Agreement. The Loan is also secured by that certain Intellectual Property Security Agreement, entered into as of June 30, 2006.
The proceeds of the Term Loan are to be used to refinance the then existing Indebtedness of ProLink, as well as indebtedness owed to David Band and Stanley B. Kane, as trustees of the Putters Loan Trust. The principal and interest due under the Term Loan is payable in monthly installments of $52,083.33 starting on December 1, 2006, with a final payment of all outstanding principal and interest due on the maturity date of September 30, 2009. In addition to such regularly scheduled payments, if ProLink (a) is unable to maintain cash or cash equivalents on its balance sheet of a minimum of $1,500,000, as of the end of each fiscal quarter of our fiscal year and (b) an Event of Default shall have occurred during such fiscal year, then ProLink shall pay within the time period stipulated in the Term Note an amount equal to 30% of the Excess Cash Flow as an additional principal payment. Interest accrues under the Term Note at a floating rate comprised of the Base Rate plus 1%, as adjusted from time to time by Comerica. So long as no Event of Default shall have occurred and be continuing, the Base Rate shall be reduced by 0.25%.
The proceeds of the Revolving Loan are to be used for our general working capital purposes. Interest accruing under the Revolving Loan shall be payable on the first day of each calendar month following the date of such Note, with a lump sum payment of all outstanding principal due and payable on May 1, 2008. Interest accrues on the principal balances of the Revolving Loan outstanding from time to time at a floating rate equal to the Base Rate, as adjusted from time to time by Comerica. So long as no Event of Default shall have occurred and be continuing, the Base Rate shall be reduced by 0.75%. The Revolving Note also provides ProLink with an option to convert the interest rate payable thereunder to a rate based on LIBOR.
If any payment of principal or interest under either of the Notes shall not be made within 15 calendar days of the applicable due date, then Comerica may impose a late charge equal to 5% of such overdue amount. In the event of a default of payment of principal or interest under either of the Notes after the expiration of any applicable cure periods, then the entire amounts due under such Note shall be immediately due and the interest payable shall be increased by 3% until such time as any arrears are paid in full.
Upon the occurrence of an Event of Default, Comerica may, at its election and among other things, accelerate the indebtedness evidenced by the Notes, cease advancing credit under the Agreement, terminate the Agreement as to any future liabilities or obligations owed by Comerica thereunder and make such payments or do such things as Comerica considers reasonable or necessary to protect its security interest in the Collateral and Inventory, including, but not limited to, sell or dispose of such Collateral or Inventory. Comerica is also granted a license or other right to use, without charge, the intellectual property of the ProLink Entities as such right pertains to the Collateral subject to Comerica’s security interest.
Settlement of Litigation and License Agreement. In November 2005, a suit was filed against us and our European distributors, Elumina Iberica Limited and Elumina Iberica S.A., in the Patents County Court in the UK by GPS Industries, Inc. (“GPSI”), a competing company. The suit alleged that we infringed on certain international patents owned or controlled by GPSI on systems sold in the United Kingdom. The alleged infringed patents relate to the use of differential GPS in connection with golf courses and covers both system and process claims. On October 25, 2006, ProLink Solutions and the Elumina entities entered into a Settlement Agreement, which includes a License Agreement, with GPSI pursuant to which the parties agreed to settle this action. The agreement calls for the payment by ProLink, on behalf of us and the Elumina entities, to GPSI of a total of $1,200,000, payable as follows: an initial payment of $202,500, followed by 19 quarterly payments of $52,500 each, commencing on February 1, 2007.
In consideration of the compliance of we and the Elumina entities with their obligations under the settlement agreement, GPSI agrees to grant to ProLink Solutions, as of the date of the Settlement Agreement, a fully-paid up license, the terms of which are more fully set forth in the License Agreement. The parties agreed, among other things, that no payments aside from the ones required by the settlement agreement would be payable, that the settlement agreement would constitute a release of all parties relating to the disputes subject to the settlement agreement, and that the Defendants agree not to challenge, or cause to be challenged, or assist others to challenge, directly or indirectly, the validity and/or enforceability of the patents subject to the settlement agreement.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Stockholders of
ProLink Holdings Corp.
Chandler, Arizona
      We have audited the accompanying consolidated balance sheet of ProLink Holdings Corp. as of December 31, 2005, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the year ended December 31, 2005 and for the period from January 22, 2004 (Inception) through January 1, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
      We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ProLink Holdings Corp. as of December 31, 2005, and the results of its operations and its cash flows for the year ended December 31, 2005 and for the period from January 22, 2004 (Inception) through January 1, 2005, in conformity with U.S. generally accepted accounting principles.

Hein & Associates LLP
Denver, CO
April 14, 2006

ProLink Holdings Corp.
CONSOLIDATED BALANCE SHEET
December 31, 2005

ASSETS
CURRENT ASSETS:
Cash	$2,102,454
Investments	468,000
Subscriptions receivable, common stock	3,260,000
Accounts receivable, net of an allowance for doubtful accounts of $332,986	787,825
Inventories	1,034,932
Prepaid expenses and other current assets	188,640

TOTAL CURRENT ASSETS	7,841,851
EQUIPMENT, net	484,185
LICENSE, net of accumulated amortization of $464,894	1,435,106
INTEREST IN RESIDUAL LEASE EQUIPMENT	1,889,571
DEPOSITS AND OTHER ASSETS	106,722

TOTAL ASSETS	$11,757,435

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$773,908
Current maturities of long-term debt to related parties	500,000
Accounts payable	2,091,477
Accrued liabilities	1,861,810
Deferred revenue	322,303

TOTAL CURRENT LIABILITIES	5,549,498
LONG-TERM DEBT, net of current maturities	4,176,459
CONTINGENCIES, COMMITMENTS AND SUBSEQUENT EVENTS
(Notes 1, 2, 10, 12 and 13)
STOCKHOLDERS’ EQUITY:
Preferred stock, par value $.0001, 10,000,000 shares authorized; zero shares issued and outstanding	—
Common stock, par value $.0001, 200,000,000 shares authorized; issued and outstanding 34,301,531 at December 31, 2005	3,430
Additional paid-in capital	14,121,411
Accumulated deficit	(12,093,363)

TOTAL STOCKHOLDERS’ EQUITY	2,031,478

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$11,757,435

See accompanying notes to the financial statements

ProLink Holdings Corp.
CONSOLIDATED STATEMENTS OF OPERATIONS

		For the Period
	For the	January 22, 2004
	Year Ended	(Inception) Through
	December 31, 2005	January 1, 2005

REVENUES:
Net revenues	$14,129,217	$9,116,966
Cost of sales	9,449,236	7,432,334

Gross margin	4,679,981	1,684,632

OTHER REVENUES:
Service revenue net of an allowance of $495,603 and $1,190,993, respectively	2,050,547	1,610,517

OPERATING EXPENSES:
Customer support service	3,248,740	2,580,343
Selling, general and administrative	6,988,061	8,738,499

Total operating expenses	10,236,801	11,318,842

Loss from Operations	(3,506,273)	(8,023,693)

OTHER INCOME (EXPENSE):
Investment income	116,218	—
Interest expense, related parties	(847,103)	(294,342)
Interest expense, other	(205,978)	(153,547)
Loss on disposal of assets	(36,929)	—
Gain on extinguishment of accrued management fees	892,459	—
Gain on extinguishment of deferred service obligation	461,047	—
Other income (expense)	(244,446)	(250,776)

Total Other Income and Expense	135,268	(698,665)

NET LOSS	$(3,371,005)	$(8,722,358)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	20,635,969	19,178,088
Diluted	20,635,969	19,178,088
NET LOSS PER SHARE
Basic	$(0.16)	$(0.45)
Diluted	$(0.16)	$(0.45)
See accompanying notes to the financial statements

ProLink Holdings Corp.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
For the Period January 22, 2004 (Inception) through December 31, 2005

			Members’ Interest			Total Members’
	Common	Additional	With Preferred	Members’	Accumulated	or Stockholders’
	Stock	Paid-In Capital	Distributions	Interest	Deficit	Equity (Deficit)

Beginning balance, January 22, 2004	$—	$—	$—	$—	$—	$—
Contribution of liabilities in excess of assets				(5,709,170)		(5,709,170)
Capital contributions			4,600,000			4,600,000
Net loss					(8,722,358)	(8,722,358)

Balance at January 1, 2005	$—	$—	$4,600,000	$(5,709,170)	$(8,722,358)	$(9,831,528)
Contribution of member interest with preferred distributions to member interest			(4,600,000)	4,600,000		—
Expense associated with issuance of members’ interests				25,000		25,000
Effect of recapitalization transaction on December 23, 2005; 10,393,362 shares	1,039	2,413,915		1,084,170		3,499,124
Conversion of notes and accrued interest into equity; 20,408,169 shares	2,041	8,263,572				8,265,613
Expense associated with issuance of warrants		184,274				184,274
Issuance of 3,500,000 shares of common stock in private placement of securities, net of offering costs; 3,500,000 shares	350	3,259,650				3,260,000
Net loss					(3,371,005)	(3,371,005)

Balance at December 31, 2005	$3,430	$14,121,411	$—	$—	$(12,093,363)	$2,031,478

See accompanying notes to the financial statements

ProLink Holdings Corp.
CONSOLIDATED STATEMENTS OF CASH FLOWS

		For the Period
		January 22, 2004
	For the	(Inception)
	Year Ended	Through January 1,
	December 31, 2005	2005

Net loss	$(3,371,005)	$(8,722,358)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	351,362	321,064
Provision for allowance on accounts receivable	164,625	1,279,930
Provision for allowances on inventories	91,518	1,076,205
Share-based compensation	209,274	—
Loss on disposal of equipment	36,929	—
Gain on extinguishment of accrued management fees	(892,459)	—
Gain on extinguishment of deferred service obligation	(461,047)	—
Changes in working capital components:
Accounts receivable	(752,280)	(1,278,915)
Inventories	925,375	(1,027,829)
Prepaid expenses and other current assets	24,230	49,834
Accounts payable	(131,790)	726,697
Accrued liabilities	487,868	384,644
Accrued liabilities to related parties	(434,707)	1,281,810
Deferred revenue	(1,595,102)	565,906

Net cash used in operating activities	(5,347,209)	(5,343,012)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment	—	(53,431)
Purchase of course assets	—	(110,446)
Purchase of interests in residual lease equipment	(200,000)	—
Deposits and other assets	(49,634)	—

Net cash used in investing activities	(249,634)	(163,877)
CASH FLOWS FROM FINANCING ACTIVITIES:
Accrued management fees	(547,974)	(874,953)
Principal payments on debt	(1,171,675)	(548,908)
Net proceeds from borrowing on notes payable	6,391,500	2,338,290
Proceeds from contributions by members	—	4,600,000
Cash received in recapitalization transaction	3,019,906	—

Net cash provided by financing activities	7,691,757	5,514,429
NET INCREASE IN CASH	2,094,914	7,540
CASH, at beginning of period	7,540	—

CASH, at end of the period	$2,102,454	$7,540

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$266,833	$129,920

SUPPLEMENTAL DISCLOSURE OF INVESTING AND FINANCING ACTIVITIES:
Purchase of assets from E-Z-Go for a note payable	$3,671,369
Conversion of notes and accrued interest into membership interests	$8,265,613
See accompanying notes to the financial statements

ProLink Holdings Corp.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
      Basis of Presentation — In December 2005 the Company completed a reverse merger with Amalgamated Technologies, Inc (AGMN). Although AGMN was the legal acquiror, the transaction was accounted for as a recapitalization of ProLink Solutions, LLC as ProLink was the operating entity and obtained a majority of ownership, board positions and management. After the transaction the name of the Company was changed to ProLink Holdings Corp. In January 2004 ProLink Solutions, LLC, a 98.5%-owned subsidiary and the operating business, was formed by the simultaneous contribution of $4,600,000 from certain investors and by the contribution and assignment of certain obligations from ProLink, Inc., an Arizona corporation (“ProLink”), and ParView, Inc., a Nevada corporation (“ParView”) (collectively, the “Predecessor Entities”), whereby the Predecessor Entities contributed most of their assets, assigned certain obligations, and assigned or licensed their rights and obligations under certain patents and agreements to the Company in exchange for membership interests in the Company. The contributions occurred on February 1, 2004, and the Company had substantially no activity during the period from Inception to February 1, 2004. Because of the contribution of cash from the investors and the fact that only certain assets and liabilities were contributed the Company believes it was the formation of a new enterprise and it was not an acquisition by ProLink, Inc. or ParView, Inc. Due to the predecessor nature of these entities the assets and liabilities of both ProLink and ParView were recorded at their historical net book values.
      Principles of Consolidation — The consolidated financial statements for the year ended December 31, 2005 include the accounts of ProLink Solutions, LLC, a 98.5% owned subsidiary. All inter-company accounts and transactions have been eliminated. The statements for the period ended January 1, 2005 are those of only ProLink Solutions, LLC. As of December 31, 2005 there has been no minority interest recorded in the financial statements for the membership interest not owned by the Company due to the negative equity at the time of the acquisition and continued losses of ProLink Solutions.
      Nature of Business — ProLink Solutions, LLC (the “Company”) develops and markets electronic yardage and management information systems (“PSL Systems” or “System”) utilizing Global Positioning Satellites (GPS) to golf courses in the North America, Europe, Japan, South Africa, Australia and China. While the PSL Systems provide accurate yardage information for golfers, their primary benefit is their course management functionality to the golf course. The Company provides software support and maintenance services for all of its products. The Company follows a 52-53 week year, ending on the last Saturday of the year. The year 2005 has 52 weeks and the period ended January 1, 2005 had 49 weeks.
      Liquidity — For the year ending December 31, 2005 and for the period ending January 1, 2005 the Company experienced losses from operations of $3,371,005 and $8,722,358, respectively. It also used cash in operations of $5,347,209 and $5,343,012, respectively. The Company has taken the following steps to improve its operations and liquidity and to address the liquidity concerns created by the past results of operations:

•	Completed a reverse merger transaction with a Company which made approximately $3,468,000 in cash and investments available to the Company

•	The Company raised approximately $4,200,000 at and subsequent to year-end from the issuance of equity, net of offering costs

•	Note holders converted $8,265,613 of notes payable and accrued interest into equity of the Company in conjunction with the reverse merger

•	In the second half of 2005 and continuing into 2006 the Company has experienced a significant increase in both domestic and international sales

•	The Company anticipates that it will have increased advertising revenue and revenues from financing in the future at increased gross margin rates

ProLink Holdings Corp.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      The ultimate success of the Company will be dependent upon achieving profitable operations and positive cash flow from operations.
      Reclassification — Certain prior year amounts have been reclassified to conform to the current year presentation. Such reclassifications had no effect on the net loss.
      Use of Estimates — The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant items subject to such estimates include valuation allowances for inventory and accounts receivable including the service receivables under Pay for Play agreements, asset impairment and accruals for certain liabilities including contingent liabilities accrued since inception and obligations related to employee benefits, warrants to purchase the Company’s common stock and the valuation of acquired and repurchased assets.
      Fair Value of Financial Instruments — The Company uses financial instruments in the normal course of its business. The carrying values of cash equivalents, trade accounts receivable, accounts payable, accrued compensation and related costs and other current liabilities approximate fair market value due to the short-term maturities of these assets and liabilities. The Company’s remaining related party note was repaid at carrying value in January 2006, and therefore the carrying value approximates the fair value of the debt.
      Cash and Cash Equivalents — The Company considers all demand accounts with maturity of three months or less to be cash and cash equivalents.
      Investments — Investments consist of equity securities of one company, Majesco, and are available for sale. There was no unrealized gain or loss as carrying value and fair market value are the same and remained unchanged from the date of the reverse merger through December 31, 2005. Realized and unrealized gains and losses are recorded as they occur.
      Subscriptions Receivable — Subscriptions for the Company’s common stock, which were executed as of December 30, 2005 and paid in full immediately subsequent to year-end are recorded as receivable as of that date and as an addition to stockholders’ equity, net of offering expenses.
      Inventories — The Company values its inventories at the lower of cost (first-in, first-out basis) or market. Inventories are primarily comprised of finished electronic hardware, service parts and repair components. Inventories are reported net of valuation and obsolescence reserves, which total $1,167,723. The Company is also the custodian of certain inventory valued at $130,000 at December 31, 2005 owned by E-Z-Go that has been removed from golf courses at the end of a lease, or earlier in certain circumstances. As custodian, the Company is responsible for safeguarding the inventory, record keeping and providing insurance, and maintains the inventory at its facilities. Inventories are stated net of the customer owned inventory.
      Equipment — Equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives ranging from three to five years. The cost of normal maintenance and repairs is charged to operating expenses as incurred.
      Course Assets — Course assets are leased to customers under both contingent and operating rental agreements. Contingent rentals, principally comprised of usage charges, are based on the number of rounds played. Contingent rental income was immaterial in 2005 and 2004. Course assets are stated at amortized cost. Depreciation is computed using the straight-line method over the estimated useful life of five years. Course assets totaled $14,445, net, are recorded with Other Assets on the balance sheet.

ProLink Holdings Corp.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Revenue Recognition
      System Sales — Revenue from system sales in the United States and Canada is recognized when installation is substantially complete and the customer or user notifies the Company of acceptance. The Company defers 5% of the gross revenue from certain sales to recognize potential liability from a limited guarantee of certain debt (See Note 12). Any remaining installation costs, which are generally not material, are accrued at the time of revenue recognition. Revenue from international system sales is recognized upon shipment from the manufacturer. International sales are contracted for in U.S. dollars.
      Pay for Play — Revenue from systems and related equipment under operating leases or from various Pay-for-Play agreements (where the course pays based on the number of rounds played) is recognized over the lease term as it becomes receivable according to the provisions of the lease or agreement. Deferred revenue (see also Note 12) is recognized on a straight-line basis over the lease term.
      Services — Revenue derived from service contracts in effect with users of the GPS system is recognized monthly at the time of billing. For service requirements outside of the scope of service contracts, customers are billed on a time and materials basis. As of inception, ParView had recorded deferred service revenue for contracts paid in full in advance of the service period. The Company recorded the majority of the deferred revenue in conjunction with the contribution of assets and assignment of liabilities of ParView and was amortizing the deferred revenue into income over the life of the service contracts. These contracts were voided by the bankruptcy court and a gain was recorded in 2005. Service revenue from golf course customers with Pay for Play leases is retained by third party lease companies until certain escrow amounts are attained. The allowance for doubtful accounts related to these receivables is recorded as a reduction in service revenue.
      Advertising — The Company earns revenue from selling advertising for display on its system at participating golf courses. Revenue is recognized as advertising is delivered on the system, along with related costs to advertising agencies and fees paid to participating courses.
      Returns and Allowances — The Company has not experienced significant returns or warranty claims to date and, as a result, has not recorded a provision for the cost of returns and product warranty claims at December 31, 2005.
      The Company records an allowance for doubtful accounts based on the historical experience of write-offs and a detailed assessment of accounts receivable. Additions to the allowance for doubtful accounts generally represent a collection allowance on service revenue. In estimating the allowance for doubtful accounts, management considers the age of the accounts receivable, the Company’s historical write-offs, and the credit worthiness of the customer, among other factors. Should any of these factors change, the estimates made by management will also change accordingly, which could affect the level of the Company’s future provision for doubtful accounts. Uncollectible accounts are written off when it is determined that the specific balance is not collectible.
      At December 31, 2005 the Company has reserved the majority of amounts due for service and maintenance from unrelated financing companies. The finance companies own the systems and in turn, lease them to the end user. The amounts are payable to the Company when reserve account balances are funded in accordance with contractual terms in the Pay for Play lease pool. In coordination with lenders changes have been implemented including raising amounts charged per round in the Pay for Play program and deposited funds in a reserve account to achieve the targets and collect the service and maintenance revenue.
      Advertising and Marketing Costs — The Company expenses advertising and marketing costs as incurred. Advertising costs include public relations, trade show fees, brochures and other point-of-sale expenses. Advertising expense was approximately $273,663 and $207,919 for the periods ended December 31, 2005 and January 1, 2005, respectively.
      Shipping and Handling Costs — The Company expenses all shipping, delivery and handling costs in the period incurred.

ProLink Holdings Corp.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      Income Taxes — Income taxes are computed using the asset and liability method of accounting. Under the asset and liability method, deferred income taxes result from temporary differences between the financial reporting basis of assets and liabilities and their respective tax-reporting basis. Future tax benefits are recognized to the extent that realization of such benefits is more likely than not.
      Credit and Business Risk — A majority of system sales have been financed through a sole third-party finance company. See Note 12. The Company sells PSL Systems to the third party leasing company, which acts as a distributor to golf courses and golf course management companies. Should financing for golf courses not be available through a third-party finance company the Company’s systems sales will be negatively impacted.
      The Company’s products rely on GPS signals. GPS satellites and their ground support systems are complex electronic systems subject to electronic and mechanical failures and possible sabotage. Such satellites are also subject to damage by the hostile space environment in which they operate. The United States government controls the GPS satellites and signals, and, although they are not expected to do so, they could modify or eliminate civilian use of the satellites or signals.
      The Company licenses certain technology from third parties, including Optimal Golf Solutions, Inc. The inability to continue to maintain these licenses on commercially reasonable terms or the inability to license new technology critical to our business may impair the Company’s future business.
      The Company periodically maintains cash balances in excess of the FDIC insurance limit of $100,000.
      Impairment of Long-Lived Assets — In accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, long-lived assets and certain identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated. The Company does not believe that impairment exists as of December 31, 2005.
      Stock-Based Compensation Disclosures — The Company applies APB Opinion 25 and related interpretations in accounting for stock options and warrants granted to employees. Accordingly, no compensation cost has been recognized for grants of options and warrants to employees since exercise prices were not less than the fair value of the Company’s membership interests on the grant dates. Had compensation cost been determined based on the fair value at the grant dates for these awards and consistent with the fair value method allowed by SFAS 123, the Company’s net loss would have changed to the following proforma amounts:
      Year ended December 31, 2005:

Net loss as reported	$(3,371,005)
Proforma expense	$(6,329,750)

Proforma net loss	$(9,700,755)

Net Loss Per Share Basic and Diluted
As reported	$(0.16)
Pro forma	$(0.47)
      The options were valued using the Black-Scholes method with an expected volatility of 125%, a term of 10 years, a risk free rate of return of 4.58% and no expected dividends.

ProLink Holdings Corp.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      Net Income or Loss Per Share — Net income or loss per share is based on the weighted-average number of common shares outstanding during each fiscal year. Net income per share assuming dilution is based on the weighted-average number of common shares and share equivalents outstanding. Common share equivalents include the effect of dilutive stock options and stock awards. Common share equivalents also include the effect of assumed conversion of convertible debt when the effect of such assumed conversion is dilutive. Share equivalents totaling 11,518,659 shares are not included in the weighted-average shares outstanding for determining net loss per share, as the result would be anti-dilutive.
      Recent Accounting Pronouncements — In December 2004 the Financial Accounting Standards board issued Statement Of Financial Accounting Standard No. 123 (revised 2004), Share Based Payment (SFAS 123R). Under SFAS 123R, companies will be required to recognize as expense the estimated fair value of all share-based payments to employees, including the fair value of employee stock options. Pro forma disclosure of the estimated expense impact of such awards is no longer an alternative to expense recognition within the financial statements. SFAS 123R will be effective for the Company in the first quarter of fiscal 2006.
      The Company expects that the adoption of SFAS 123R will have a material effect on its financial statements, in the form of additional compensation expense, on a quarterly and annual basis. The Company is in the process of evaluating the impact of SFAS 123R, and has not yet quantified the expense impact of this accounting pronouncement on future financial periods. The impact on future periods will be dependent upon the number of options and warrants that are issued. Had SFAS 123R been adopted as of December 31, 2005 the effect would have been similar to the pro forma results disclosed in the footnotes to these financial statements.
      In November 2004 the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 151, Inventory Costs. Under SFAS 151 companies are required to record as period charges abnormal amounts of idle facility expense, freight, handling costs and waste material. In addition, SFAS No. 151 requires that allocation of fixed production overheads to the cost of conversion be based on the normal capacity of the production facilities. SFAS No. 151 is applicable for inventory costs incurred during fiscal years beginning after June 15, 2005. We do not expect the adoption of SFAS No. 151 to have an impact on our financial position or results of operations.
      In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections” (SFAS 154) which replaces Accounting Principles Board Opinion (APB) No. 20 “Accounting for Changes” and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements-An Amendment of APB Opinion 28.” SFAS No. 154 provides guidance on the methods issuers should use to account for and report accounting changes and error corrections. Specifically, this statement requires that issuers retrospectively apply any voluntary change in accounting principles to prior period financial statements, if it is practicable to do so. This principle replaces APB No. 20, which required that most voluntary changes in accounting principles be recognized by including the cumulative effect of the change to the new accounting principle on prior periods in the net income reported by the issuer in the period in which it instituted the change. SFAS No. 154 also redefines the term “restatement” to mean the correction of an error by revising previously issued financial statements. Unless adopted earlier, SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. We do not expect the adoption of SFAS No. 154 to have an impact on our financial position or results of operations.

2.	RELATED PARTY TRANSACTIONS:
      Management Services Agreements — On January 22, 2004, the Company entered into Management Services Agreements with the Predecessor Entities whereby certain employees and members of the Board of Directors of such entities agreed to advise and counsel the Company, assist in transitioning their customers, and maintain product names and recognition for one year. Unless the Company’s Board of Directors

ProLink Holdings Corp.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
unanimously agrees at any time after the initial one-year term to terminate the agreements, the agreements will automatically renew on an annual basis for additional periods of one year up to a total of five years. In consideration for these services, the Company agreed to pay the Predecessor Entities fixed fees.
      The Company recorded a liability equal to the present value of the payments due through January 2006 on its opening balance sheet. In October 2005 the ParView agreement was terminated by action of the bankruptcy court in the matter of the ParView bankruptcy. As a result the Company was not liable for payment of management fees accrued, recording the amount as an item of Other Income and Expense in the fourth quarter of 2005 and extinguishing the liability. In November 2005 the agreement with ProLink, Inc. was terminated by our board of directors.
      As additional incentive compensation, for as long as there is a principal balance owed by ProLink to Comerica Bank in excess of $4,375,000, the Company will pay to ProLink a contingent fee, calculated on an annual basis of 20% of the profits of the Company up to $1,000,000 per year. In 2005, all amounts due to Comerica Bank were satisfied by the guarantors of the debt, eliminating the incentive outlined herein.
      Remarketing Agreement — In connection with customer leases of equipment entered into prior to Inception of the Company (an “Original Lease”), ProLink, ParView and the Company had entered into an agreement pursuant to which the Company has undertaken to remarket the equipment for ProLink and ParView (an “Original Party”) when such equipment becomes available at the end of the lease term or earlier in certain circumstances. The agreement had stipulated that costs and fees were to be paid to the Company, as adjusted from time to time pursuant to the agreement, commensurate with the remarketing services performed. This agreement was terminated pursuant to its terms in November 2005.
      Exclusive Services Agreement — In connection with certain maintenance service agreements entered into by ParView prior to Inception of the Company, ParView and the Company have entered into an agreement under which ParView has contracted with the Company to provide such services. The services to be provided include maintaining all licenses and permits necessary to operate the system and maintaining and servicing the system. The Company will also be responsible for the payment of costs and expenses related to providing such service. In consideration of performing the services, the Company will receive the fees pursuant to the service agreements. The term of the agreement runs concurrently with the term of each of the service agreements, through November 9, 2009.
      These maintenance service agreements were terminated by the bankruptcy court in October 2005 as a result of the bankruptcy filing of ParView, Inc. The Company has offered new maintenance service agreements to all affected golf course customers. As a result of the termination of the maintenance agreements the Company recorded as an item of Other Income and Expense the amount of $461,047, which represents the remaining unamortized opening balance sheet deferred revenue.
      True North Partners — In August 2000, ProLink entered into a sales and marketing agreement with E-Z-Go. (See also Note 12) As a result of entering into the agreement with E-Z-Go, ProLink agreed to pay a fee to True North Partners for its part in the consummation of the agreement with E-Z-Go. The Company’s CEO and President retains an ownership interest in True North Partners. This fee is 1.5% of the gross Pay-for-Play revenue on all leases entered into during the original term of the E-Z-Go sales and marketing agreement for the life of each lease. The Company also must pay 3% of the proceeds for all leases structured under a fixed rental arrangement. In connection with the acquisition of the Company by ProLink Holdings Corp. this agreement was terminated in exchange for a payment of $250,000 and the issuance of warrants to purchase 100,000 shares of PHC common stock at an exercise price of $1.50.
      Notes Payable — See Note 3 for a description of notes payable to related parties.

ProLink Holdings Corp.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

3.	ACQUISITION OF PROLINK SOLUTIONS
      On December 23, 2005 Amalgamated Technologies Inc. acquired substantially all of the membership interests of ProLink Solutions, LLC. The transaction was structured from a legal standpoint as the acquisition of ProLink by Amalgamated. However, for accounting purposes the transaction was treated as a reverse merger of Amalgamated by ProLink. All financial statements presented herein represent the historical financial statements of the accounting acquirer, ProLink. ProLink entered into the transaction primarily to give it access to the public markets in financing its ongoing growth in both the domestic and international markets.
      As consideration for the merger, Amalgamated issued 20,408,169 shares of its common stock for all of the outstanding members’ interest in ProLink. Amalgamated had approximately $3.5 million in cash and investments at the time of the merger, which was its only significant asset, and had no significant liabilities. The merger has been accounted for using the purchase method of accounting, in accordance with SFAS No. 141. The results of operations of Amalgamated have been included in the Company’s results since December 23, 2005, but are immaterial.
      The following unaudited information presents the unaudited pro forma effects of the merger as if it had occurred on January 22, 2004:

	Unaudited	Unaudited
	2005	2004

Revenues	$16,179,764	$10,727,483
Gross margin	6,730,528	3,295,149
Operating expenses	11,334,570	12,069,178

Operating loss	(4,604,042)	(8,774,029)
Other income (expense)	(335,365)	(677,277)

Net loss	$(4,939,407)	$(9,451,306)

Net loss per share:
Basic and diluted	$(0.24)	$(0.49)
      Actual results would have been different from the pro forma results presented had the companies merged as of January 22, 2004.

ProLink Holdings Corp.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

4.	DEBT:
      Long-Term Debt — Long-term debt consists of the following at December 31, 2005:

Notes payable, Microsoft Capital, monthly payments of principal and interest of $5,451 interest at an annual rate of 7.75%, due February, 2011, collateralized by certain equipment	$268,277
Notes payable to E-Z-Go, monthly payments of principal and interest of $65,833, interest at an annual rate of 6.5%, due July, 2008, collateralized by the purchased assets (See Note 12)	3,250,037
License agreement payable, monthly payments of principal and interest of $24,800, interest at an annual rate of 4.75%, due June 1, 2011	1,177,263
Senior Notes payable to related parties, interest at an annual rate of 5%, due in full at April 30, 2006	500,000
Capital lease obligations	249,889
Other	4,901

Total debt	5,450,367
Less current maturities, including $500,000 to related parties	(1,273,908)

Long-term debt, net of current maturities	$4,176,459

      Senior notes payable to related parties in the amount of $500,000 plus accrued interest were paid in full in January 2006.
      In connection with the merger transaction in December 2005, convertible debt in the amount of $8,265,613, including accrued interest, was converted into membership interests in ProLink Solutions, LLC pursuant to the original conversion terms. Immediately upon conversion the membership interests were exchanged for common stock of Amalgamated Technologies, Inc.
      As of December 31, 2005, aggregate maturities for the long-term debt for the years ended December 31 are as follows:

2006	$1,273,908
2007	1,096,314
2008	2,230,789
2009	270,945
2010	284,099
Thereafter	294,312

Total	$5,450,367

ProLink Holdings Corp.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

5.	EQUIPMENT:
      Equipment, including capital lease equipment, consists of the following at December 31, 2005:

Office furniture and equipment	$91,485
Computer software and hardware	455,631
Machinery and equipment	76,143
Tooling and molds	51,830

675,089
Less accumulated depreciation	(190,904)

Equipment, net	$484,185

      Depreciation expense was $102,778 and $98,724 for 2005 and 2004, respectively.
6.     LONG-TERM ASSETS:
      Long-term assets consist of the following at December 31, 2005:

Patent license	$1,900,000
Less amortization	(464,894)

$1,435,106

Residual interests in equipment purchased from E-Z-Go (Note 12)	$1,889,571

      As of January 22, 2004 the Company obtained a non-exclusive, worldwide, paid-up right and license to exploit the licensed inventions for golf applications. The license is being amortized over the remaining life of the patent, which expires in 2011.

7.	ACCRUED LIABILITIES:
      Accrued liabilities consist of the following at December 31, 2005:

Wages, commissions and related benefits	$442,404
Professional fees	127,467
Accrued vendor liability	301,625
Accrued liability for predecessor claims	680,000
Interest	173,699
Other	136,615

Total Accrued Liabilities	$1,861,810

      As of December 31, 2005 the Company has accrued approximately $680,000 for probable future claims and expenses as a result of the bankruptcy filing of ParView, Inc. and probable claims from the creditors of ProLink, Inc., both predecessor companies. See Note 10 regarding litigation.
      On January 22, 2004 the Company executed a Management Services Agreement (see Note 2) which required the payment of management fees in exchange for advice and counsel from the management of predecessor companies. The Company recorded a liability as of January 22, 2004 equal to the present value of the payments due and payable through January 2006. The Management Services Agreement was cancelled pursuant to its terms by the Company in November 2005. The Company recorded a gain from the extinguishment of the liability for management fees as a result of the bankruptcy court terminating all

ProLink Holdings Corp.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
agreements and contracts for ParView, Inc. effective in October 2005 at which time the Company was legally relieved of its obligation to ParView.

8.	INTERNATIONAL REVENUE:
      International revenues were approximately $4,140,111 or 25.6% of total revenues for the period ended December 31, 2005 and were derived primarily from customers in Europe and Asia. Of total international revenues, approximately $1,928,460 or 11.9% of total revenues were to Elumina Iberica, the Company’s European distributor. The Company has no international assets.

9.	INCOME TAXES
      For the period through December 23, 2005 and for the period ended January 2, 2005 ProLink Solutions was a pass through entity for tax purposes and items of income and expense flowed through directly to its members. Accordingly, there was no material taxable income or loss and there are no operating losses or other carry-forward items for tax purposes. Net operating loss and other tax carry-forwards from Amalgamated cannot be utilized on a going forward basis due to a change in control.
      Deferred income taxes reflect the net tax effects of temporary differences between carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for tax purposes. At December 31, 2005 and January 1, 2005 the tax effects of temporary differences and carry forwards that give rise to deferred tax assets and liabilities are not material and would be reduced to zero with a full valuation allowance.

2005

Allowance for doubtful accounts	$536,000
Allowance for obsolete inventory	433,000
Employee compensation	92,750

Deferred tax asset	1,061,750
Valuation allowance for deferred taxes	(1,061,750)

Total	$—

      Accounting for income taxes requires significant judgments in estimating, among other things, the likelihood that the Company will realize the benefits of net operating loss carryforwards, the adequacy of valuation allowances and the development of valuation models used for measuring the values of certain transactions. In addition, the Company’s operations are subject to government regulations in the United States and in foreign countries in which the Company operates related to taxation. The judgments and estimates used by the Company are subject to challenge by domestic and foreign taxing authorities. The Company recognizes tax liabilities at such time as they are judged to be probable of being incurred and they can be reasonably estimated. It is possible that either foreign or domestic taxing authorities could challenge those judgments and estimates and draw conclusions that would cause the Company to incur tax liabilities in excess of those currently recorded.

ProLink Holdings Corp.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

10.	COMMITMENTS, CONCENTRATION AND CONTINGENCY:
      Leases — The Company leases various equipment and office space under operating leases. Approximate aggregate future commitments at December 31, 2005 under non-cancelable operating leases are as follows:

2006	$456,000
2007	336,000
2008	319,000

$1,111,000

      Rent expense for the periods ended December 31, 2005 and January 1, 2005 was $242,506 and $345,888, respectively.
      Litigation — On May 20, 2004 ParView filed a complaint against the Company, ProLink and others in the Twelfth Judicial Circuit Court, Sarasota County, State of Florida. ParView is an owner of the Company. The complaint alleges that the president of the Company, as an agent of ProLink, violated certain agreements that exist between the parties and he, and others, made false representations to ParView. The complaint seeks to rescind all agreements among the parties and return the parties to the status quo they had before the creation of the Company, and seeks other cures and remedies. The agreements provided for arbitration between the parties and a preliminary hearing was held on July 29, 2004 at which injunctive relief was ordered in favor of the Company, enjoining ParView from interfering with the Company’s customers, landlords, vendors, suppliers and other similarly situated such persons until further notice. On August 12, 2004, ParView filed for bankruptcy protection and the arbitration proceeding is being held in abeyance pending the outcome of the bankruptcy proceeding. The Company believes that it has other defenses against the allegations and that its claims against ParView are in excess of $2,000,000. In August 2005 the Court converted the ParView bankruptcy filing from Chapter 11 to Chapter 7 liquidation. On February 24, 2006, the bankruptcy court entered an order declaring ProLink and its bidding partner the winning bid for the assets of ParView out of the bankruptcy. On March 10, 2006 we closed on the purchase of these assets including the legal claims of ParView against ProLink, therefore this action will be terminated with prejudice.
      David Chessler, former president of ParView, Inc. filed a complaint against the Company to enforce a $175,000 claim as a result of a settlement with another party by Chessler for the same amount. The Company filed a counterclaim against Chessler for damages. On November 7, 2005 the Company, certain of its members, officers and related parties entered into an agreement with David Chessler and related parties to settle all disputes, arbitrations and litigations. Under the terms of the agreement Chessler obtained the right to sell and service a fixed and limited number of GPS units, which cannot be increased. Further, the agreement outlines Chessler’s future business activities in the GPS golf course industry. The rights created by the agreement that accrue to Chessler are not transferable or assignable in any way.
      On August 20, 2004, Inverrary Golf Club, LLC filed a complaint against the Company seeking to recover monies in excess of $15,000 purportedly due under various maintenance and service contracts entered into between Inverrary and ParView. On January 11, 2005 the Court dismissed this action without prejudice.
      The Company is a defendant in an action brought by Advantage Enterprises, Inc. The action arises out of a non-residential real property lease between ParView, Inc. and the predecessor of Advantage Enterprises, Inc. On October 21, 2005 the court granted the Company’s motion to dismiss but granted Advantage leave to amend. Total damages in the initial complaint were approximately $99,772 exclusive of interest, costs and fees. A mediation session has been set for April 26, 2006.
      On August 17, 2005 a demand for arbitration was filed by LA Lakeview Associates LP against Textron, Inc. demanding $23,500 plus costs, related to a Pay for Play agreement. The Company filed a claim against

ProLink Holdings Corp.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
Lakeview for $40,922 on September 28, 2005 asserting improper termination of the Pay for Play agreement. An arbitrator has not yet been appointed.
      On August 23, 2005 a complaint was filed by The Ade Group, Inc. against the Company and an employee after the Company filed an action to recover damages due to a lease default by The Ade Group, Inc. Claim amounts have not been specified.
      In November 2005, a suit was filed against us and our European distributor, Elumina Iberica Limited, in the Patents County Court in the UK by GPS Industries, Inc. (GPSI), a competing company. The suit alleges that the Company infringed on certain international patents owned or controlled by GPSI on systems sold in the United Kingdom. The alleged infringed patents relate to the use of differential GPS in connection with golf courses and covers both system and process claims. The Company does not believe that we infringe on any valid patents in domestic or international markets and it intends to vigorously defend ourselves and seek recovery of litigation costs from GPSI. ProLink filed its defense and counterclaim in this action on January 30, 2006 and also filed for security for its costs from GPSI as an impecunious plaintiff and we were awarded the sum of £40,000 at that time that was placed in trust with the court should GPSI lose the case. A case management conference was held on March 17, 2006 to, among other things, set a trial date and decide on further awards of security for costs. At the case management conference, the Company was awarded further security for costs in the amount of £150,000 and a trial date of November 15, 2006 was set. GPSI has asked for an injunction to prevent us from selling our systems in the United Kingdom and damages for past infringement. The level of monetary damages has not been specified.
      The Company is involved in other disputes arising in the ordinary course of business. Such disputes taken in the aggregate are not expected to have a material adverse impact on the Company. The Company has accrued amounts equal to its estimated losses that, in its judgment, it will incur as a result of these actions.

11.	STOCKHOLDERS’ EQUITY
      Private Placement of Securities — On December 30, 2005 ProLink Holdings Corp. entered into a Subscription Agreement with certain accredited investors whereby PHC completed a private placement offering of its common stock pursuant to Rule 506 of Regulation D of the Securities Act of 1933, as amended. Pursuant to the terms of the private placement PHC sold 3,500,000 shares of its common stock at a purchase price of $1.00 per share for aggregate gross proceeds of $3,500,000. Investment banking fees of $240,000 were paid in connection with the placement in addition to granting warrants to purchase 100,000 shares of PHC’s common stock at an exercise price of $1.80 per share. As of December 31, 2005 the amount of $3,260,000 was recorded as subscriptions receivable, which was collected in full in January 2006. The warrants issued for services in connection with the private placement had not been earned as of December 31, 2005 and therefore no expense has been recorded as of that date. The warrant will be recorded as additional offering expense.
      Stock Option Plans- In December 2005 the Company granted 9,338,538 non-qualified stock options to employees, which are summarized as follows:

		Exercise Price

Outstanding, beginning of period	—	—
Granted	4,980,638	$0.08
Granted	4,124,900	$1.55
Granted	233,000	$1.55
Exercised	—

Outstanding, December 31, 2005	9,338,538	$0.71

ProLink Holdings Corp.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      Non-qualified options were granted at a exercise prices of $.08 and $1.55,which was equal to the estimated fair value on the date of grant. All outstanding options were exercisable at December 31, 2005 except for the 233,000 options granted, which vest over three years ending December 31, 2008. All options expire in 2015, ten years from date of grant.
      Stock Purchase Warrants — During the year ended December 31, 2005 the Company issued a total of 2,180,121 warrants to purchase the Company’s common stock at prices ranging from $1.22 to 1.50 per share. All warrants were fully vested as of December 31, 2005. Of the total number of warrants issued, 1,336,468 were issued in connection with financing, 125,000 warrants were issued in payment of amounts owed and recorded by the Company as a liability, 618,653 warrants were issued to a director and 100,000 warrants were issued for services. In connection with the warrants issued for services the company recognized operating expense in the amount of $144,274. Warrants issued to settle accrued liabilities were valued at the amounts accrued.
      For the 1,336,468 warrants issued in connection with financing the Company has recorded interest expense in the fourth quarter in the amount of $40,000. At the time of the issuance of the financing warrants, ProLink was a private company. Accordingly, ProLink engaged an independent valuation expert who concluded that the fair value of the warrants was approximately $40,000, using the Black-Scholes calculation. This valuation is a significant estimate and was based upon a significant number of subjective variables as well as other relevant facts and circumstances surrounding the issuance of the warrants. The financial statements as of October 1, 2005 incorrectly stated that the warrants were issued at the time of the merger. Had interest expense been recorded in the period that ended October 1, 2005, the net loss would have increased from $1,688,891 to $1,728,891.

	Number of	Weighted
	Shares	Average
	Issuable	Exercise Price

Balance at January 1, 2005	—	—
Granted	2,180,121	$1.33
Exercised	—	—
Expired	—	—

Balance at December 31, 2005	2,180,121	$1.33

      The warrants expire at various dates from 2008 through 2015. The valuation was based upon a Black-Scholes calculation, assuming 3, 5 and 10 year lives, a risk free rate of return ranging from 3.64% to 4.58% and volatility of 125%.

12.	SALES AND MARKETING AND FINANCING AGREEMENTS
      E-Z-Go Sales and Marketing Agreement — In August 2000, ProLink entered into a sales and marketing agreement with E-Z-Go. As part of the agreement, E-Z-Go arranged for system sales to a financing company who then leased the systems to golf courses. ProLink receives its cost plus a standard markup, with the remaining profit split between ProLink and E-Z-Go. ProLink also receives 50% of the Pay-for-Play revenue generated from the lease, after deductions for finance company debt service, administration fee, and maintenance. The Company receives 70% of the administration fee and E-Z-Go receives 30% of the fee. The Company provides maintenance and service for these courses and receives compensation for these services.
      Purchase of Assets from E-Z-Go — On June 1, 2005 the Company purchased certain assets from E-Z-Go, a division of Textron, Inc. in exchange for cash and notes. The Company purchased 2,945 ProLink video display units and roofs, 900 ProLink computer units, the assignment of 24 golf lease contracts in default at the time of the transaction and E-Z-Go’s residual interest in all ProLink and ParView systems that were

ProLink Holdings Corp.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
leased under leases that have matured prior to the date of the agreement or are in default as of March 25, 2005 and E-Z-Go’s residual interest in all ProLink and Parview systems that are leased under leases that mature without default in the future. The asset purchase was allocated $416,160 to inventory, $153,000 to service inventory, $1,889,571 to residual interests in leased GPS systems installed at golf courses and $1,143,723 to satisfy an obligation of ProLink, Inc, a predecessor company.
      Under the terms of the agreement, the Company agreed to pay to E-Z-Go $200,000 at the closing, $50,000 within 60 days of the closing and thereafter 36 consecutive monthly payments of $65,833.33 beginning June 15, 2005 and continuing on the 15th of each month thereafter. The Company shall make a final payment of $1,580,012. The Company is entitled to scheduled discounts from $500,000 to $1,200,000 if the note is paid in full prior to maturity. E-Z-Go retains a security interest in the purchased assets.
      Financing Agreement — The Company and E-Z-Go were parties to a financing arrangement with an independent third party, NC Golf (NCG), a division of National City Bank. This agreement expired as of December 31, 2005. Under the agreement, NCG obtained the right of first refusal to finance new sales. All NCG Pay for Play leases will be placed in a pool. The Company has provided NCG a limited guarantee of the performance of the Pay for Play leases in the portfolio (The Limited Guarantee). The Limited Guarantee is reduced in future years if certain performance conditions are met. The Company has deferred revenues in an amount equal to the maximum amount due under the Limited Guarantee. The Company and E-Z-Go have also agreed to remarket, on a best efforts basis, any course assets that do not meet minimum performance criteria. The Company will be compensated for any remarketing activity.
      During the term of the lease, all Pay for Play revenue after payment of “debt service” and a monthly processing fee of $7,500 is deposited into an escrow account. “Debt Service” is defined as the amount needed to amortize to zero PFG’s purchase costs plus a rate of return, over the life of the lease. Funds will be released from escrow when the minimum reserve amount (less amounts paid by E-Z-Go or the Company) is accumulated in the escrow account. After payment of the service and administration cost, any remaining funds will be distributed 90% to the Company and 10% to NCG. If course assets are sold, any residual amount after payment of debt service (if any is owed) will be distributed under the same formula.
      For the period ended December 31, 2005, the majority of the Company’s revenues from domestic sales of PSL Systems were generated under the NCG agreement. As of December 31, 2005 and 2004, accounts receivable from NCG for maintenance and service fees due from pool leases were reserved in the amounts of $251,319 and $588,818, respectively, as the maximum reserve amount had not yet been accumulated in an escrow account. Amounts reserved for maintenance and service fees due from the Pay for Play lease pool are recorded as a reduction of revenue on the statement of operations

13.	SUBSEQUENT EVENTS
      Private Placement of Securities — On January 13, 2006 the Company entered into a subscription agreement with certain accredited investors whereby it completed a private placement offering of its common stock pursuant to Rule 506 of Regulation D of the Securities Act of 1933, as amended. Pursuant to the terms of the private placement the Company sold 500,000 shares of its common stock at a purchase price of $1.00 per share for aggregate gross proceeds of $500,000. Investment banking fees of $40,000 were paid in connection with the placement.
      On March 31, 2006, the Company entered into a subscription agreement with certain accredited investors whereby the Company completed a private placement offering of its common stock pursuant to Rule 506 of Regulation D of the Securities Act of 1933, as amended. Pursuant to the terms of the private placement, the Company sold 500,000 shares of its Common Stock at a purchase price of $1.00 per share for aggregate gross proceeds of $500,000. No investment banking fees were paid in connection with this placement.

ProLink Holdings Corp.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      Asset Acquisition — On February 23, 2006, the operating subsidiary, ProLink Solutions, LLC agreed to purchase certain assets from the bankruptcy estate of Parview, Inc. and certain other assets held by David S. Band and Stanley B. Kane, as co-trustees of the Putters Loan Trust. Pursuant to the Purchase and Sale Agreement between Signal Systems Associates LLC (“SSA”), the Company will pay the Seller an aggregate of $1,625,000 for (i) the Seller’s right to purchase certain assets from the bankruptcy estate of Parview, Inc., which assets included, among other things, approximately 125 lease residuals, equipment and membership interests in the Company and (ii) certain lease residual payments and certain GPS equipment from David S. Band and Stanley B. Kane, as co-trustees of the Putters Loan Trust (an affiliate of SSA) (the “Additional Assets”). The Parview Assets were the subject of an auction conducted by the United States Bankruptcy Court, Middle District of Florida, Tampa Division. SSA was the successful bidder at the auction with a successful bid price of $475,000 (which will be paid by the Company and is in addition to the $1,625,000 purchase price being paid to Seller). $500,000 of the purchase price will be paid by delivery of the Company’s promissory note, in the principal amount of $500,000, with interest at the rate of 15%, payable (interest only) monthly beginning on March 22, 2006 and ending on August 22, 2006 when all outstanding principal and interest becomes due and payable. The $500,000 promissory note is collateralized by a Security Agreement with the Parview Assets serving as collateral.
      Part of the Parview Assets consisted of the remaining approximate 1.5% interest of ProLink Solutions, LLC not owned by ProLink Holdings Corp. As a result of the acquisition of the Parview Assets, ProLink Solutions, LLC will be a 100% wholly-owned subsidiary of ProLink Holdings Corp.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
Item 24. Indemnification of Directors and Officers
     Our Certificate and By-laws contain provisions eliminating the personal liability of a director to the company and its stockholders for certain breaches of his or her fiduciary duty of care as a director. This provision does not, however, eliminate or limit the personal liability of a director (i) for any breach of such director’s duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Delaware statutory provisions making directors personally liable, under a negligence standard, for unlawful dividends or unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. This provision offers persons who serve on the Board of Directors of the Company protection against awards of monetary damages resulting from breaches of their duty of care (except as indicated above), including grossly negligent business decisions made in connection with takeover proposals for the Company. As a result of this provision, the ability of the Company or a stockholder thereof to successfully prosecute an action against a director for a breach of his duty of care has been limited. However, the provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director’s breach of his duty of care. The Securities and Exchange Commission (the “Commission”) has taken the position that the provision will have no effect on claims arising under the federal securities laws.
     In addition, the Certificate and By-Laws provide mandatory indemnification rights, subject to limited exceptions, to any person who was or is party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. Such indemnification rights include reimbursement for expenses incurred by such person in advance of the final disposition of such proceeding in accordance with the applicable provisions of the Delaware General Corporation Law.
Item 25. Other Expenses of Issuance and Distribution
     We estimate that expenses in connection with the distribution described in this registration statement (other than brokerage commissions, discounts or other expenses relating to the sale of the shares by the selling stockholders) will be as set forth below. We will pay all of the expenses with respect to the distribution, and such amounts, with the exception of the Securities and Exchange Commission registration fee, are estimates.

SEC registration fee	$874.57
Accounting fees and expenses	$25,000
Legal fees and expenses	$35,000
Printing and related expenses	$5,000
Transfer agent fees and expenses	$0
Miscellaneous	$1,125.43
Total	$67,000
Item 26. Recent Sales of Unregistered Securities
     On October 12, 2006, we closed on the sale of a series of notes due April 11, 2007 in the aggregate amount of $4,500,000 with certain accredited investors in reliance upon Section 4(2) the

Securities Act of 1933, as amended (the “Securities Act”). We accepted the signature pages from the holders on October 11, 2006. In addition the holders were granted warrants to purchase 931,038 shares of the common stock of the company which number represents 30% of the quotient of the face value of the notes and the closing bid price of the common stock on the date of closing. The warrants have an exercise price of $1.45 and expire in October 2011. The notes were sold pursuant to a Securities Purchase Agreement that provides for registration rights for the resale of the shares underlying the warrants and any shares issued to the holders as interest payments, on such form of registration statement that is appropriate for such purpose.
     In a closing on January 8, 2007, and an additional closing on January 23, 2007, we issued to certain investors in a private offering an aggregate of 1,142 shares of our Series C Convertible Preferred Stock, par value $0.001 per share, and 24 five-year warrants to acquire up to 4,225,400 shares of our common stock, par value $0.0001 per share, at an exercise price equal to $1.40 per share, for gross proceeds to us of $11,420,000. The preferred stock and warrants were sold pursuant to a Securities Purchase Agreement. Additionally a Registration Rights Agreement provides for registration rights for the resale of the shares of common stock underlying the preferred stock sold in the offering and the shares of common stock issuable upon exercise of the warrants.
Item 27. Exhibits
     The following exhibits are filed with this registration statement, or incorporated by reference as noted:

Exhibit
Number	Description
3.1	Certificate of Incorporation of United Health Management, Inc., as filed with the Secretary of State of the State of Delaware on March 7, 1996, and subsequently amended (21).

3.2	Certificate of Ownership and Merger as filed with the Secretary of State of the State of Delaware on January 20, 2006 and effective as of 12:01 a.m. on January 23, 2006 (1)

3.3	Certificate of Designation, Preferences and Rights of Series C Convertible Preferred Stock, filed with the Secretary of State of the State of Delaware on December 29, 2006 (19)

3.4	Certificate of Amendment to the Certificate of Designation, Preferences and Rights of Series C Convertible Preferred Stock, filed with the Secretary of State of the State of the State of Delaware on January 3, 2007 (19)

3.5	By-laws of Prolink Holdings Corp.

Exhibit
Number	Description
4.1	Form of Common Stock certificate*

4.2	Form of Warrant for the Purchase of Shares of Common Stock issued by the Company (5)

4.3	Form of Senior Secured Note due April 11, 2007 (5)

4.4	Form of Warrant to Purchase Common Stock of the Company (6)

4.5	Form of Warrant to Purchase Common Stock of the Company (19)

4.6	Form of Warrant to Purchase Common Stock of the Company (20)

5.1	Opinion of counsel as to legality of the securities being registered*

10.1	Settlement Agreement, dated October 26, 2006, 2006, by and among GPS Industries, Inc., ProLink Solutions LLC, Elumina Iberica S.A. and Elumina Iberica Limited (7)

10.2	Promissory Note dated June 30, 2006 (10)

10.3	Intellectual Property Security Agreement dated June 30, 2006 (10)

10.4	Waiver Agreement with Comerica Bank, dated August 11, 2006 (10)

10.5	Loan and Security Agreement with Comerica Bank dated June 30, 2006 (10)

10.6	Loan and Security Agreement by and among Comerica Bank, ProLink Holdings Corp. and ProLink Solutions LLC, dated October 23, 2006 (8)

10.7	Securities Purchase Agreement dated as of October 10, 2006 (5)

10.8	Security Agreement dated as of October 10, 2006 (5)

10.9	Security Agreement, dated as of February 23, 2006, by ProLink Solutions, LLC issued to David S. Band and Stanley B. Kane, as co-trustees of the Putters Loan Trust (17)

10.10	Purchase and Sale Agreement between Signal Systems Associates LLC (“SSA”), the entities described in Exhibit A attached thereto and ProLink Solutions, LLC (17)

Exhibit
Number	Description
10.11	Term Note, issued by ProLink Holdings Corp. and ProLink Solutions LLC, dated October 23, 2006 (8)

10.12	Revolving Promissory Note, issued by ProLink Holdings Corp. and ProLink Solutions LLC, dated October 23, 2006 (8)

10.13	Revolving Promissory Note, issued by ProLink Solutions LLC in favor of FOC Financial Limited Partnership, dated September 18, 2006 (9)

10.14	Revolving Promissory Note, in the Maximum Principal Amount of $1,000,000, Made by ProLink Solutions, LLC in favor of FOC Financial Limited Partnership, dated May 6, 2005 (3)

10.15	Commercial Promissory Note, dated February 23, 2006, by ProLink Solutions, LLC issued to David S. Band and Stanley B. Kane, as co-trustees of the Putters Loan Trust (17)

10.16	Letter Factoring Agreement between the Company’s wholly-owned subsidiary ProLink Solutions, LLC and FOC Financial L.P., dated September 18, 2006 (9)

10.17	Letter Agreement, by and between ProLink Solutions, LLC and FOC Financial Limited Partnership, dated May 6, 2005, Regarding $1,000,000 Revolving Line of Credit (3)

10.18	Amended and Restated Exclusive Licensing and Distribution Agreement with Elumina Iberica, S.A., dated May 8, 2006 (11)

10.19	License Agreement, by and between ProLink/ParView, LLC and Optimal Golf Solutions, Inc., dated January 22, 2004 (3)

10.20	Exclusive Licensing and Distribution Agreement, by and between ProLink/ParView, LLC and Elumina Iberica SA, dated October 29, 2004 (3)

10.21	Subscription Agreement between the Company and Investors, dated March 31, 2006 (13)

10.22	Subscription Agreement between the Company and Purchasers, dated as of March 15, 2005 (14)

10.23	Subscription Agreement between Amalgamated Technologies and Investors, dated January 13, 2006 (15)

Exhibit
Number	Description
10.24	Subscription Agreement, dated as of December 30, 2005 between Amalgamated Technologies, Inc. and investors (16)

10.25	Contribution Agreement between Amalgamated Technologies, Inc.and ProLink Solutions, LLC, dated December 23, 2005 (3)

10.26	Severance Agreement and Consulting Agreement with Charles Sherman dated September 18, 2006 (9)

10.27	Compensation Agreement with Michael S. Browne, CPA (CFO) dated July 18, 2006** (8)

10.28	Consulting Agreement with Mr. Andrew L. Wing, the Company’s director, dated July 10, 2006** (4)

10.29	Management Agreement, by and between ProLink/ParView, LLC and FOC Financial Limited Partnership, dated January 23, 2004 (3)

10.30	Amendment 1 to Management Agreement, by and between ProLink/ParView, LLC and FOC Financial Limited Partnership, dated January 23, 2004 (3)

10.31	Amendment 2 to Management Agreement, by and between ProLink/ParView, LLC and FOC Financial Limited Partnership, dated January 23, 2004 (3)

10.32	Amendment 3 to Management Agreement, by and between ProLink/ParView, LLC and FOC Financial Limited Partnership, dated January 23, 2004 (3)

10.33	Amended and Restated Sales and Marketing Agreement, by and between ProLink, Inc. and Textron Inc., dated April 2002 (3)

10.34	Offer Letter of Employment by ProLink Solutions, LLC, to Barry Sullivan, dated May 20, 2005** (3)

10.35	Offer Letter of Employment by ProLink Solutions, LLC, to Danny Lam, dated August 22, 2005** (3)

10.36	Offer Letter of Employment by ProLink Solutions, LLC, to Dave Gomez, dated September 6, 2005** (3)

10.37	Offer Letter of Employment by ProLink Solutions, LLC, to Chuck Sherman, dated April 1, 2005** (3)

10.38	Amalgamated Technologies, Inc. 2005 Employee, Director and Consultant Stock Plan** (3)(12)

10.39	Form of Amalgamated Technologies, Inc. Non-Qualified Stock Option Agreement** (3)

10.40	Securities Purchase Agreement dated as of December 31, 2006 (19)

Exhibit
Number	Description
10.41	Securities Purchase Agreement dated as of January 23, 2007 (20)

10.42	Registration Rights Agreement dated as of January 8, 2007 (19)

10.43	Registration Rights Agreement dated as of January 23, 2007 (20)

10.44	ProLink Holdings Corp. 2006 Employee, Director and Consultant Stock Plan (18)

10.45	Non-Qualified Stock Option Agreement (18)

23.1	Consent of Hein & Associates LLP, independent auditors.

23.2	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (Included in opinion of counsel filed as Exhibit 5.1).*

24.1	Power of Attorney (See “Power of Attorney” on signature page).

*	To be filed by amendment.

**	Denotes a management contract or compensatory plan or arrangement.
(1) Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 26, 2006, which exhibit is hereby incorporated herein by reference.
(2) Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 4, 2004, which exhibit is hereby incorporated herein by reference.
(3) Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 23, 2005, which exhibit is hereby incorporated herein by reference.

(4) Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 13, 2006, which exhibit is hereby incorporated herein by reference.
(5) Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 17, 2006, which exhibit is hereby incorporated herein by reference.
(6) Previously filed as an exhibit to the Company’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on April 17, 2006, which exhibit is hereby incorporated herein by reference.
(7) Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 31, 2006, which exhibit is hereby incorporated herein by reference.
(8) Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 27, 2006, which exhibit is hereby incorporated herein by reference.
(9) Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 19, 2006, which exhibit is hereby incorporated herein by reference.
(10) Previously filed as an exhibit to the Company’s Quarterly Report on Form 10-QSB/A filed with the Securities and Exchange Commission on August 15, 2006, which exhibit is hereby incorporated herein by reference.
(11) Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 12, 2006, which exhibit is hereby incorporated herein by reference.
(12) Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 29, 2006, which exhibit is hereby incorporated herein by reference.
(13) Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 04, 2006, which exhibit is hereby incorporated herein by reference.
(14) Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 21, 2005, which exhibit is hereby incorporated herein by reference.
(15) Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 18, 2006, which exhibit is hereby incorporated herein by reference.

(16) Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 06, 2006, which exhibit is hereby incorporated herein by reference.
(17) Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 01, 2006, which exhibit is hereby incorporated herein by reference.
(18) Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 26, 2006, which exhibit is hereby incorporated herein by reference.
(19) Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 8, 2007, which exhibit is hereby incorporated herein by reference.
(20) Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 29, 2007, which exhibit is hereby incorporated herein by reference.
(21) Previously filed as an exhibit to the Company’s 10SB12G filed with the Securities and Exchange Commission on October 30, 1998, which exhibit is hereby incorporated herein by reference.
Item 28. Undertakings
     The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum aggregate offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
     The undersigned registrant hereby undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
     (iii) The portion of any other free writing prospectus relating to the offering constraining material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
     In accordance the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirement for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chandler, Arizona on February 9, 2007.

PROLINK HOLDINGS CORP.
Date: February 9, 2007	By:	/s/ Lawrence D. Bain
Lawrence D. Bain, President and Chief Executive Officer

POWER OF ATTORNEY
     We, the undersigned officers and directors of ProLink Holdings Corp., hereby severally constitute and appoint Lawrence D. Bain our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date
/s/ Steven D. Fisher Steven D. Fisher	Chairman of the Board	February 9, 2007

s/ Lawrence D. Bain Lawrence D. Bain	President and Chief Executive Officer and Director	February 9, 2007

/s/ Michael S. Browne Michael S. Browne	Chief Financial Officer	February 9, 2007

/s/ Jay Wolf Jay Wolf	Director	February 9, 2007

Signature	Title	Date
/s/ Robert Ellin Robert Ellin	Director	February 9, 2007

/s/ Barry I. Regenstein Barry I. Regenstein	Director	February 9, 2007

/s/ Andrew Wing Andrew Wing	Director	February 9, 2007

/s/ William D. Fugazy, Jr. William D. Fugazy, Jr.	Director	February 9, 2007

Exhibit Index

Exhibit		Page
Number	Description	Number
3.1	Certificate of Incorporation of United Health Management, Inc., filed with the Secretary of State of the State of Delaware on March 7, 1996 and subsequently as amended. (21)

3.2	Certificate of Ownership and Merger as filed with the Secretary of State of the State of Delaware on January 20, 2006 and effective as of 12:01 a.m. on January 23, 2006 (1)

3.3	Certificate of Designation, Preferences and Rights of Series C Convertible Preferred Stock, filed with the Secretary of State of the State of Delaware on December 29, 2006 (19)

3.4	Certificate of Amendment to the Certificate of Designation, Preferences and Rights of Series C Convertible Preferred Stock, filed with the Secretary of State of the State of the State of Delaware on January 3, 2007 (19)

3.5	By-laws of Prolink Holdings Corp.	A-1

4.1	Form of Common Stock certificate*

4.2	Form of Warrant for the Purchase of Shares of Common Stock issued by the Company (5)

4.3	Form of Senior Secured Note due April 11, 2007 (5)

4.4	Form of Warrant to Purchase Common Stock of the Company (6)

4.5	Form of Warrant to Purchase Common Stock of the Company (19)

4.6	Form of Warrant to Purchase Common Stock of the Company (20)

5.1	Opinion of counsel as to legality of the securities being registered*

10.1	Settlement Agreement, dated October 26, 2006, 2006, by and among GPS Industries, Inc., ProLink Solutions LLC, Elumina Iberica S.A. and Elumina Iberica Limited (7)

10.2	Promissory Note dated June 30, 2006 (10)

10.3	Intellectual Property Security Agreement dated June 30, 2006 (10)

10.4	Waiver Agreement with Comerica Bank, dated August 11, 2006 (10)

10.5	Loan and Security Agreement with Comerica Bank dated June 30, 2006 (10)

10.6	Loan and Security Agreement by and among Comerica Bank, ProLink Holdings Corp. and ProLink Solutions LLC, dated October 23, 2006 (8)

10.7	Securities Purchase Agreement dated as of October 10, 2006 (5)

10.8	Security Agreement dated as of October 10, 2006 (5)

10.9	Security Agreement, dated as of February 23, 2006, by ProLink Solutions, LLC issued to David S. Band and Stanley B. Kane, as co-trustees of the Putters Loan Trust (17)

10.10	Purchase and Sale Agreement between Signal Systems Associates LLC (“SSA”), the entities described in Exhibit A attached thereto and ProLink Solutions, LLC (17)

10.11	Term Note, issued by ProLink Holdings Corp. and ProLink Solutions LLC, dated October 23, 2006 (8)

10.12	Revolving Promissory Note, issued by ProLink Holdings Corp. and ProLink Solutions LLC, dated October 23, 2006 (8)

10.13	Revolving Promissory Note, issued by ProLink Solutions LLC in favor of FOC Financial Limited Partnership, dated September 18, 2006 (9)

10.14	Revolving Promissory Note, in the Maximum Principal Amount of $1,000,000, Made by ProLink Solutions, LLC in favor of FOC Financial Limited Partnership, dated May 6, 2005 (3)

10.15	Commercial Promissory Note, dated February 23, 2006, by ProLink Solutions, LLC issued to David S. Band and Stanley B. Kane, as co-trustees of the Putters Loan Trust (17)

10.16	Letter Factoring Agreement between the Company’s wholly-owned subsidiary ProLink Solutions, LLC and FOC Financial L.P., dated September 18, 2006 (9)

10.17	Letter Agreement, by and between ProLink Solutions, LLC and FOC Financial Limited Partnership, dated May 6, 2005, Regarding $1,000,000 Revolving Line of Credit (3)

10.18	Amended and Restated Exclusive Licensing and Distribution Agreement with Elumina Iberica, S.A., dated May 8, 2006 (11)

10.19	License Agreement, by and between ProLink/ParView, LLC and Optimal Golf Solutions, Inc., dated January 22, 2004 (3)

10.20	Exclusive Licensing and Distribution Agreement, by and between ProLink/ParView, LLC and Elumina Iberica SA, dated October 29, 2004 (3)

10.21	Subscription Agreement between the Company and Investors, dated March 31, 2006 (13)

10.22	Subscription Agreement between the Company and Purchasers, dated as of March 15, 2005 (14)

10.23	Subscription Agreement between Amalgamated Technologies and Investors, dated January 13, 2006 (15)

10.24	Subscription Agreement, dated as of December 30, 2005 between Amalgamated Technologies, Inc. and investors (16)

10.25	Contribution Agreement between Amalgamated Technologies, Inc.and ProLink Solutions, LLC, dated December 23, 2005 (3)

10.26	Severance Agreement and Consulting Agreement with Charles Sherman dated September 18, 2006 (9)

10.27	Compensation Agreement with Michael S. Browne, CPA (CFO) dated July 18, 2006** (8)

10.28	Consulting Agreement with Mr. Andrew L. Wing, the Company’s director, dated July 10, 2006** (4)

10.29	Management Agreement, by and between ProLink/ParView, LLC and FOC Financial Limited Partnership, dated January 23, 2004 (3)

10.30	Amendment 1 to Management Agreement, by and between ProLink/ParView, LLC and FOC Financial Limited Partnership, dated January 23, 2004 (3)

10.31	Amendment 2 to Management Agreement, by and between ProLink/ParView, LLC and FOC Financial Limited Partnership, dated January 23, 2004 (3)

10.32	Amendment 3 to Management Agreement, by and between ProLink/ParView, LLC and FOC Financial Limited Partnership, dated January 23, 2004 (3)

10.33	Amended and Restated Sales and Marketing Agreement, by and between ProLink, Inc. and Textron Inc., dated April 2002 (3)

10.34	Offer Letter of Employment by ProLink Solutions, LLC, to Barry Sullivan, dated May 20, 2005** (3)

10.35	Offer Letter of Employment by ProLink Solutions, LLC, to Danny Lam, dated August 22, 2005** (3)

10.36	Offer Letter of Employment by ProLink Solutions, LLC, to Dave Gomez, dated September 6, 2005** (3)

10.37	Offer Letter of Employment by ProLink Solutions, LLC, to Chuck Sherman, dated April 1, 2005** (3)

10.38	Amalgamated Technologies, Inc. 2005 Employee, Director and Consultant Stock Plan** (3)(12)

10.39	Form of Amalgamated Technologies, Inc. Non-Qualified Stock Option Agreement** (3)

10.40	Securities Purchase Agreement dated as of December 31, 2006 (19)

10.41	Securities Purchase Agreement dated as of January 23, 2007 (20)

10.42	Registration Rights Agreement dated as of January 8, 2007 (19)

10.43	Registration Rights Agreement dated as of January 23, 2007 (20)

10.44	ProLink Holdings Corp. 2006 Employee, Director and Consultant Stock Plan (18)

10.45	Non-Qualified Stock Option Agreement (18)

23.1	Consent of Hein & Associates LLP, independent auditors.	B-1

23.2	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (Included in opinion of counsel filed as Exhibit 5.1).

24.1	Power of Attorney (See “Power of Attorney” on signature page).

*	To be filed by amendment.
**	Denotes a management contract or compensatory plan or arrangement.
(1) Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 26, 2006, which exhibit is hereby incorporated herein by reference.
(2) Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 4, 2004, which exhibit is hereby incorporated herein by reference.
(3) Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 23, 2005, which exhibit is hereby incorporated herein by reference.
(4) Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 13, 2006, which exhibit is hereby incorporated herein by reference.
(5) Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 17, 2006, which exhibit is hereby incorporated herein by reference.
(6) Previously filed as an exhibit to the Company’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on April 17, 2006, which exhibit is hereby incorporated herein by reference.
(7) Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 31, 2006, which exhibit is hereby incorporated herein by reference.
(8) Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 27, 2006, which exhibit is hereby incorporated herein by reference.
(9) Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 19, 2006, which exhibit is hereby incorporated herein by reference.
(10) Previously filed as an exhibit to the Company’s Quarterly Report on Form 10-QSB/A filed with the Securities and Exchange Commission on August 15, 2006, which exhibit is hereby incorporated herein by reference.
(11) Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 12, 2006, which exhibit is hereby incorporated herein by reference.
(12) Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 29, 2006, which exhibit is hereby incorporated herein by reference.
(13) Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 04, 2006, which exhibit is hereby incorporated herein by reference.
(14) Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 21, 2005, which exhibit is hereby incorporated herein by reference.
(15) Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 18, 2006, which exhibit is hereby incorporated herein by reference.
(16) Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 06, 2006, which exhibit is hereby incorporated herein by reference.
(17) Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 01, 2006, which exhibit is hereby incorporated herein by reference.
(18) Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 26, 2006, which exhibit is hereby incorporated herein by reference.
(19) Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 8, 2007, which exhibit is hereby incorporated herein by reference.
(20) Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 29, 2007, which exhibit is hereby incorporated herein by reference.
(21) Previously filed as an exhibit to the Company’s 10SB12G filed with the Securities and Exchange Commission on October 30, 1998, which exhibit is hereby incorporated herein by reference.